UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Unum Group
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2020 Proxy Statement

Notice of Annual Meeting of Shareholders

Thursday, May 28, 2020

We are furnishing proxy materials, including this proxy statement, in connection with the solicitation of proxies on behalf of the Board of Directors, to be voted at the 2020 Annual Meeting of Shareholders of Unum Group and at any adjournment or postponement thereof. Our proxy materials are first being mailed and made available electronically to shareholders on or about April 16, 2020.

    2020 PROXY STATEMENT

A LETTER FROM OUR BOARD OF DIRECTORS

April 16, 2020
Dear Fellow Shareholder:
At Unum, our purpose is to help the working world thrive throughout life's moments. Today, 39 million employees and their families turn to Unum for their financial protection, and the $7.5 billion in benefits we paid last year helped safeguard millions of people during some of the most difficult moments of their lives. We also partner with more than 180,000 companies to protect and retain their employees and navigate today's complex leave laws.
Our commitment to serving the needs of our customers translated into another profitable year at Unum. In 2019, we delivered net income of $5.24 per share and our 14th consecutive year of growth in after-tax adjusted operating earnings per share based on revenue of $12 billion. In the process, we generated significant capital for our core businesses, returned nearly $630 million to our investors and saw shareholder equity grow. These accomplishments have positioned the company well to invest in our long-term success.
Unum is committed to reaching more people with our valuable coverage. Over the last few years, we’ve invested to expand our product offerings and geographic footprint. In the U.S., our dental and vision expansion is deepening our relationships with existing clients and opening doors with new customers. In Europe, we're growing our voluntary business in the U.K. through our new consumer-focused Benni platform and expanding into the Polish market. We continue to make investments in technology and people to enhance the experience for our customers.
We also took the important step earlier this year to appoint a chief operating officer (COO) for the enterprise to help us better navigate the opportunities ahead. Our goal with the COO role is to build on our significant past successes while better leveraging our knowledge and capabilities across the enterprise. We believe this and other changes will better align our resources with strategic goals and enable us to accelerate growth, improve outcomes for customers and strengthen our value proposition.
In spite of delivering consistent profitability over more than a decade, total shareholder return (TSR) lagged our peers and the broader market as we face continued negative investor perceptions surrounding the long-term care (LTC) industry and concerns about the ongoing impact of historically low interest rates on our sector. We believe this does not reflect the continued strong financial and operational performance of our core businesses or the closed LTC block. The leadership team at Unum has and will continue to actively manage our LTC business moving forward based on actuarial assumptions and LTC performance over time.
Through our continued focus on this block and our history of strong performance in our core business operations, we're confident that the market will recognize the significant value of Unum as an investment over the long term.
Like others, we also face uncertainty as the ongoing coronavirus pandemic causes significant disruption to global markets and business. As we have from the start, we continue to prioritize the health and safety of our people while ensuring we meet the heightened needs of our customers. Technology upgrades we have made over the last few years, along with our robust business continuity planning process, have allowed us to quickly adjust to the changing dynamics of the outbreak and continue delivering on our commitments.
As a Board, we're committed to representing the interests of our shareholders and driving Unum's long-term success through good corporate governance. We take a thorough approach to governance that assesses performance and risk, demands regulatory compliance, and provides oversight of compensation, investment activity and other financial matters. Additionally, we conduct a regular outreach and engagement program that ensures we receive valuable feedback from shareholders on a variety of topics.

2020 PROXY STATEMENT

A LETTER FROM OUR BOARD OF DIRECTORS

More broadly, we - and the entire leadership team at Unum - recognize the obligations we have to all our key stakeholders, including customers, employees, suppliers, communities and shareholders, and we strive to deliver on those commitments. This focus on doing the right thing and making a difference also guides our approach to sustainability and social responsibility. We advocate for greater access to benefits because the need in our society is real. We work to make our local communities better places to live. We reduce the impact we have on our environment because it improves the quality of the world around us.
Operating with integrity and compassion is deeply embedded in our culture. Our We Are Unum principles as well as our Code of Conduct are important guides for how our employees approach their work each day. As a Board, we monitor Unum's culture through feedback from employee engagement surveys, the ethics hotline and other methods to enable us to remain true to our values. We also invest in our people - including striving for inclusion and smart succession planning throughout the organization - because our employees are the ones who deliver on our promises today and in the years ahead.
All told, 2019 was a good year for Unum. Our focus on enhancing our customer experience, improving our operating effectiveness and expanding our reach into new markets delivered strong financial results and supported the capital needs of our business. As a result, we’re confident Unum is well-positioned for the longer term.
On behalf of the 10,000 employees and entire leadership team at Unum, thank you for your continued support of our company.

    2020 PROXY STATEMENT

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

DATE: Thursday, May 28, 2020
TIME: 10:00 a.m. Eastern Daylight Time
VIRTUAL MEETING SITE:
The 2020 Annual Meeting of Shareholders of Unum Group (the "company") will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/UNM2020.
In light of ongoing developments related to the coronavirus (COVID-19) and after careful consideration, the Board of Directors has determined to hold a virtual-only annual meeting to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We believe this is the right choice for the company at this time, as it enables engagement with our shareholders, regardless of size, resources or physical location, while safeguarding the health and wellbeing of our shareholders, employees, and members of the Board and management. We are committed to ensuring shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/UNM2020.
HOW TO ACCESS THE VIRTUAL MEETING:
To attend the virtual meeting, you will need the 16-digit control number included on your Notice Regarding the Internet Availability of Proxy Materials ("Notice"), proxy card, or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on May 28, 2020. We encourage you to access the meeting prior to the start time. Online check-in will begin approximately 15 minutes prior to the start time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.
WHO CAN VOTE:
Shareholders of record of the company’s common stock (NYSE: UNM) at the close of business on March 30, 2020, are entitled to vote at the meeting and any adjournment or postponement of the meeting.

VOTING ITEMS	Pg. #
Election of Directors	99

Advisory Vote to Approve Executive Compensation	99

Ratification of Appointment of Independent Public Accounting Firm	100

Approval of the Unum Group 2020 Employee Stock Purchase Plan	101

Approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021	105
In addition to the voting items listed above, shareholders will transact any other business that may properly come before the meeting or any adjournment or postponement thereof. There will also be a report on the company's business.
HOW TO VOTE:
Your vote is important. We encourage you to vote your shares as soon as possible, even if you plan to attend the meeting online. By following the instructions below, you may vote via the internet, by telephone, or, if you have received a printed version of these proxy materials, by mail. You will need the 16-digit control number included on your Notice, proxy card, or voting instruction form.
Internet	www.proxyvote.com (if in advance of meeting) Deadline: 11:59 p.m. Eastern Daylight Time, May 27, 2020 You may also vote your shares during the meeting at www.virtualshareholdermeeting.com/UNM2020.
Telephone	1-800-690-6903 or the telephone number on your voting instruction form Deadline: 11:59 p.m. Eastern Daylight Time,May 27, 2020
Mail	Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood, NY 11717 Receipt due by close of business day on May 27, 2020
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 28, 2020: The proxy statement and annual report to shareholders are available at www.proxyvote.com.
J. Paul Jullienne Vice President, Managing Counsel and Corporate Secretary April 16, 2020

2020 PROXY STATEMENT    1

A NOTE ABOUT NON-GAAP MEASURES

A NOTE ABOUT NON-GAAP MEASURES
In this proxy statement, we present certain measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States of America (GAAP), which we use for purposes of setting executive compensation and evaluating our performance. Non-GAAP financial measures exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP, which are set forth below:
GAAP MEASURES ($ in millions, except per share data)
	Year Ended December 31
	2019	2018	2017
Net Income	$1,100.3	$523.4	$994.2
Net Income per share*	$5.24	$2.38	$4.37
Total Stockholders' Equity (book value)	$9,965.0	$8,621.8	$9,574.9
Total Stockholders' Equity (book value) per share	$49.10	$40.19	$43.02
Return on Equity	11.8%	5.8%	10.7%
* Assuming dilution
This proxy statement refers to the following non-GAAP financial measures, which we believe are helpful performance measures and indicators of revenue, profitability and underlying trends in our business:
•
After-tax adjusted operating income or loss, which excludes realized investment gains or losses, and certain other items, as applicable, which are discussed in “Executive Summary” in Part II Item 7 of our 2019 Annual Report on Form 10-K;

•
Adjusted operating return on equity, which is calculated using after-tax adjusted operating income or loss and excludes from equity the unrealized gain or loss on securities and net gain on hedges; and

•	Book value per common share, which is calculated excluding accumulated other comprehensive income (AOCI).
Realized investment gains or losses and unrealized gains or losses on securities and net gains on hedges depend on market conditions and do not necessarily relate to decisions regarding the underlying business of our company. Book value per common share excluding certain components of AOCI, certain of which tend to fluctuate depending on market conditions and general economic trends, is an important measure. We also exclude certain other items from our discussion of financial ratios and metrics in order to enhance the understanding and comparability of our operational performance and the underlying fundamentals. We exclude these items as we believe them to be infrequent or unusual in nature, but this exclusion is not an indication that similar items may not recur and does not replace the comparable GAAP measures in the determination of overall profitability.
For a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures, refer to Appendix A of this proxy statement.

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PROXY SUMMARY

PROXY SUMMARY
This summary is intended to highlight certain key information contained in this proxy statement that we believe will assist your review of the business items to be voted on at the 2020 Annual Meeting of Shareholders of Unum Group (the “2020 Annual Meeting”). As it is only a summary, we encourage you to review the full proxy statement, as well as our annual report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”), for more complete information about these topics.
Key Corporate Governance and Executive Compensation Items
2019 Say-on-Pay Vote and Shareholder Outreach

Our 2019 shareholder advisory vote to approve executive compensation passed with 95% support. As we have done for several years, we continued our shareholder engagement through an extensive outreach effort, contacting each of our top 50 investors, representing over 71% of our outstanding shares. Consistent with prior years, our independent Board Chairman joined several meetings with shareholders. Details of 2019 feedback from our shareholders can be found on page 49.

Corporate Governance and Executive Compensation Practices
Executive Compensation Practices	Board Practices

 A pay-for-performance philosophy

 Annual say-on-pay votes

 Programs that mitigate undue risk taking in
   compensation

 Independent compensation consultant to the
   Human Capital Committee

 No golden parachute excise tax gross-ups

 Minimal perquisites

 No NEO employment agreements

 Double-trigger provisions for severance

 Restrictive covenants in our long-term
   incentive grant agreements

 Clawback provisions

 A balance of short- and long-term incentives

 Robust stock ownership and retention
   requirements

 Relevant peer groups for benchmarking
   compensation

 Robust individual performance assessments
   of executives and directors

 All directors other than the CEO are
   independent, including  theBoard Chairman

 All Board Committees fully independent

 Commitment to diversity at the Board level
   and within the enterprise

 High meeting attendance by directors
   (average attendance of 98% in 2019)

 Limits on outside board and audit committee
   service

Governance Practices

  Annual election of directors

 Majority vote requirement for directors (in
   uncontestedelections)

 Proxy access bylaws

 Shareholder right to call special meetings

 Annual, proactive shareholder engagement

 No supermajority vote requirements

 Anti-pledging and anti-hedging policies
   applicable to executives and directors

 Annual Board, committee, and individual
   director evaluations

 Regular executive sessions of independent
   directors

2020 PROXY STATEMENT    3

PROXY SUMMARY

Performance Highlights
From a financial and operating standpoint, Unum had a profitable year in 2019 as we delivered steady growth across our core businesses, leading to record after-tax adjusted operating earnings per share. We maintained market-leading positions and a strong value proposition with customers and brokers, and focused on expanding our product and geographic footprint. Our disciplined business approach helped us maintain attractive profit margins and a high level of customer satisfaction. These results were achieved despite the pressure of continued low interest rates, uncertainty in the U.K. due to Brexit, and industry concerns about long-term care policies.
Financial Highlights(1)
Below are financial highlights from 2019.
Record earnings

Unum achieved strong earnings per share and record after-tax adjusted operating earnings per share, continuing our recent history of strong financial performance. For 2019, we delivered net income of $1.10 billion and strong after-tax adjusted operating income of $1.14 billion, based on total revenue of $12 billion. Earnings per share (EPS) was $5.24 and adjusted operating EPS was at an all-time high of $5.44, the 14th consecutive year of after-tax adjusted operating EPS growth.

Return on equity
We continued to put shareholder capital to good use. Return on Equity (ROE) was 11.8% and consolidated adjusted operating ROE was 12.8%, while ROE in our core operating segments was 17.2%.
Book value
Our book value per share at the end of 2019 was up 11.2% from 2018 (excluding accumulated other comprehensive income, or AOCI). It was the 11th consecutive year of shareholder equity growth.
(1)
Operating results referenced below include non-GAAP financial measures. Information about the non-GAAP measures used in this proxy statement is set forth in “A Note About Non-GAAP Measures” on page 2. For a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures, refer to Appendix A of this proxy statement.

Operating Highlights
Unum delivered on our mission of supporting our customers in 2019. We paid approximately $7.5 billion in benefits to people facing illness, injury or loss of life. Satisfaction metrics measuring our interaction with customers and partners were high. We're also focused on enhancing the experience of our customers through employee training, process improvements and leveraging technology.
We continue to see steady growth in our core businesses, particularly in premium income, compared with 2018 results. This growth was achieved while maintaining our pricing and risk discipline, and demonstrates that our value story continues to resonate with customers. New offerings such as our

4    2020 PROXY STATEMENT

PROXY SUMMARY

dental and vision coverage and our leave and absence management services are also driving growth and deepening relationships with our clients.
We managed our investment portfolio well despite the continued low interest rate environment. Due to the nature of our business, we invest for the long term with a philosophy emphasizing sound risk management and credit quality.
Long-Term Care Performance
The same skills that allow our core franchise to be successful are also beneficial to our closed block of long-term care (LTC) policies that we service and support, but no longer actively market. In 2009, we closed our individual LTC business, and in 2012 we closed our group LTC business. We have actively managed these closed blocks with a combination of rate increases, updates to our liability assumptions to reflect emerging experience, prudent cash infusions, and reserve changes. Through these and other steps – including annual comprehensive reviews – we continue to take proactive measures to provide for the long-term stability of this block and provide transparency to our shareholders and customers.
Following our 2018 annual review of the LTC block, we adjusted our risk assumptions and increased our LTC GAAP reserves to reflect our updated best estimate of future benefit obligations. These measures have led to greater stability and predictability in the performance of the LTC block. Just as importantly, these steps have had little impact on our capital plans and overall financial strength.
Operational Realignment
Delivering consistent long-term success in a constantly evolving employee benefits market requires us to continually challenge our approach to how we do business. In February 2020, we appointed Mr. Simonds to serve as chief operating officer (COO) for the enterprise and aligned our core business operations under this role. We believe this change allows us to sharpen our focus on growth opportunities and further enhance the experience for our customers.
This realignment will not change our current financial reporting segments.
Environmental, Social and Governance
We provide a critical financial safety net for millions of people, a fact that drives us to deliver for those who count on us. This focus on doing the right thing guides our approach to sustainability and social responsibility. Unum has a long tradition of engaging with shareholders, customers, employees, suppliers and communities on a variety of environmental, social and governance (ESG) matters.
We have taken a number of steps recently to strengthen governance and disclosure of ESG matters. This includes beginning a materiality assessment in 2019 to better understand ESG issues relevant to our organization. This work continues and is a first step in developing a strategic sustainability program with greater rigor and transparency for all our stakeholders. We also intend to release a more comprehensive report of our progress in the second quarter of 2020. This report will be available on www.unum.com.
See page 37 for more information about ESG.

2020 PROXY STATEMENT    5

PROXY SUMMARY

Capital Generation for Shareholders
Our strong statutory earnings resulted in solid capital generation in 2019, allowing us the opportunity to deploy capital in a number of ways.
•	We invested in our people, products and technology to drive growth.
•	We paid out $229.2 million in dividends, including increasing the annual dividend rate by 11.2% compared to the prior year.
•	We repurchased 12.3 million outstanding shares for $400.4 million.
Our credit ratings are strong and remain at our targeted levels as a result of our strong balance sheet, our favorable operating results, and our highly respected brand in the employee benefits market.
Total Shareholder Return
Unum once again delivered strong financial results in our core businesses and record adjusted operating earnings per share in 2019. This continues a track record of consistent performance that spans more than a decade. However, while we delivered positive TSR for the year and improved TSR on a year-over-year basis, we trailed our peer groups due to negative investor perceptions surrounding the long-term care industry and concerns about the ongoing impact of historically low interest rates on our sector.
These returns are not indicative of the ongoing strong financial and operational performance of our core businesses. We have delivered record after-tax adjusted operating earnings per share for 14 consecutive years. Premium growth has consistently outpaced our competitors in our U.S. businesses. And we continue to see favorable trends in key indicators, such as expense management and benefit ratios.
We have also actively managed our closed LTC block over the last decade while providing added transparency to enhance shareholder understanding of the block. The need for our products and services remains strong and continues to grow, which we believe when combined with our consistent results has made Unum an excellent long-term investment. We expect that the performance of our core franchise will again be recognized and ultimately drive long-term shareholder value.
TOTAL SHAREHOLDER RETURN
	1 Year	3 Year	5 Year
Unum	2.6%	(28.53)%	(5.92)%
Proxy Peer Group	31.27	25.57	50.66
S&P 500	31.49	53.17	73.86
S&P Life & Health Index	23.18	13.63	32.92
OPERATING EARNINGS PER SHARE**
(after-tax, adjusted)

CORE SEGMENT PREMIUM GROWTH
(in millions)

  **Non-GAAP measure, see Appendix A for reconciliation.

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PROXY SUMMARY

2019 CEO Compensation Summary
Our approach to CEO compensation aligns directly with our overall executive compensation philosophy and structure (see page 50). Mr. McKenney's targeted total direct compensation is a combination of base pay plus short- and long-term incentives that are tied directly to performance goals. This structure supports the long-term successes of the company and the interests of our shareholders.
Mr. McKenney is subject to robust stock ownership and retention requirements, including a requirement to own six times his base salary in stock. In addition, he must hold 75% of the net shares acquired upon the vesting of performance-based restricted stock units (PBRSUs) and performance share units (PSUs) or the exercise of stock options for a period of at least three years. The combination of these requirements helps to ensure that the long-term value of his compensation directly aligns with shareholders.
For performance goals, the Board, after discussion with Mr. McKenney, annually sets:
•	Business and financial objectives;
•	Strategic objectives;
•	Talent management initiatives; and
•	Operational effectiveness and efficiency targets.
In addition to carefully reviewing a self-assessment prepared by Mr. McKenney, the Human Capital Committee and Board conduct a thorough evaluation of his performance against all objectives as well as a review of a number of professional and leadership characteristics and behaviors (discussed beginning on page 56).
For 2019, as outlined in the Performance Highlights section earlier in this Proxy Summary, the Human Capital Committee and the Board recognized that Mr. McKenney led the company to deliver steady growth and solid financial performance, drove transformation to position Unum for long-term success and effectively navigated challenges.
The Committee and the Board specifically highlighted Mr. McKenney's leadership in:
•	Delivering nearly 10% growth in adjusted operating earnings per share and an adjusted return on equity of almost 13%;
•	Maintaining strong capital generation and deployment that returned value to shareholders of $630 million;
•
Sharpening our long-term strategic direction by managing key senior leadership transitions, pursuing significant growth opportunities including new lines of business, and planning for the recent realignment of our business operations;

•	Enhancing our brand and customer experience through ongoing digital transformation, successful integration of several recent acquisitions and fostering change;
•	Strengthening the company's overall commitment to sustainability and social responsibility while continuing to meaningfully advance inclusion and diversity; and
•	Overseeing the company's ongoing efforts to actively and responsibly manage its closed block of long-term care policies.

2020 PROXY STATEMENT    7

PROXY SUMMARY

While 2019 proved to be a difficult environment with respect to investor perceptions in the industry surrounding long-term care, which continued to negatively impact our stock price, the Board has full confidence in Mr. McKenney's leadership as CEO.
2019 Compensation Decisions
The following CEO Compensation Summary table depicts how the Human Capital Committee views its decisions concerning Mr. McKenney’s compensation for 2019, relative to his 2018 awards. It differs from the Summary Compensation Table (SCT) (see page 79), which is required by the Securities and Exchange Commission, as follows:
•
The CEO Compensation Summary table below treats equity awards similar to how annual awards are treated in the SCT (which are based on the performance year to which the award relates). Therefore, the value of the LTI award granted in March 2020 based on performance in 2019 is shown as 2019 compensation. In contrast, the value of LTI awards in the SCT is based on the year in which the equity awards are granted. As a result, 2019 compensation in the SCT includes the value of Mr. McKenney’s LTI award granted in 2019, which was based on performance in 2018.

•
The SCT includes amounts reported in the “Change in Pension Value & Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. Although regularly monitored by the Committee, these amounts were not considered when it made annual performance-based compensation determinations for 2019 and are therefore not shown in the presentation below.

The CEO Compensation Summary table is not a substitute for the required SCT found on page 79.
CEO COMPENSATION SUMMARY
Component	2018	2019
Base Salary	$1,000,000	$1,000,000
Annual Incentive Payout	1,900,000	1,710,000
Approved LTI Grant	6,175,000	6,370,000
Annual Compensation	$ 9,075,000	$ 9,080,000
2019 Compensation Decisions
Annual Incentive
Mr. McKenney's 2019 annual incentive payout of $1,710,000 was calculated by applying the company performance achievement under the plan formula (90% for 2019; see page 61) and Mr. McKenney’s individual performance factor (95% for 2019; see page 66).
Although stock price is not a direct criterion for assessing the CEO’s performance, the Committee considered the impact on TSR while weighing Mr. McKenney’s individual achievements and overall performance of the company (see page 66). While the stock price declined in 2019, TSR was positive and improving year-over-year, and the Committee believes that continued active management of our LTC block along with the strong performance of our core businesses will, over time, drive investor perceptions and long-term shareholder value. Given this, and its view that the company is positioned for long-term success, the Committee awarded Mr. McKenney an individual performance percentage of 95%

8    2020 PROXY STATEMENT

PROXY SUMMARY

for his 2019 annual incentive, which resulted in an actual award of $1,710,000. This is a reduction of $190,000 from his 2018 payout.
Long-Term Incentive
For 2019, 70% of Mr. McKenney's pay is in the form of long-term equity incentives (delivered through PBRSUs and PSUs), the value of which is based on the company’s stock price and, for his PSU achievement, is further modified by relative TSR. Given his performance in 2019 as well as the company’s financial performance and other considerations outlined above, the Committee awarded Mr. McKenney an individual performance percentage of 98% for his long-term incentive award granted in March 2020, which resulted in an award of $6,370,000 for 2019 performance. This is an increase of $195,000 over his 2019 award granted for 2018 performance.
The total of Mr. McKenney's annual and long-term incentives for 2019 performance were $8,080,000, an increase of $5,000 from his awards for 2018. This increase was driven by his long-term incentive award, 50% of which includes prospective three-year goals, modified by relative TSR.
The design of our long-term incentive program serves to align the interests of management and shareholders. For example, this impact can be seen in the vesting of Mr. McKenney's historical PSU awards, which are not only valued at the company's lower stock price but also modified based on relative TSR (up to +/- 20%). The table below illustrates how the TSR modifier reduced the number of shares he earned following the vesting of his 2017 PSU award for the performance period ending December 31, 2019 (see additional details on page 64).
PERFORMANCE IMPACT ON 2017-2019 PSU AWARDS
Value of Shares as of 2/25/20(1)
Executive	Target Share Grant		Operating Performance Factor		Adjusted Shares		TSR Modifier		Earned Shares	Adjusted Shares	Earned Shares
CEO	59,889	x	109%	=	65,279	x	80%	=	52,223	$1,671,142	$1,336,909
(1)	The PSUs achievement was certified by the Human Capital Committee on February 25, 2020. The shares were valued based on the closing stock price of $25.60.
2020 Compensation
As previously disclosed, the Committee has a practice of positioning our executives' pay below median pay of external peers as they are promoted into a role and making adjustments to full competitive norms as performance and experience in the job grows. Mr. McKenney was promoted to President of the company in April 2015 and subsequently promoted to CEO the following month.
In February 2020, the Committee with its consultant, Pay Governance LLC, reviewed Mr. McKenney's total targeted compensation relative to proxy peers and determined that his pay was 17% below median. After considering his experience, his performance in the CEO role, and the leadership that he has shown during the last five years, the Committee decided to make the following adjustments:
•	Mr. McKenney received a $50,000 (5%) increase to base salary in 2020. This is the first increase since March 2016.

2020 PROXY STATEMENT    9

PROXY SUMMARY

•	The Committee increased Mr. McKenney’s target annual incentive opportunity from 200% to 210% of his base salary. The last time his annual incentive target was adjusted was in 2018.
•	The Committee also increased Mr. McKenney’s long-term incentive target opportunity from $6.5 million to $7.0 million. The last time his long-term incentive target was adjusted was in 2018.
These decisions reflect Mr. McKenney's steady leadership and strategic positioning of the company. Even with these adjustments, Mr. McKenney's targeted total direct compensation continues to be below the median of our proxy peer group.

10    2020 PROXY STATEMENT

PROXY SUMMARY

Voting Matters
Voting Item	Board's Recommendation	Page Reference:
Item 1: Election of Directors	FOR each nominee	99

Eleven director nominees are standing for election this year, each for a one-year term expiring at the 2021 Annual Meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal from office. The Board and the Governance Committee believe each director nominee possesses the necessary skills and qualifications to provide effective oversight of the business. The director nominees are:

Director Nominee	Director Since	Independent	Current Committees
Theodore H. Bunting, Jr.	2013		Human Capital	Regulatory Compliance (Chair)
Susan L. Cross	2019		Audit	Risk and Finance
Susan D. DeVore	2018		Audit	Risk and Finance
Joseph J. Echevarria	2016		Governance	Risk and Finance (Chair)
Cynthia L. Egan	2014		Human Capital (Chair)	Regulatory Compliance
Kevin T. Kabat, Board Chairman	2008		Governance	Human Capital
Timothy F. Keaney	2012		Audit (Chair)	Risk and Finance
Gloria C. Larson	2004		Governance (Chair)	Regulatory Compliance
Richard P. McKenney, President and CEO	2015	—	—	—
Ronald P. O'Hanley	2015		Governance	Human Capital
Francis J. Shammo	2015		Audit	Regulatory Compliance
Item 2: Advisory Vote to Approve Executive Compensation	FOR	99

We are seeking a non-binding advisory vote to approve the compensation of our named executive officers. We describe our compensation programs in the Compensation Discussion and Analysis section of this proxy statement. The Human Capital Committee believes these programs reward performance and align the long-term interests of management and shareholders. Although non-binding, the Human Capital Committee will take into account the outcome of the advisory vote and shareholder feedback when making future compensation decisions.

Item 3: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	100
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2020, and shareholders are being asked to ratify the appointment.
Item 4: Approval of the Unum Group 2020 Employee Stock Purchase Plan	FOR	101

The Human Capital Committee has adopted the Unum Group 2020 Employee Stock Purchase Plan, and the shareholders are being asked to approve the plan. The plan would provide employees of Unum Group and its subsidiaries with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of shares of the Company’s common stock, par value $0.10 per share, at a discount to market prices.

Item 5: Approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021	FOR	105

The Human Capital Committee has adopted the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021, and the shareholders are being asked to approve the plan. The plan would enable our eligible employees in the U.K. to purchase shares of our common stock at a 10% discounted price, similar to the Unum Group 2020 Employee Stock Purchase Plan for U.S. employees.

2020 PROXY STATEMENT    11

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
Board Overview
The Board of Directors is elected by shareholders to oversee management and ensure the long-term interests of shareholders are being served. The Board oversees the CEO and other senior management, who are responsible for carrying out the company's day-to-day operations in a responsible and ethical manner. The Board and its committees meet regularly to review and discuss the company's strategy, business, performance, ethics, risk tolerance, human capital engagement, and culture, as well as important issues that it faces. These discussions take place with management and with appropriate outside advisers who provide independent expertise, perspectives and insights. In addition, the independent members of the Board and its committees hold regular executive sessions to discuss matters free of the presence or influence of management. Board members are also kept apprised of significant developments that arise between meetings.
Board Composition and Refreshment
The Board believes a critical component of its effectiveness in serving the long-term interests of shareholders is to ensure its membership remains diverse, possessing a variety of backgrounds, experiences and skill sets from which to draw upon. Fresh views and ideas help the Board to maintain a broad perspective and forward-looking vision capable of anticipating and adapting to the rapid pace of change, just as experience and continuity provide necessary context and stability for important decisions. With that in mind, the Governance Committee periodically reviews the composition of the Board to ensure an appropriate balance of experiences, skills, tenure and diversity. This is an ongoing, year-round process.
The Board is committed to effective board succession planning and refreshment, including having honest and difficult conversations with individual directors when necessary. These conversations may arise in connection with the Board evaluation process, succession planning or consideration of the annual slate of Board nominees. As a result of these processes, directors may decide (for personal or professional reasons) or be asked (for reasons such as evolving needs for Board composition or directors' availability to make sufficient contributions to the Board) not to stand for re-election at the next Annual Meeting. It is expected these refreshment practices will continue in the future.
Since the beginning of 2015, we have experienced a healthy level of Board refreshment, with six new directors joining the Board and seven retiring. While some companies have tenure limits on Board service, we believe our balanced approach delivers the right mix of directors with new ideas and perspectives along with those possessing deep knowledge of the company.

12    2020 PROXY STATEMENT

CORPORATE GOVERNANCE

Board Qualifications
The Board strives to maintain independence of thought and diverse professional experience among its membership. The Board and the Governance Committee look for directors who have qualifications and attributes in key areas relevant to Unum, and that align with both our short- and long-term business strategies. These qualifications and attributes are evaluated on an annual basis to determine they continue to serve the best interests of the company. The table below summarizes the qualifications and attributes that are important to Unum and addresses how the composition of our Board, as a whole, meets these needs.
Qualifications and Attributes	Relevance to Unum	Board Composition(1)
Accounting/Auditing	We operate in a complex financial and regulatory environment with disclosure requirements, detailed business processes and internal controls.
Business Operations	We have significant operations focused on customer service, claims management, sales, marketing and various back-house functions.
Capital Management	We allocate capital in various ways to run our operations, grow our core businesses and return value to shareholders.
Corporate Governance/ESG	As a public company and responsible corporate citizen, we expect effective oversight and transparency, and our stakeholders demand it.
Financial Expertise/Literacy	Our business involves complex financial transactions and reporting requirements.
Independence	Independent directors have no material relationships with us and are essential in providing unbiased oversight.
Industry Experience	Experience in the insurance and financial services industry provides a relevant understanding of our business, strategy, and marketplace dynamics.
International	With global operations in several countries and prospects for further expansion, international experience helps us understand opportunities and challenges.
Investment Markets	We manage a large and long-term investment portfolio to uphold our promises to pay the future claims of our policyholders.
Recent Public Board Experience	We value individuals who understand public company reporting responsibilities and have experience with the issues commonly faced by public companies.
Public Company Executive Experience	Experience leading a large, widely-held organization provides practical insights on need for transparency, accountability, and integrity.
Regulatory/Risk Management	A complex regulatory and risk environment requires us to develop policies and procedures that effectively manage compliance and risk.
Technology/Digital Transformation	We rely on technology to manage customer data, deliver products and services to the market, pay claims, and enhance the customer experience.
(1)	Director nominees only.

2020 PROXY STATEMENT    13

CORPORATE GOVERNANCE

Board Tenure
Directors with varied tenure contribute to a range of perspectives and allow us to transition knowledge and experience from longer-serving members to those newer to our Board. We have a mix of new and long-standing directors, with our 11 director nominees averaging 6.4 years of service on our Board as of the 2020 Annual Meeting.
Board Diversity
Our directors represent a range of backgrounds and overall experience. More than half are women or represent a diverse group, which places Unum's Board among the top of our industry in gender and racial/ethnic diversity.
Although the Board does not have a specific diversity policy, it recognizes diverse representation on the Board, including in positions of leadership, serves to improve dialogue, decision-making, and culture in the boardroom. In recent years, our Governance Committee has focused on advancing continued diversity on the Board during refreshment activities by requiring that candidate pools include diverse individuals, including women, who meet the recruitment criteria. From the candidate pools, our Governance Committee selects our director candidates based on their qualifications and attributes as addressed below. Our director nominees range from 51 to 70 years of age, with the average age being 61.2 years, as of the 2020 Annual Meeting.

14    2020 PROXY STATEMENT

CORPORATE GOVERNANCE

Board Evaluation Process
A healthy and vigorous Board evaluation process is an essential part of good corporate governance. A thorough evaluation process helps us achieve the right balance of perspectives, experiences and skill sets needed for prudent oversight of the company, including execution on corporate strategy, while also considering the best interests of our shareholders. At Unum, this evaluation process includes annual evaluations of the Board, each committee, and individual directors.
The Governance Committee establishes and oversees the evaluation process, which focuses on identifying areas where Board, committee and director performance is most effective, as well as opportunities for further development or improvement. Each year, the Governance Committee reviews the format and effectiveness of the evaluation process in identifying actionable feedback for directors to consider, recommending changes in process as appropriate. Determining whether to engage a third-party facilitator is also part of the review.
This past year, the evaluation process was conducted in two phases. The first phase focused on the evaluation of the effectiveness of each committee and the Board as a whole. Directors completed questionnaires evaluating the full Board and each committee they served on with topics including culture, composition, structure and engagement. During this process, Board members provided feedback regarding corporate strategy, business resiliency programs, Board composition and structure, succession plans, future agenda items, meeting materials and director education. The second phase involved interviewing individual directors to collect feedback on peer directors' performance. This phase was led by the Governance Committee Chair in advance and in anticipation of the nomination process, with key messages delivered to each director. This two-phased approach generated robust discussions at all levels of the Board, and resulted in changes that have improved Board efficiency and effectiveness. For example, in recent years, these discussions have led to enhancements to Board diversity, meeting materials, director on-boarding, executive sessions, and Board member engagement.

Board And Committee Evaluations

Evaluation Forms

Each director evaluates various measures of the effectiveness of the Board and each committee on which the director serves.

Board/Committee Meetings

The full Board and each committee conduct separate closed self-assessment sessions, where results from evaluation and additional feedback are discussed.

Feedback Incorporated

Based on evaluation results, changes are considered and implemented, as appropriate.

Director Performance Evaluations

Peer Evaluation Guide

A guide is provided to each director in advance of individual discussions with the Governance Committee Chair.

Individual Interviews

The Governance Committee Chair conducts individual interviews to solicit feedback from directors on their peers.

Review Meetings

Each director is provided full Board feedback by the Governance Committee Chair, including discussion around performance strengths and opportunities for growth.

2020 PROXY STATEMENT    15

CORPORATE GOVERNANCE

Process for Selecting and Nominating Directors
Director Nominee and Selection
The Governance Committee is responsible for identifying and evaluating director candidates and recommending to the Board a slate of nominees for election at each Annual Meeting. In recent years, the Committee has engaged a third-party search firm to assist with recruitment efforts. During these times, the firm has been asked to identify candidates who meet the criteria of our search, provide requested background and other relevant information regarding candidates, and coordinate arrangements for interviews as necessary. Nominees may also be suggested by directors, management, or shareholders.
Shareholders may recommend director candidates for consideration by the Governance Committee by providing the same information that would be required to nominate a director candidate. Submissions must be made in writing to the Corporate Secretary at Unum Group, 1 Fountain Square, Chattanooga, Tennessee 37402. The Governance Committee’s policy is to consider candidates recommended by shareholders in the same manner as other candidates.
Our corporate governance guidelines specify the following criteria to be used in evaluating the candidacy of a prospective nominee:
•	Reputation for high ethical conduct, integrity, sound judgment, and accountability;
•	Current knowledge and experience in one or more key areas identified in the corporate governance guidelines;
•	Ability to commit sufficient time to the Board and its committees;
•	Collegial effectiveness; and
•	Diversity, whether in viewpoints, gender, ethnic background, age, professional experience or other demographics.
The core qualifications and attributes sought in any particular candidate depend on the current and future needs of the Board based on an assessment of the composition of the Board and the mix of qualifications and attributes currently represented. In addition, the Governance Committee considers other specific qualifications that may be desired or required of nominees, including their independence and ability to satisfy specific Audit Committee or Human Capital Committee requirements. As part of the director selection and nomination process, the Governance Committee assesses the effectiveness of its Board membership criteria.
In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s interest in continuing to serve; past attendance at meetings; contributions to the Board and committees on which the director serves; the skills, experience and background that the director brings to the Board relative to the Board’s needs and existing composition; and the results of the most recent Board, committee and individual director evaluations.

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CORPORATE GOVERNANCE

Annual Election of Directors
Directors are elected each year at the Annual Meeting, to hold office until the next Annual Meeting and until their successors are elected, or until their earlier death, resignation, disqualification, or removal from office. Other than requiring retirement from the Board at the next Annual Meeting after a director reaches the age of 72, there are no term limits. However, the Governance Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.
Majority Voting Standard
Our bylaws provide that, in an election of directors where the number of nominees does not exceed the number of directors to be elected (an “uncontested election”), each nominee must receive a majority of the votes cast with respect to that nominee to be elected as a director (i.e., the number of shares voted “for” a nominee must exceed the number voted “against” that nominee). If an incumbent director is not re-elected under this majority voting standard, the director must submit an irrevocable letter of resignation to the Board, which will become effective upon acceptance by the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. If the director submitting the resignation is a member of the Governance Committee, that director will not participate in the Governance Committee’s recommendation to the Board. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date of the certification of the election results.

2020 PROXY STATEMENT    17

INFORMATION ABOUT THE BOARD OF DIRECTORS

INFORMATION ABOUT THE BOARD OF DIRECTORS
Below are brief biographies for each of our current directors and descriptions of the directors’ key qualifications, skills, and experiences that contribute to the Board’s effectiveness as a whole.
Director Nominees

Director since 2013 Age at Annual Meeting 61 Independent Director Committees Human Capital Regulatory Compliance (chair)	Theodore H. Bunting, Jr.

Mr. Bunting retired as the Group President, Utility Operations of Entergy Corporation, an integrated energy company, and previously served as Senior Vice President and Chief Accounting Officer for Entergy. He has extensive financial, accounting and operational experience as a senior executive with a public company in a regulated industry. Mr. Bunting is a director at another publicly traded company and is also a certified public accountant.

	Career Experience	Qualifications
	Entergy Corporation Group President, Utility Operations (2012-2017) Senior Vice President and Chief Accounting Officer (2007-2012) Numerous executive roles with Entergy, which he joined in 1983	Accounting/Auditing Business Operations Capital Management Financial Expertise/Literacy Other Public Company Board Experience Public Company Executive Experience Regulatory/Risk Management

Public Company Board Experience NiSource Inc., since 2018

Director since 2019 Age at Annual Meeting 60 Independent Director Committees Audit Risk and Finance	Susan L. Cross

Ms. Cross is the former Executive Vice President and Global Chief Actuary of XL Group Ltd (now AXA XL), a global insurance and reinsurance company. She previously held various chief actuarial positions for operational segments of XL. Ms. Cross brings more than three decades of financial, actuarial, insurance and risk experience as a senior executive with an international company in a regulated industry. She also qualifies as an audit committee financial expert under SEC regulations.

	Career Experience	Qualifications

XL Group Ltd.
 Executive Vice President and Global
  Chief Actuary (2008-2018)
 Senior Vice President and Chief Actuary,
  XL Group (2006-2008)
  XL Reinsurance (2000-2006)
  XL America (1999-2000)
Significant consulting experience
 with Willis Towers Watson in the U.S.
     and Bermuda
Accounting/Auditing Business Operations Capital Management Financial Expertise/Literacy Industry Experience International Public Company Executive Experience Regulatory/Risk Management

18    2020 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2018 Age at Annual Meeting 61 Independent Director Committee Audit Risk and Finance	Susan D. DeVore

Ms. DeVore has served as the Chief Executive Officer of Premier, Inc., a leading health care improvement company, since its initial public offering in 2013. She previously served as President of Premier from 2013 to April 2019, and before that served as President and Chief Executive Officer for its predecessor company, Premier Healthcare Solutions, Inc. She also previously served as the Chief Operating Officer for a number of affiliated Premier entities. Prior to joining Premier, Ms. DeVore had two decades of finance, strategy and health care consulting experience. She also qualifies as an audit committee financial expert under SEC regulations.

	Career Experience	Qualifications

Premier, Inc.
 CEO (since 2013)
 President (2013-April 2019)
Premier Healthcare Solutions, Inc.
 President and CEO (2009-2013)
 COO (2006-2009)
Significant consulting experience
 with Ernst & Young LLP, including
 service as a Partner, Executive
 Committee member and Senior
 Healthcare Industry Management
 Practice Leader

Accounting/Auditing
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management
Technology/Digital Transformation

Public Company Board Experience Premier, Inc., since 2013

Director since 2016 Age at Annual Meeting 63 Independent Director Committees Governance Risk and Finance (chair)	Joseph J. Echevarria

Mr. Echevarria retired as the Chief Executive Officer of Deloitte LLP, a global provider of professional services, prior to which he served in increasingly senior leadership positions with Deloitte. He brings to the Board significant experience in finance, accounting, global operations, executive management and corporate governance. Mr. Echevarria has experience as a director at other publicly traded companies and is also a certified public accountant.

	Career Experience	Qualifications
Deloitte LLP CEO (2011-2014) Various executive positions during his 36 years with the company
Accounting/Auditing
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
International
Other Public Company Board Experience
Regulatory/Risk Management

Public Company Board Experience Xerox, since 2017 Bank of New York Mellon Corporation, since 2015 (Non-Executive Chairman since September 2019) Pfizer, since 2015

2020 PROXY STATEMENT    19

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2014 Age at Annual Meeting 64 Independent Director Committees Human Capital (Chair) Regulatory Compliance	Cynthia L. Egan

Ms. Egan retired as the President of T. Rowe Price Retirement Plan Services, Inc., a subsidiary of the global investment management firm T. Row Price Group, Inc. Prior to her work at T. Rowe Price, she held various executive positions at Fidelity Investments. She has significant operational experience in delivering complex financial products and services on a large scale, as well as experience in using technology to lead businesses through growth and operational transitions. Ms. Egan is and has been a director at other publicly traded companies.

	Career Experience	Qualifications

U.S. Department of the Treasury
 Senior Advisor on the development of a
    Treasury-sponsored retirement
     savings program (2014-2015)
T. Rowe Price Retirement Plan  Services, Inc.
 President (2007-2012)
Fidelity Investments
 Various leadership and executive
     positions, including President of the
     Fidelity Charitable Gift Fund
     (1989-2007)

Business Operations
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
Investment Markets
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management
Technology/Digital Transformation

Public Company Board Experience BlackRock Fixed Income Funds, since 2016 The Hanover Insurance Group, Inc., since 2015 Envestnet, Inc. (2013-2016)

Director since 2008 Age at Annual Meeting 63 Independent Director Chairman of the Board of Directors Committees Governance Human Capital	Kevin T. Kabat

Mr. Kabat is the Chairman of Unum’s Board of Directors, and the retired Chief Executive Officer and Vice Chairman of Fifth Third Bancorp, a diversified financial services company. He also served in numerous executive positions with Fifth Third. He has executive leadership experience, extensive financial, operating and strategic planning expertise and understands the importance of risk management and the challenges of managing a business in a highly regulated industry. Mr. Kabat also has experience serving on boards of publicly traded companies.

	Career Experience	Qualifications
Fifth Third Bancorp CEO (2007-2015) President (2006-2012) Other executive roles, including with predecessor companies
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management

Public Company Board Experience
E*TRADE Financial Corporation, since 2016 (Lead Independent Director since 2016)
NiSource Inc., since 2015 (Chairman since May 2019) Fifth Third Bancorp (2007-2016, including Executive Chairman from 2008-2010 and Executive Vice Chairman from 2012-2016)

20    2020 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2012 Age at Annual Meeting 58 Independent Director Committees Audit (chair) Risk and Finance	Timothy F. Keaney

Mr. Keaney retired as the Vice Chairman of the Bank of New York Mellon Corporation (BNY Mellon), a global investments company, prior to which he held various executive positions within the organization. He possesses significant operational, investment and financial experience with a public company in a highly regulated industry, including lengthy periods of executive leadership service in the U.K. Mr. Keaney is considered an audit committee financial expert under SEC regulations.

	Career Experience	Qualifications
The Bank of New York Mellon Corporation Vice Chairman (2010-2014) CEO, Investment Services (2013-2014) CEO and co-CEO, Asset Servicing (2007-2012) Other executive roles
Accounting/Auditing
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
International
Investment Markets
Public Company Executive Experience
Regulatory/Risk Management

Director since 2004 Age at Annual Meeting 70 Independent Director Committees Governance (chair) Regulatory Compliance	Gloria C. Larson

Ms. Larson retired as the President of Bentley University, one of the leading business schools in the U.S. Prior to her tenure at Bentley, she held numerous leadership positions in the legal, public policy and business fields. She possesses extensive experience in public service and regulatory issues, corporate governance and advising clients in the course of practicing law. Ms. Larson also has experience serving on boards of publicly traded companies.

	Career Experience	Qualifications

Harvard University Graduate School of Education
 President in Residence (2018-2019)
Bentley University
 President (2007-2018)
Foley Hoag LLP
 Law firm partner and Co-Chair of
     Governmental Practices Group
Other leadership positions with the
 Commonwealth of Massachusetts
 (Secretary of Economic Affairs) and the
 Federal Trade Commission (Deputy
 Director of Consumer Protection)
Business Operations Corporate Governance/ESG Financial Expertise/Literacy Other Public Company Board Experience Regulatory/Risk Management

Public Company Board Experience Boston Private Financial Holdings, Inc., since 2015

2020 PROXY STATEMENT    21

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2015 Age at Annual Meeting 51 Director President and CEO	Richard P. McKenney

Mr. McKenney is the President and Chief Executive Officer of Unum, previously having served as Executive Vice President and Chief Financial Officer. He has significant executive management, financial and insurance industry experience through his prior service as CFO of Unum and other public insurance companies, and through his current service as CEO. He has an intimate knowledge of all aspects of our business and industry, including operational, risk management and public policy, and close working relationships with senior management. Mr. McKenney also has experience serving on boards of publicly traded companies.

	Career Experience	Qualifications
Unum Group President and CEO (since 2015) Chief Financial Officer (2009-2015) Sun Life Financial, Inc. Executive Vice President and Chief Financial Officer
Accounting/Auditing
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
International
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management

Public Company Board Experience U.S. Bancorp, since 2017

Director since 2015 Age at Annual Meeting 63 Independent Director Committees Governance Human Capital	Ronald P. O'Hanley

Mr. O’Hanley is the Chairman, President and Chief Executive Officer of State Street Corporation, a provider of financial services to institutional investors worldwide, having previously served as the President and Chief Operating Officer. Prior to that he served as the President and CEO of State Street Global Advisors, the investment management arm of State Street Corporation. He has deep executive management and operational experience within the financial services industry, both domestically and internationally, as well as experience leading investment, financial and risk functions at large, global organizations.

	Career Experience	Qualifications

State Street Corporation
   Chairman, since 2020; President and
 CEO, since 2019 President and COO
 (2017-2018) Vice Chairman (during
 2017) President and CEO, State Street
 Global Advisors (2015-2017)
Fidelity Investments
   President of Asset Management and
     Corporate Services, and member of
     Executive Committee (2010-2014)
Other senior leadership positions with
 The Bank of New York Mellon
     Corporation and McKinsey &
     Company, Inc.

Accounting/Auditing
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
International
Investment Markets
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management

Public Company Board Experience State Street Corporation, since 2019, Chairman since 2020

22    2020 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2015 Age at Annual Meeting 59 Independent Director Committees Audit Regulatory Compliance	Francis J. Shammo

Mr. Shammo joined private equity firm Stonepeak Infrastructure Partners as a consultant in 2019. He retired in 2016 as Executive Vice President and Chief Financial Officer of Verizon Communications, Inc., a leading communications provider, prior to which he held increasingly senior leadership positions. He has significant executive management, financial, operational and risk management experience in the technology-heavy telecommunications industry, and has led business units with responsibility for sales, marketing and customer service for customers worldwide. He is also a certified public accountant and qualifies as an audit committee financial expert under SEC regulations.

	Career Experience	Qualifications

Stonepeak Infrastructure Partners
 Consultant since 2019
Verizon Communications, Inc.
 EVP and CFO (2010-2016)
 President and CEO, Verizon Telecom
 and Business (2010) President –
 Wireline (2009-2010) Other executive
 positions with Verizon and its
 predecessor, which he joined in 1989

Accounting/Auditing
Business Operations
Capital Management
Financial Expertise/Literacy
International
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management
Technology/Digital Transformation

Public Company Board Experience Avis Budget Group, since 2018

2020 PROXY STATEMENT    23

INFORMATION ABOUT THE BOARD OF DIRECTORS

Summary of Director Qualifications and Experience
This table provides a summary view of the qualifications and attributes of each director nominee.

*Tenure and age calculated as of the 2020 Annual Meeting.

24    2020 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence
Our corporate governance guidelines provide that a substantial majority of the Board will be independent. For a director to be considered independent, the Board must determine the director has no material relationship with our company, and the director must meet the requirements for independence under the listing standards of the New York Stock Exchange (NYSE). The Board has also determined certain categories of relationships are not considered to be material relationships that would impair a director’s independence. These independence standards are listed in our corporate governance guidelines.
The Governance Committee reviews information about the directors’ relationships and affiliations that might affect their independence and makes recommendations to the Board as to the independence of the directors. In making independence determinations, the Board considers all relevant facts and circumstances. In this regard, the Board considered that each of the non-employee directors (other than Mr. Keaney), or one of their immediate family members, is or was during the last three fiscal years a director, trustee, advisor, or executive or served in a similar position at another business that had dealings with our company during those years. In each case, these have been ordinary course dealings (i.e., where the other business obtains insurance policies from us or we receive interest on debt security investments or make payments for trustee, depository and commercial banking business relationships) involving amounts less than 1% of both our and the other business’ total consolidated revenues for such fiscal year or in which the director's interest arose only from his or her position as a director of the other business. In addition, each of Ms. DeVore, Ms. Larson and Mr. O'Hanley, or one their immediate family members, is or was during the last three fiscal years, a director, executive, or employee of a charitable organization or university that received contributions from us (other than non-discretionary matching contributions) of less than $120,000 in any one fiscal year.
Based on a review of the findings and recommendations of the Governance Committee and applying the standards described above, the Board has determined Mr. Bunting, Ms. Cross, Ms. DeVore, Mr. Echevarria, Ms. Egan, Mr. Kabat, Mr. Keaney, Ms. Larson, Mr. O’Hanley and Mr. Shammo are independent directors, and that Mr. Caulfield was an independent director prior to retiring from the Board in 2019.
Mr. McKenney, our President and CEO, is not an independent director.
Director Compensation
The Human Capital Committee (the “Committee”) reviews our non-employee director compensation annually and makes recommendations for any adjustments to the Board as appropriate.
Benchmarking
With the assistance of its independent third-party compensation consultant, Pay Governance LLC, the Committee reviews peer group data to understand market practices for director compensation.
Our non-employee director compensation is compared to that of companies in two groups: (1) the Proxy Peer Group described beginning on page 52 of this proxy statement; and (2) a general industry sample, which consisted of 139 companies for the Committee review held in December 2018. The Committee believes the companies in the general industry sample provide appropriate comparisons given that their market capitalizations and revenues are well aligned with those of the company (data below as of December 2017):
•	Market capitalizations ranging from $5.9 billion at the 25th percentile to $16.9 billion at the 75th percentile (compared to Unum market capitalization of $12.3 billion); and

2020 PROXY STATEMENT    25

INFORMATION ABOUT THE BOARD OF DIRECTORS

•	Revenues ranging from $4.3 billion at the 25th percentile to $12 billion at the 75th percentile (compared to Unum revenues of $11.3 billion).
The use of two groups provides an indication of director pay levels both within the insurance industry as well as the broader market. The Committee uses the approximate median of these groups as a reference point for setting director compensation. At the time of the review in December 2018, both the annual cash retainer and annual restricted stock award for non-employee directors were below the Proxy Peer Group median.
Based on its annual analysis of non-employee director compensation, the Committee’s consultant recommended an increase to bring compensation levels more in line with the market median. After discussion in December 2018, the Committee deferred consideration of any potential action until May 2019, when additional peer data would be available.
The Committee resumed discussion and consideration in May and decided to increase the fees to align compensation levels with market median. Given the competitive landscape for board members, the Committee believes it is important to stay aligned with market to ensure the company can continue to attract the talent needed as board retirements and refreshments occur.
The changes, which were effective in May 2019, are outlined in the table below, and include: (1) increasing the annual retainer to $120,000; (2) increasing the restricted stock unit award value to $160,000; (3) increasing all Committee Chair fees to $25,000, other than for the Audit Chair which remained at $25,000; and (4) increasing the Board Chair additional retainer to $225,000 and changing the form of payment to 50% cash and 50% equity.
Elements of Non-Employee Director Compensation in 2019
Non-employee directors receive cash retainers and equity awards as outlined in the following table:
NON-EMPLOYEE DIRECTOR COMPENSATION
	2018 Pay	2019 Pay
All Directors:
Annual cash retainer	$110,000	$120,000
Annual restricted stock unit award	150,000	160,000
Committee Chairs:
Additional annual cash retainer - Audit Committee	25,000	25,000
Additional annual cash retainer - Human Capital Committee	20,000	25,000
Additional annual cash retainer - Risk and Finance Committee	20,000	25,000
Additional annual cash retainer - Governance Committee	15,000	25,000
Additional annual cash retainer - Regulatory Compliance Committee	15,000	25,000
Board Chairman:
Additional annual cash retainer (paid 50% in cash and 50% in equity for 2019)	200,000	225,000

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INFORMATION ABOUT THE BOARD OF DIRECTORS

For new Board members, these amounts are prorated for partial-year service based on the date of election to the Board. Amounts may be deferred at the election of each director for payment in company common stock at a future date. Directors deferring cash compensation receive a number of deferred share rights equal to the number of whole shares of common stock that could be purchased for the deferred amount, based on the closing price of a share of common stock on the date the cash compensation would otherwise be payable.
Directors’ expenses for attending Board and committee meetings, or other meetings relating to company business, are paid by the company. Directors are eligible to participate in our employee matching gifts program. Under this program, we match up to $10,000 each year for eligible gifts to nonprofit organizations. Beginning in 2019, Directors can elect to deduct a contribution to the Unum Political Action Committee (PAC) from their annual fees earned. For those who choose to make a contribution to the Unum PAC and take advantage of the matching contribution feature, the company will make a matching contribution to the qualifying charity of the Board member's choice up to the $10,000 matching gift limit.
Mr. McKenney is employed by the company and receives no additional compensation for his Board service.
2019 Compensation
Our Board compensation year starts at the Annual Meeting each year and runs to the next Annual Meeting. The annual Board and committee chair cash retainers and restricted stock unit award are paid/granted annually in advance. The additional cash retainer for the Board Chairman was previously paid quarterly in advance; however, beginning with the 2019-2020 board year, both the timing and form of payment were changed as outlined above. The following table provides details of the compensation of each person who served as a non-employee director during 2019.
NON-EMPLOYEE DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Theodore H. Bunting, Jr.	$145,000	$160,010	—	$305,010
E. Michael Caulfield	—	—	10,000	10,000
Susan L. Cross	119,982	160,010	5,000	284,992
Susan D. DeVore	120,000	160,010	—	280,010
Joseph J. Echevarria	144,968	160,010	—	304,978
Cynthia L. Egan	145,000	160,010	10,000	315,010
Kevin T. Kabat	220,479	272,497	—	492,976
Timothy F. Keaney	145,000	160,010	—	305,010
Gloria C. Larson	145,000	160,010	10,000	315,010
Ronald P. O'Hanley	119,974	160,010	10,000	289,984
Francis J. Shammo	120,000	160,010	5,000	285,010
(1)	Amounts represent retainers, including for service as Board Chairman and committee chairs, which were paid in 2019, either in cash or deferred shares, for 2019/2020 Board service.
Board members were given the opportunity to make a contribution to the Unum PAC from their fees earned. If the Board member elected to make a Unum PAC contribution, it was deducted from their cash fees and the remainder was paid in cash or converted to deferred share rights, based on the Board member's election. For those who chose to make a contribution to the Unum PAC and take advantage of the matching contribution feature, the company will make a

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INFORMATION ABOUT THE BOARD OF DIRECTORS

matching contribution to the qualifying charity of the Board member's choice up to the $10,000 matching gift limit. For those who elected to have their Unum PAC contribution matched, the match will be made in the next calendar year (i.e., in 2020 for the 2019 contribution).
Ms. Cross, Mr. Echevarria and Mr. O'Hanley each elected to defer their cash retainers, which were converted to deferred share rights with the value reflected in the table.
(2)
On May 24, 2019, each then-serving non-employee director was granted 4,808 restricted stock units (RSUs) under our Stock Incentive Plan of 2017. The amounts shown are the grant date fair market values of these units. Mr. Caulfield retired from the Board at the 2019 Annual Meeting and did not receive a grant of RSUs for the 2019/2020 Board year.

We account for stock-based payments under the requirements of Accounting Standards Codification Topic 718 “Compensation - Stock Compensation” (ASC 718). A complete discussion of the assumptions made as well as the financial impact of this type of compensation can be found in Notes 1 and 11 of the Consolidated Financial Statements in Part II, Item 8 of our Form 10-K for the year ending December 31, 2019.
The following table provides details of the unvested RSUs, including dividend equivalent units, held by each non-employee director as of December 31, 2019. Given his retirement, Mr. Caulfield did not hold any unvested Unum equity awards as of such date.
Director Name	Number of Restricted Stock Units Held at Fiscal Year End	Director Name	Number of Restricted Stock Units Held at Fiscal Year End
Theodore H. Bunting, Jr.	4,906	Kevin T. Kabat	8,355
Susan L. Cross	5,888	Timothy F. Keaney	4,906
Susan D. DeVore	4,906	Gloria C. Larson	4,906
Joseph J. Echevarria	4,906	Ronald P. O'Hanley	4,906
Cynthia L. Egan	4,906	Francis J. Shammo	4,906
(3)
The amounts shown represent the company’s matching gifts resulting from the directors’ charitable gifts. The amount for Mr. Caulfield also includes a $5,000 charitable contribution made by the company in his name in recognition of his retirement from the Board.

Director Stock Ownership and Retention Requirements
Each non-employee director is required to own Unum equity securities with an aggregate value of five times the director’s annual cash retainer (for a total current ownership requirement of $600,000). New directors have five years from the date of their election to meet the ownership requirement.
In addition, each non-employee director is required to retain 60% of the shares underlying their annual restricted stock unit award for at least one year from the time such awards vest, and to retain at least the amount of equity securities necessary to meet his or her ownership requirement until retirement from the Board.
The Committee annually reviews each director’s stock ownership level. If a director does not reach his or her ownership requirement within the time period provided, the Committee will determine whether action is appropriate. As of December 31, 2019, seven of the 10 non-employee directors serving on the Board at that time had met the ownership requirement. The three directors who had not met the ownership requirement at year-end 2019 joined the Board within the past five years and are expected to meet the ownership requirement within the applicable time period provided.

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BOARD AND COMMITTEE GOVERNANCE

BOARD AND COMMITTEE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors has adopted corporate governance guidelines on a number of significant matters, including director selection and independence, director responsibilities, Board leadership, and management succession. The corporate governance guidelines are available on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com. The Governance Committee regularly reviews developments in corporate governance and recommends updates to the corporate governance guidelines and other documents as necessary or appropriate in response to regulatory requirements and evolving practices.
Board Leadership Structure
Kevin T. Kabat serves as non-executive Chairman of the Board and Richard P. McKenney serves as President and CEO of the company. As the non-executive Chairman, Mr. Kabat is also deemed the Lead Independent Director and, as such, has the responsibilities outlined in our corporate governance guidelines, including:
•	Presiding at all meetings of the Board, including executive sessions of the non-management and independent directors;
•	Communicating actions/issues arising from executive sessions to the CEO, as appropriate;
•	Authority to call meetings of the independent directors;
•	Authority to approve meeting schedules, agendas and information provided to the Board;
•	Advising the Board on Board development, including Board and committee leadership succession planning;
•	Unless otherwise determined by the Board, meeting with each director to evaluate the Board and committees and reporting this evaluation to the Governance Committee;
•	When requested by the independent directors, hiring advisors to the independent directors, to be paid by the company;
•	Receiving, through the Corporate Secretary, communications from shareholders seeking to communicate with the Board;
•	Serving as a liaison to the independent directors; and
•	If requested by major shareholders, ensuring he is available for consultation and direct communication.
The Board believes the current leadership structure provides significant independent oversight of management, as Mr. McKenney (our CEO and an employee of the company) is the only member of the Board who is not an independent director. The Board holds executive sessions, without management present, at each regularly scheduled in-person Board meeting. In 2019, the independent directors met alone in executive session five times, and each session was chaired by Mr. Kabat.
Our bylaws and corporate governance guidelines allow the offices of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to select the appropriate leadership for our company based on a number of factors, including the specific needs of the business and what best serves the company and shareholders at a given time. The independent directors of the Board will

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BOARD AND COMMITTEE GOVERNANCE

continue to review the Board’s leadership structure periodically and may modify this structure from time to time as they determine appropriate and in the best interests of the company and shareholders.
Board Meetings and Attendance
The Board of Directors met six times during 2019. Depending upon committee assignments, a director generally would have had 14 to 22 meetings to attend in 2019. Average director attendance at Board and committee meetings was 98%, and each incumbent director attended at least 91% of the total number of meetings of the Board and committees on which he or she served during the period of the director’s service in 2019.
Directors are expected to attend Annual Meetings. All current directors serving on the Board at the time of the 2019 Annual Meeting attended that meeting.
Committees of the Board
The Board of Directors has five standing committees: Audit, Risk and Finance, Governance, Human Capital, and Regulatory Compliance. Each committee has a charter available on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com. In addition to the duties contained in their respective charters (some of which are listed under “Committee Responsibilities” below), each committee may be assigned additional tasks by the Board, and each is charged with reporting its activities to the Board.
BOARD MEMBERS AND COMMITTEES
Name	Term Expires	Audit	Risk & Finance	Governance	Human Capital	Regulatory Compliance
Theodore H. Bunting, Jr.	2020				•	Chair
Susan L. Cross	2020	•	•
Susan D. DeVore	2020	•	•
Joseph J. Echevarria (1)	2020		Chair	•
Cynthia L. Egan	2020				Chair	•
Kevin T. Kabat	2020			•	•
Timothy F. Keaney (2)	2020	Chair	•
Gloria C. Larson	2020			Chair		•
Richard P. McKenney	2020
Ronald P. O'Hanley	2020			•	•
Francis J. Shammo	2020	•				•
2019 Committee Meetings		8	8	4	5	4
(1)	Mr. Echevarria was named Chair of the Risk and Finance Committee in May 2019.
(2)	Mr. Keaney stepped down as Chair of the Risk and Finance Committee, but continued to serve as a member in May 2019. He was named Chair of the Audit Committee at that time as well.

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COMMITTEE RESPONSIBILITIES
Listed below are certain areas of responsibilities for the Board's committees. For a complete listing of each committee's responsibilities, please refer to their charters located on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com.
Audit Committee(1)
•
Assists the Board in oversight of financial statement and disclosure matters, the effectiveness of internal control over financial reporting, the relationship with our independent auditor, the internal audit function, compliance with legal and regulatory requirements, and financial risk.

•	Has the sole authority to appoint, oversee and, if necessary, replace the company’s independent auditors.
•	A complete description of the responsibilities of the Audit Committee is included in the Report of the Audit Committee on page 41.
Governance Committee(2)
•
Assists the Board in implementation and oversight of our corporate governance policies. The Governance committee identifies qualified candidates for the Board and recommends the individuals to be nominated by the Board for election as directors.

•	Develops and recommends to the Board our corporate governance guidelines.
•	Oversees the process for Board and committee evaluations.
•	Advises the Board on corporate governance matters, including with respect to the size, composition, operations, leadership, succession plans and the needs of the Board and its committees.
•	Reviews reports concerning environmental, governance and corporate social responsibility matters of significance to the company.
Human Capital Committee(3)
•	Assists the Board in oversight of our compensation and benefit programs, and related risks to support business plans, attract and retain key executives, and tie compensation to performance.
•	Establishes our general compensation philosophy, principles and practices.
•	Takes into consideration the results of the company’s most recent say-on-pay vote.
•	Evaluates and approves compensation and benefit plans.
•	Annually reviews performance and approves compensation of the CEO and other executive officers.
•	Reviews and recommends to the Board the form and amount of director compensation.
•
Oversees the company's development and implementation of, and monitors the effectiveness of, the company's policies and strategies relating to its human capital management function, talent management, workforce diversity, and workplace and employment practices.

Regulatory Compliance Committee(4)
•	Assists the Board in its oversight of regulatory, compliance, policy and legal matters and related risks and compliance with laws and regulations.
•	Monitors the effectiveness of our compliance efforts concerning applicable regulatory and legal requirements and internal policy.
•
Reviews and discusses with management any communication to or from regulators or governmental agencies and any complaints, reports and legal matters that raise significant issues regarding our compliance with applicable laws or regulations.

•	Monitors the investigation and resolution of any significant instances of noncompliance or potential compliance violations.

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Risk and Finance Committee(5)
•
Assists the Board in oversight of our investments, capital and financing plans and activities, including dividends and borrowings, and related financial matters and the associated risks. It also oversees our enterprise risk management activities and other risks not specifically allocated to another committee.

•	Monitors, evaluates and recommends to the Board capital and financing plans, activities, requirements and opportunities.
•	Oversees implementation of and compliance with investment strategies, guidelines and policies.
•	Authorizes loans and investments of the company.
•	Reviews, assesses and reports on the impact of various finance activities on our debt ratings.
•
Monitors, evaluates and makes recommendations regarding matters pertaining to our Closed Block segment, including long-term care business, that could have meaningful impact upon any of the matters for which the Risk and Finance Committee has oversight responsibility.

(1)
All members of the Audit Committee meet the independence requirements of the SEC and the NYSE and our corporate governance guidelines. All five members of the Audit Committee are “audit committee financial experts” under SEC regulations, and are “financially literate” as required by the NYSE.

(2)	All members of the Governance Committee meet the independence requirements of the NYSE and our corporate governance guidelines.
(3)
All members of the Human Capital Committee meet the independence requirements of the NYSE for directors and compensation committee members and our corporate governance guidelines and are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

(4)	All members of the Regulatory Compliance Committee meet the independence requirements of our corporate governance guidelines.
(5)	All members of the Risk and Finance Committee meet the independence requirements of our corporate governance guidelines.
Limits on Board and Audit Committee Service
While we recognize that Board members benefit from service on the boards of other companies and such service is encouraged, the Board believes it is critical that directors be able to dedicate sufficient time to their service on our Board. To that end, no director may serve on more than three public company boards in addition to our Board, or on more than two audit committees of public companies in addition to our Audit Committee.
The Board’s Role in Risk Oversight
The Board has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Board is responsible for managing strategic risk, and it regularly reviews information regarding our capital, liquidity and operations, as well as the risks associated with each. The Risk and Finance Committee is responsible for oversight of the company’s enterprise risk management program and receives a report on these activities at least quarterly. The Risk and Finance Committee is also responsible for overseeing risks associated with investments and related financial matters, including those pertaining to our Closed Block segment, and any other risks not specifically allocated to another committee for oversight. The Audit Committee is responsible for oversight of financial risk and continues to fulfill its NYSE-mandated responsibility to discuss guidelines and policies with respect to the process by which the company undertakes risk assessment and risk management. The Audit Committee and Risk and Finance Committee also meet jointly as appropriate to oversee certain risks for which they have overlapping responsibility, including operational risks relating to data privacy, cybersecurity and business continuity. The full Board also takes an active role in overseeing cybersecurity risk, and during 2019 held

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a progressive, cyber incident tabletop exercise with senior management and third-party experts to increase preparedness for a potential data breach. The Human Capital Committee is responsible for overseeing the management of risks relating to our compensation plans and programs and, as more fully described below, receives an annual report from the company’s chief risk officer about these risks. The Regulatory Compliance Committee oversees management of risks related to regulatory, compliance, policy and legal matters, both current and emerging and whether of a local, state, federal or international nature. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks in addition to the risk information it receives directly.
Compensation Risk
Each year, the company’s chief risk officer, in consultation with the Human Capital Committee, undertakes a risk assessment of our compensation programs and practices. This year’s process included the following steps:
•	Review of the overall design and philosophy of the company’s incentive compensation programs.
•	Review and assessment of the 2019 annual incentive program and long-term incentive program performance measures for alignment between actual results and achievement payout levels.
•	Identification of fundamental principles to test, including the SEC’s non-exclusive list of situations where compensation programs may have the potential to raise material risks to the company.
•	Assessment of the incentive programs in light of the company’s primary risks (as disclosed in the company’s 2019 Form 10-K) and the company’s annual financial and capital plans.
Based on this assessment, the following conclusions were reached by the chief risk officer and presented to the Human Capital Committee:
•	The company’s incentive program targets, thresholds, caps, metric weightings and payout curves are effective control mechanisms.
•	The incentive plans are balanced and align the long-term interests of stakeholders and management.
•	The program’s goals are effectively balanced and consistent with the risk levels embedded in the company’s financial and capital plans.
•	All potential awards are subject to Human Capital Committee discretion and the company has a recoupment policy in place in the event of a material earnings restatement.
Accordingly, our chief risk officer and the Human Capital Committee do not believe the company’s compensation programs create risks reasonably likely to have a material adverse effect on the company, and the programs fall within the range of the company's risk appetite.
Director Retirement Policy
Our bylaws do not allow any person to serve as a director beyond the date of the annual meeting of shareholders immediately following his or her 72nd birthday.

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Compensation Committee Interlocks and Insider Participation
During 2019, Ms. Egan and Messrs. Bunting, Kabat, and O'Hanley each served as a member of our Human Capital Committee. None of the members has served as an officer of the company, and during 2019 none of the members was an employee of the company. None of our executive officers served as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Human Capital Committee.
Related Party Transactions and Policy
The Board has adopted a written policy concerning related party transactions. This policy covers any transaction in which the company was or is to be a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. A “related party” means any of our directors, director nominees, executive officers, persons known to us to beneficially own more than 5% of our outstanding common stock, and any of their respective immediate family members, and any entity in which any of these persons has an interest as an employee, principal or 10% or greater beneficial owner or other material financial interest.
Prior to entering into a transaction that may be viewed as a related party transaction, the related party must notify our general counsel of the facts and circumstances of the transaction. If the general counsel determines the proposed transaction is a related party transaction, it is submitted to the disinterested members of the Audit Committee for consideration at the next Committee meeting (or to the chair of the Committee if it is not practical to wait until the next meeting and the chair is not a related party to the transaction). The Committee considers all relevant facts and circumstances, including the benefits to the company, if the related party is an independent director or nominee, the potential effect of entering into the transaction on the director’s or nominee’s independence, any improper conflict of interest that may exist, the availability of other sources for the products and services, the terms of the transaction, and the terms available from or to unrelated third parties generally.
The transaction may be approved if it is determined in good faith not to be inconsistent with the best interests of the company and shareholders. Certain types of transactions are deemed to be pre-approved by the Audit Committee, including executive officer and director compensation arrangements approved by the Board of Directors or the Human Capital Committee, indemnification payments and any transaction between the company and any entity in which a related party has a relationship solely as a director, less than 10% equity holder, or employee (other than an executive officer), or all of these relationships.
Transactions with Related Persons
The company employs Charlene Glidden, who serves as Vice President, Transformation Leader and is a sister-in-law of Michael Q. Simonds, the company's Executive Vice President, Chief Operating Officer. She received compensation of approximately $450,121 for 2019 and participated in compensation and benefit arrangements generally applicable to similarly situated employees. Ms. Glidden does not report within Mr. Simonds’ organization, and he is not involved in decisions concerning her compensation.

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Codes of Conduct and Ethics
The Board has adopted a Code of Conduct establishing certain business practices and ethics applicable to all of our directors, officers and employees. Our Code guides employees on how to abide by the company's principles and access the resources available to address any ethical issues that arise. We provide online and toll-free access to report ethical issues confidentially, conduct annual training and offer self-service access to a variety of educational materials related to issues covered in our Code. The Board has also implemented a separate Code of Ethics applicable to our CEO and certain of our senior financial officers.
We expect all employees and officers of Unum to abide by the principles and policies set forth in our codes. Both of these codes, together with any information on certain amendments or any waivers applicable to certain of our executive officers, are available on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com.

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OTHER GOVERNANCE MATTERS

OTHER GOVERNANCE MATTERS
Shareholder Engagement
In line with our commitment to open communication and transparency, a robust shareholder engagement process occurs throughout the year.
In the late summer and early fall, we begin our
shareholder engagement efforts by contacting each of
our top 50 investors, which in 2019 represented more than 71% of our outstanding shares. The focus of these meetings is to discuss our business strategy and our governance and compensation practices, as well as to learn about any other topics that are important to our shareholders. During 2019, our independent Board Chairman joined management for several of the shareholder meetings. In the late fall, we also met with two proxy advisory firms to provide an update on our shareholder engagement efforts and gain further insight into their views of our compensation and governance practices and proxy disclosures. These communications promote greater engagement with our shareholders on various corporate governance issues and provide an open forum to share perspectives on our policies and practices.

During the winter, we review with our Governance and Human Capital Committees, and with the full Board, the feedback we received during these shareholder meetings and use it to enhance proxy disclosures and make any recommended governance and compensation changes prior to the next Annual Meeting. Following our Annual Meeting in the spring, we review our shareholder voting results, consider compensation and governance trends and current best practices, and conduct follow-up meetings with investors to address any issues.
For additional information on feedback we received from our shareholders during our outreach efforts, refer to page 49.

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OTHER GOVERNANCE MATTERS

Environmental, Social and Governance
We provide a critical financial safety net for millions of people, a fact that drives us to deliver for those who count on us. This focus on doing the right thing guides our approach to sustainability and social responsibility. Unum has a long tradition of engaging with shareholders, customers, employees, suppliers and communities on a variety of environmental, social and governance (ESG) matters.
We have taken a number of steps recently to strengthen governance and disclosure of ESG matters. In 2018, the Board amended the charter of the Governance Committee to provide Board-level oversight of ESG matters and greater alignment with key issues. In 2019:
•
The Board discussed with management a refreshed corporate strategy for elevating the company's ESG profile, including plans for dedicated resourcing, prioritizing opportunities, and building awareness;

•	A Sustainability Working Council of leaders across key functions and business areas throughout the enterprise was established to recommend and oversee sustainability issues; and
•
We began a materiality assessment to better understand ESG issues relevant to our organization. This work continues and is a first step in developing a strategic sustainability program with greater rigor and transparency for all our stakeholders.

We also intend to release a more comprehensive report of our progress in the second quarter of 2020. This report will be available on www.unum.com.
The Board's Role in ESG
As part of their oversight of the company's strategic direction and risk management, Board members monitor progress on Unum's ESG strategies and initiatives. Discussions with senior management focus on the rapidly changing landscape, opportunities for leadership, and execution against strategic goals and priorities. The Board and committees are regularly engaged on issues related to corporate social responsibility, significant public policy, inclusion and diversity, and corporate culture. The Board also seeks to understand investor and stakeholder expectations, and the impact of Unum's business operations on these and other issues related to ESG.
Good Governance and Responsible Business
We maintain a sound governance framework rooted in a culture of integrity and responsiveness to the long-term interests of our shareholders. Shareholder perspectives are valued by the Board and management as they consider the current governance landscape and shape our practices to keep pace with, if not stay ahead of, best practices. We list many of our governance practices on page 3.
Code of Conduct
Integrity and doing the right thing are embedded in our culture. Our Code of Conduct is a roadmap of nine principles for doing the right thing every time for our company, our customers, our colleagues and ourselves. It guides employees on how to abide by Unum's principles and access the resources available to address any ethical issues that may arise. We Are Unum is a collection of guiding statements that outline our expectations of employees and the commitments we make to them in return.

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OTHER GOVERNANCE MATTERS

Responsible Investing
Investment decisions on our $46 billion portfolio represent a significant component of our societal impact. Intensive research, disciplined processes and focused portfolio construction are foundational to our commitment to reliable investing. Our philosophy is to deliver consistent long-term investment returns while keeping risks at appropriate levels so we can deliver on our promises to policyholders and stakeholders. We strive to be responsible stewards of our assets within a framework of strong governance and transparency. As part of this effort, we are working to formally integrate ESG factors into all investment decisions. Our research analysts have a strong understanding of the companies in which we invest and attempt to take into account all relevant factors that contribute to an informed investment decision.
Privacy and Cybersecurity
Unum protects the confidentiality of personal information our customers entrust to us. Ongoing smart investments keep our information security program, including cybersecurity, highly effective, providing the physical, technical and administrative controls required by industry best practices.
Customer Experience
We are currently ranked first in ease of doing business, employer trust and meeting the needs of our customers in comparison to competitors. We continue to make investments in technology and our people to enhance the experience of our customers, and our goal is continue delivering the best experience for those who rely on us for their employee benefit needs.
Social Impact
Engaging with employees, community partners and in the public discourse are key ways we work to create better places to live and work.
Our Culture and Human Capital Management
The wellbeing of our employees is one of our top priorities and starts with a dynamic and welcoming workplace that embraces diversity, fosters collaboration and encourages employees to bring their best ideas to work every day.
In 2019, we continued a multi-year modernization of our main home offices. This investment is transforming our workspaces to spark greater collaboration and innovation, and introduce upgraded food service and fitness amenities for employees. Our commitment to workplace modernization helps us attract and retain talent and ensures our employees are well-prepared to deliver best-in-class customer service and work flexibly when required.
Work-life balance is a core value of ours, and we provide access to benefits and resources employees need to enhance their health and wellbeing. We offer comprehensive health plans, annual screenings, onsite fitness and health resource centers at our primary facilities and programs that educate employees and help them manage chronic health issues as well as generous retirement benefits.
Our company has a strong focus on training and professional development. All employees participate in an annual curriculum of training on our Code of Conduct (which covers a variety of topics including ethics, anti-harassment, regulatory compliance and our business practices), privacy, and information security. We also provide employees and managers a variety of training and development programs tailored to their specific roles and support the professional development of our employees through our tuition assistance program.

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We’re proud to have been recognized as a great place to work by several independent organizations and we will continue to make investments in our people and our culture to create a world-class workplace.

Inclusion and Diversity
We are committing greater resources to foster a workplace that welcomes diverse backgrounds and perspectives, and reflects our customers and our communities. Our commitment starts at the top, and we’re pleased to have been recognized as being a leader in gender diversity at the Board level. We set inclusion and diversity performance goals for the CEO and senior leadership team. Our Office of Inclusion & Diversity sets our strategic direction and coordinates the work of our employee resource groups. A variety of programming and training opportunities are available for all employees to learn about issues such as unconscious bias and inclusion in the workplace. During 2020, we have committed to creating and sharing a strategic inclusion and diversity plan and key goals.

Positively Impacting Our Communities
We’re dedicated to building stronger communities in the places where we live and work. Through financial gifts and employee volunteering, we partner with community organizations to improve educational opportunities, promote health and wellness, and support the arts. We encourage employee engagement in community outreach by providing time off for volunteer activities and matching employee giving to qualified organizations. We partner with dozens of local charities every year and provide significant support in the U.S. to public education, health and wellness, and arts and culture. For more information about our community outreach, visit our website.

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OTHER GOVERNANCE MATTERS

Advocating for Financial Protection Benefits
We participate in public policy discussions on a variety of issues related to our business and industry. One of our primary areas of focus is advocating for greater access to financial protection benefits for workers and their families in the U.S. and U.K. This issue continues to grow in significance as governmental revenue and funding for public safety net initiatives has declined.
Our engagement in these issues includes:
•	Funding research on disability trends, the economic impact of financial protection benefits and consumer insurance purchasing habits;
•	Sponsoring state legislation to encourage greater participation in financial protection benefits through employee auto-enrollment, with the option to opt out;
•	Providing expertise to federal and state agencies related to disability benefits; and
•	Active participation in industry associations such as the American Council of Life Insurers.
Through engagement with legislators and other public officials at the state and federal level, we educate policymakers on the importance of making financial protection benefits widely available and easy to enroll in.
Being Good Stewards of the Environment
We’re committed to helping protect the valuable resources that we all depend on to support quality of life for everyone. We do that by striving to understand and effectively manage our impact on the environment. Within our facilities, we have made significant strides in several areas to measure our impact and improve efficiencies to reduce our carbon footprint, including driving energy efficiencies, paper reduction and more efficient use of space. Through technology such as videoconferencing and remote access, and workplace flexibility initiatives, we also reduce employee travel to and from the office, and between our various locations. Ongoing employee education and engagement is driven through grassroots volunteer groups.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE
The Audit Committee (in this report, the “Committee”) is appointed by the Board of Directors and operates under a written charter adopted by the Board, a copy of which is available on the company’s investor relations website under the heading “Corporate Governance” at www.investors.unum.com. The Committee is comprised solely of independent directors who meet the independence requirements of the SEC and the NYSE. All members of the Committee are “financially literate” as required by the NYSE, and the Board has determined that all four current members are “audit committee financial experts” under SEC regulations. In February 2019, Susan L. Cross became a member of the Committee upon her election to the Board. In May 2019, Committee member, Timothy F. Keaney, was named the Committee chair upon the retirement of the Committee’s previous chair, E. Michael Caulfield, at the 2019 Annual Meeting.
The primary purpose of the Committee is to assist the Board in its oversight of the:
•	Integrity of the company’s financial statements and related disclosures;
•	Effectiveness of the company’s internal control over financial reporting;
•	Compliance by the company with legal and regulatory requirements;
•	Qualifications, independence and performance of the company’s independent auditor;
•	Responsibilities and performance of the company’s internal audit function; and
•	Management of the company’s financial risks.
The Committee is also responsible for discussing guidelines and policies for how the company undertakes risk assessment and management. The Committee receives regular enterprise risk management (ERM) reports presented to the Risk and Finance Committee, as well as the Own Risk and Solvency Assessment (ORSA) summary report. The ORSA summary report provides strong evidence of the strengths of the company’s ERM framework, measurement approaches, key assumptions used in assessing our risks, and prospective solvency assessments under both normal and stressed conditions. The Committee also jointly oversees cyber-related operational risk with the Risk and Finance Committee.
Management is primarily responsible for the preparation, presentation and integrity of the company’s financial statements and for the reporting process, including the establishment and effectiveness of the company’s internal control over financial reporting. The company’s independent auditor is responsible for performing an independent audit of the financial statements and of the effectiveness of the company’s internal control over financial reporting in accordance with auditing standards promulgated by the Public Company Accounting Oversight Board (PCAOB). The independent auditor reports directly to the Committee, which is responsible for the appointment, compensation, retention and oversight of the work performed by the independent auditor.
The Committee met eight times during 2019. The Committee regularly held executive sessions and met separately with its independent auditor, Ernst & Young, and with the internal auditors without management present.
In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and the independent auditor matters relating to the company’s accounting and financial reporting processes, including the internal control over financial reporting; reviewed and discussed with management and the independent auditor the company’s annual and quarterly financial statements and related disclosures in reports filed with the SEC; preapproved all audit services and permissible nonaudit services performed by the company’s independent auditor; reviewed and discussed with management the responsibilities

2020 PROXY STATEMENT    41

REPORT OF THE AUDIT COMMITTEE

and performance of the internal audit function; discussed with management policies relating to risk assessment and risk management, as well as specific financial risks; and obtained and reviewed reports concerning the company’s policies and procedures for maintaining compliance with legal and regulatory requirements. In carrying out this responsibility, the Committee also monitors whether there is appropriate external and internal auditor focus each year on the company’s IT environment and controls, which in 2019 included above-benchmark internal audit plan coverage of cyber audits, information security and privacy risk as a common scope element of all audits, and an annual SOC 2 assessment. Cyber-related matters were also covered in regular reports to the Committee from the chief risk officer and the general counsel.
The company’s internal audit function, under the direction of the chief auditor, reports directly to the Committee, which is responsible for the oversight of the work performed by the internal auditors. The internal auditors are responsible for, among other matters, conducting internal audits designed to evaluate the company’s system of internal controls. The Committee reviewed and discussed with the company’s internal auditors, and received regular status reports from them concerning, the overall scope and plans for their audits. The Committee met with the internal auditors, with and without management present, to discuss their audit observations and findings, management’s responses, and their evaluation of the effectiveness of the company’s internal control over financial reporting.
The Committee reviewed and discussed with management the company’s audited financial statements for the year ended December 31, 2019, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and assumptions that could impact the amounts reported in the company’s financial statements, and the clarity of disclosures in the financial statements. The Committee reviewed and discussed with the independent auditor the overall scope and results of the independent audit and its judgments of the quality and acceptability of the company’s accounting principles. The Committee also engaged in discussions with management and the independent auditor concerning, among other matters, management’s assessment of reserve adequacy across all major business lines, which is presented to the Committee each year. The Committee discussed with the independent auditor the matters required to be discussed by applicable standards of the PCAOB. Under new PCAOB standards requiring discussion of critical audit matters (CAMs) in auditor reports, beginning with the report on the company's 2019 financial statements, the independent auditor discussed with the Committee a CAM relating to the company's reserves for long-term care policy and contract benefits. During 2019, the Committee also discussed with management and the independent auditor emerging accounting standards and associated implementation plans. The Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the auditor’s communications with the Committee concerning independence. In addition, the Committee discussed with the independent auditor matters relating to its independence, including consideration of whether the independent auditor’s provision of nonaudit services to the company is compatible with the auditor’s independence.
The Committee evaluates the performance of its independent auditor, including the senior audit engagement team, each year and considers whether to retain the current independent auditor or consider rotating the engagement to a different audit firm. In doing so, the Committee took into consideration a number of factors, including the professional qualifications of the firm and the lead audit partner, the quality and candor of the firm’s communications with the Committee and the company, and evidence supporting the firm’s independence, objectivity, and professional skepticism. Additionally, in conjunction with the mandated rotation of the independent auditor’s lead engagement partner, the Committee and its chair are directly involved in the selection of the independent auditor's lead engagement partner, including the current partner who assumed this role in 2019. In advance of the rotation, Committee members held discussions with the then-current partner, the proposed candidate, and company management concerning the candidate's experience and qualifications for the role.

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REPORT OF THE AUDIT COMMITTEE

Based on its evaluation, the Committee has determined that the continued retention of Ernst & Young to serve as the company’s independent auditor is in the best interests of the company and its shareholders. Accordingly, the Committee appointed Ernst & Young as the company’s independent auditor for 2020. Ernst & Young has served as the company’s independent auditor since the merger of Unum and Provident in 1999, and before that served at various times as the independent auditor for the company and certain predecessor companies. Although the Committee has sole authority to appoint the independent auditor, the Committee recommended that the Board of Directors seek shareholder ratification of the appointment at the Annual Meeting as a matter of good corporate governance.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the company’s audited financial statements for the year ended December 31, 2019 be included in the company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
2019 Audit Committee:
Timothy F. Keaney, Chair
Susan L. Cross
Susan D. DeVore
Francis J. Shammo

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we provide an overview of our compensation philosophy and processes, and explain how the Human Capital Committee of our Board (referenced throughout this section as the “Committee”) arrived at its compensation decisions for the below named executive officers (NEOs) for 2019.
•	Richard P. McKenney, President and Chief Executive Officer
•	Steven A. Zabel, Executive Vice President, Chief Financial Officer
•	Michael Q. Simonds, Executive Vice President, Chief Operating Officer
•	Timothy G. Arnold, Executive Vice President, Voluntary Benefits and President, Colonial Life
•	Lisa G. Iglesias, Executive Vice President, General Counsel
•	John F. McGarry, Retired Former Executive Vice President, Chief Financial Officer
As previously announced, Mr. McGarry retired as Chief Financial Officer, effective July 2019. Beginning in July, Mr. McGarry moved into a role supporting a smooth transition until his retirement at the end of October 2019. Mr. Zabel, who served as the President of Unum's closed block of business, assumed the responsibilities of Chief Financial Officer, effective July 2019. Mr. Simonds, who served as President and Chief Executive Officer of Unum US during 2019, was appointed to his current position effective February 1, 2020.
Business and Performance Review
Our Business
We are a leading provider of financial protection benefits in the United States, United Kingdom and Poland. Our insurance products include disability, life, accident, critical illness, hospitalization, dental and vision insurance, and are primarily offered through the workplace to help protect millions of working people and their families from the financial hardships that can occur in the event of illness, injury, or loss of life. Our growing leave and absence management services help employers effectively manage leave planning and preparation, while ensuring employees understand their leave benefits and effectively transition back into the workplace and productivity.
In 2019, our business operations were divided into three primary segments. Our Unum US and Colonial Life segments market products and services in the U.S., while the Unum International segment comprises our Unum UK and Unum Poland businesses in Europe. Separately, our Closed Block segment includes products, such as long-term care insurance, that we service and support but no longer actively market.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Performance
From a financial and operating standpoint, Unum had a profitable year in 2019 as we delivered steady growth across our core businesses, leading to record after-tax adjusted operating earnings per share. We maintained market-leading positions and a strong value proposition with customers and brokers, and focused on expanding our product and geographic footprint. Our disciplined business approach helped us maintain attractive profit margins and a high level of customer satisfaction. These results were achieved despite the pressure of continued low interest rates, uncertainty in the U.K. due to Brexit, and industry concerns about long-term care policies.
Financial Highlights(1)
Record earnings

Unum achieved strong earnings per share and record after-tax adjusted operating earnings per share, continuing our recent history of strong financial performance. For 2019, we delivered net income of $1.10 billion and strong after-tax adjusted operating income of $1.14 billion, based on total revenue of $12 billion. Earnings per share (EPS) was $5.24 and adjusted operating EPS was at an all-time high of $5.44, the 14th consecutive year of after-tax adjusted operating EPS growth.

Return on equity
We continued to put shareholder capital to good use. Return on Equity (ROE) was 11.8% and consolidated adjusted operating ROE was 12.8%, while ROE in our core operating segments was 17.2%.
Book value
Our book value per share at the end of 2019 was up 11.2% from 2018 (excluding accumulated other comprehensive income, or AOCI). It was the 11th consecutive year of shareholder equity growth.
(1)
Operating results referenced here include non-GAAP financial measures. Information about the non-GAAP measures used in this proxy statement is set forth in “A Note About Non-GAAP Measures” on page 2. For a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures, refer to Appendix A of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Operating Highlights
Unum delivered on our mission of supporting our customers in 2019. We paid approximately $7.5 billion in benefits to people facing illness, injury or loss of life. Satisfaction metrics measuring our interaction with customers and partners were high. We're also focused on enhancing the experience of our customers through employee training, process improvements and leveraging technology.
We continue to see steady growth in our core businesses, particularly in premium income, compared with 2018 results. This growth was achieved while maintaining our pricing and risk discipline, and demonstrates our value story continues to resonate with customers. New offerings such as our dental and vision coverage and our leave and absence management services are also driving growth and deepening relationships with our clients.
We managed our investment portfolio well despite the continued low interest rate environment. Due to the nature of our business, we invest for the long term with a philosophy emphasizing sound risk management and credit quality.
Long-Term Care Review
The same skills that allow our core franchise to be successful are also beneficial to our closed block of long-term care (LTC) policies that we service and support, but no longer actively market. In 2009, we closed our individual LTC business, and in 2012 we closed our group LTC business. We have actively managed these closed blocks with a combination of rate increases, updates to our liability assumptions to reflect emerging experience, prudent cash infusions, and reserve changes. Through these and other steps – including annual comprehensive reviews – we continue to take proactive measures to provide for the long-term stability of this block and provide transparency to our shareholders and customers.
Following our 2018 annual review of the LTC block, we adjusted our risk assumptions and increased our LTC GAAP reserves to reflect our updated best estimate of future benefit obligations. These measures have led to greater stability and predictability in the performance of the LTC block. Just as importantly, these steps have had little impact on our capital plans and overall financial strength.
Operational Realignment
Delivering consistent long-term success in a constantly evolving employee benefits market requires us to continually challenge our approach to how we do business. In February 2020, we appointed Mr. Simonds as Chief Operating Officer (COO) for the enterprise and aligned our core business operations under this role. We believe this change allows us to sharpen our focus on growth opportunities and further enhance the experience for our customers.
This realignment will not change our current financial reporting segments.

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COMPENSATION DISCUSSION AND ANALYSIS

Business Highlights
The following are 2019 performance highlights within our primary business segments and other key areas of the company:
Unum US

Our Unum US segment, representing 64.2% of our consolidated premium income in 2019, continued its trend of profitable growth. The business delivered healthy premium increases and strong persistency while maintaining strong margins and industry-leading return on equity. Combined with the ongoing integration of new products and growth in our segment, Unum US delivered record adjusted operating income.

Unum International

Our Unum International segment, representing 6.7% of our consolidated premium income in 2019, continued to adjust to the ongoing headwinds from the uncertain environment in Europe due, in part, to Brexit. While adjusted operating income was down year-over-year, the addition of Unum Poland and growth of voluntary benefits in the U.K. helped drive premium and sales growth in our International segment.

Colonial Life

Our Colonial Life segment, representing 18.0% of our consolidated premium income in 2019, strengthened the business through adjustments to its distribution strategy and enhancements to its capabilities. Growth improved in the latter half of the year as these changes drove positive sales and premium trends. Consistent with past years, Colonial Life continues to generate solid margins and returns.

Closed Block
Our Closed Block segment, representing 11.0% of our consolidated premium income in 2019, delivered stable performance, with an increase in adjusted operating income of 9.7%. We continue to see consistent results, largely as a result of our active oversight of this block of business and ongoing investments in management resources and capabilities.
Investments
Our investment results remained solid, generally in line with our plan benchmarks. The portfolio was well-managed through market volatility in 2019 and continues to provide a consistent source of income for our business. Our asset quality remains strong.

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COMPENSATION DISCUSSION AND ANALYSIS

Capital Generation for Shareholders
Our strong statutory earnings resulted in solid capital generation in 2019, allowing us the opportunity to deploy capital in a number of ways.
•	We invested in our people, products and technology to drive growth.
•	We paid out $229.2 million in dividends, including increasing the annual dividend rate by 11.2% compared to the prior year.
•	We repurchased 12.3 million outstanding shares for $400.4 million.
Our credit ratings are strong and remain at our targeted levels as a result of our strong balance sheet, our favorable operating results, and our highly respected brand in the employee benefits market.
Total Shareholder Return
Unum once again delivered strong financial results in our core businesses and record adjusted operating earnings per share in 2019. This continues a track record of consistent performance that spans more than a decade. However, while we delivered positive TSR for the year and improved TSR on a year-over-year basis, we trailed our peer groups due to negative investor perceptions surrounding the long-term care industry and concerns about the ongoing impact of historically low interest rates on our sector.
These returns are not indicative of the ongoing strong financial and operational performance of our core businesses. We have delivered record after-tax adjusted operating earnings per share for 14 consecutive years. Premium growth has consistently outpaced our competitors in our U.S. businesses. And we continue to see favorable trends in key indicators, such as expense management and benefit ratios.
We have also actively managed our closed LTC block over the last decade while providing added transparency to enhance shareholder understanding of the block.
The need for our products and services remains strong and continues to grow, which we believe when combined with our consistent results has made Unum an excellent long-term investment. We expect that the performance of our core franchise will again be recognized and ultimately drive long-term shareholder value.
TOTAL SHAREHOLDER RETURN
	1 Year	3 Year	5 Year
Unum	2.6%	(28.53)%	(5.92)%
Proxy Peer Group	31.27	25.57	50.66
S&P 500	31.49	53.17	73.86
S&P Life & Health Index	23.18	13.63	32.92
OPERATING EARNINGS PER SHARE**
(after-tax, adjusted)

CORE SEGMENT PREMIUM GROWTH
(in millions)

  **Non-GAAP measure, see Appendix A for reconciliation.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Say-on-Pay Vote and Shareholder Outreach
Our 2019 shareholder advisory vote to approve executive compensation passed with 95% support. As we have done for several years, we continued our shareholder engagement through an extensive outreach effort, contacting each of our top 50 investors, representing more than 71% of our outstanding shares. Consistent with the prior year, our independent Board Chairman joined several of our meetings with shareholders.

Five investors, representing approximately 21% of our outstanding shares, accepted our invitation for engagement and we met with each of them. Another seven investors, representing approximately 19% of our outstanding shares, responded that a meeting was not necessary.

During the meetings, shareholders provided feedback on a variety of topics; however, we did not receive any suggestions for changes to our compensation programs. Overall, the shareholders we spoke with generally had favorable comments about our practices and programs, which is also evidenced by our most recent say-on-pay votes (approximately 95% in 2019 and 2018, and 96% in 2017). During the 2019 outreach, we received specific positive comments related to:
•	Our compensation design and pay structure for executives as well as our proxy disclosure;
•	Alignment of our incentive plan goals and the focus on those things important to the company; and
•	Our alignment with shareholders by using a TSR modifier.
Following consideration of the results of our 2019 say-on-pay vote and feedback we received through these meetings, we did not make any changes to our executive compensation programs. However, our discussions identified continuing opportunities to enhance our proxy statement disclosure and regarding other governance topics including:
•	Continuation of the use of the CEO Compensation Summary (see page 7);
•	Continuing to enhance disclosure related to our Environmental, Social and Governance journey and related initiatives (see page 37); and
•	Expanding board gender diversity including leadership representation (see page 14).
In addition to our meetings with shareholders, we also met with two proxy advisory firms to provide an update on our shareholder engagement efforts and gain further insight into their views on our compensation and governance practices and disclosures.
Overall, shareholders told us they appreciated the opportunity to engage in these discussions and the company’s willingness to consider their input on both executive compensation and governance practices.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Structure
Our executive compensation philosophy is to reward performance that helps us achieve our corporate objectives, increase shareholder returns, attract and retain talented individuals, and promote a culture of ownership and accountability in the company. We do this by:
•	Offering base salaries that reflect the competitive market as well as the roles, skills, abilities, experience, and performance of employees;
•	Providing incentive opportunities for all employees based on the achievement of corporate and individual performance goals; and
•
Aligning the long-term interests of management and shareholders by offering performance-based equity compensation opportunities and requiring senior officers to own a specified value of shares and retain equity awards for a specified period of time after vesting.

Elements of Pay
There are five primary elements of pay in our executive compensation program, which are summarized in the following table.

	SHORT-TERM	LONG-TERM
BASE PAY	ANNUAL INCENTIVE	PERFORMANCE- BASED RSUs	PSUs	RETIREMENT & WORKPLACE BENEFITS

Primary Purpose	Reflects the market for similar positions as well as individual skills, abilities & performance	Rewards short-term performance(1)	Rewards long-term performance, aligns interest with stockholders & promotes a culture of ownership and accountability(1)		Addresses health, welfare & retirement needs
Performance Period	Ongoing	1 year	1 year (vests over 3 years)(2)	3 years prospective	N/A
Form	<--------------- Cash --------------->		<--------------- Equity --------------->		N/A
Payment/Grant Date	Ongoing	<----- In March based on prior year performance ----->			Ongoing
(1)	For details on performance measures see “Annual and Long-Term Incentive Programs” beginning on page 57.
(2)	A performance threshold goal must be achieved before participants are eligible to receive an award. If the goal is not achieved, no awards are earned.
Those pay elements that are “at risk,” or contingent upon individual or corporate performance, are noted in the charts below. Our NEOs, as the most senior officers of the company, have a substantial majority of their targeted total direct compensation (fixed salary and variable annual and long-term incentive awards) at risk. This design creates an incentive for achievement of performance goals (short- and long-term) and aligns the interests of our executives with those of our shareholders. For 2019, 89% of Mr. McKenney’s targeted total direct compensation was at risk. For the remaining NEOs, an average of 72% of their aggregate targeted total direct compensation was at risk.

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COMPENSATION DISCUSSION AND ANALYSIS

Roles of the Committee, Chief Executive Officer and Consultant
The Committee, CEO, and compensation consultant each have important roles in our compensation program. The Committee, with input from the CEO and compensation consultant, has the final authority to:
•	Evaluate, design, and administer a compensation program for our executive officers that appropriately links pay, company and individual performance, and the creation of shareholder value;
•	Establish performance goals and certify whether they have been attained;
•	Review the performance of the CEO, with input from the full Board, and determine his compensation; and
•	Determine compensation for each of the other NEOs.
The CEO provides to the Committee:
•	A self-assessment outlining his own performance for the year;
•	Performance assessments and compensation recommendations for executives who report directly to him, which included all of the other NEOs during 2019; and
•	His perspective on the business environment and the company’s performance.
The CEO does not participate in any decisions related to his own compensation.
Pay Governance LLC, as independent compensation consultant to the Committee, provides objective, expert analyses, independent advice, and comparative data across peer companies on executive and director compensation. Pay Governance reports directly to the Committee, which is responsible for the appointment, compensation, retention, and oversight of the work performed by the consultant. A senior representative of the compensation consultant generally attends Committee meetings, participates in executive sessions of the Committee without management present, and communicates directly with Committee members outside of meetings.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee has adopted a policy requiring its compensation consultant be independent. During 2019, the Committee completed its annual assessment of the independence of Pay Governance, taking into account the following factors:
•	Compliance with the Committee’s independence policy;
•	Other services, if any, provided to the company by the consultant;
•	The amount of fees paid by the company to the consultant as a percentage of the consultant’s total revenues;
•	Any business or personal relationships between the consultant (including its representatives) and the company’s directors or senior officers; and
•	The policies and procedures the consultant has in place to prevent conflicts of interest, which include a prohibition against stock ownership in the company.
Pay Governance has attested to its independence and does not provide any services to the company other than those related to director and executive compensation consulting. Fees paid to Pay Governance for such services provided in 2019 totaled $147,211.
Based on its assessment, the Committee concluded that Pay Governance is independent under the Committee’s policy and that Pay Governance's work has not raised any conflict of interest.
The company’s finance, human resources, and legal staff, including the Chief Financial Officer, support the Committee in its work, interacting with the compensation consultant only when doing so on behalf of the Committee or concerning proposals the Committee will review for approval. Employees from these departments discuss various executive compensation topics with the Committee and Pay Governance, including how compensation plans fit in with other programs and business objectives. Although these staff members may make recommendations, the final decision on all executive compensation matters rests solely with the Committee.
Compensation Benchmarking
The Committee compares the compensation of our NEOs to the median pay of executives in similar positions at peer companies. By generally targeting each pay element to the approximate median of the applicable comparator group (as described below), we ensure the balance among the elements is competitive, while at the same time allowing company and individual performance to determine a majority of the compensation received by our NEOs. Overall, these benchmarking comparisons are used as points of reference and are secondary to the primary factors considered by the Committee when making compensation decisions. The primary factors are company performance, individual performance, the executive’s level of responsibility and tenure, internal equity considerations, the creation of shareholder value, our executive compensation philosophy, and the results of the most recent shareholder say-on-pay vote and feedback received from engagement with shareholders.
The two sources used by the Committee for benchmarking executive compensation are:
•
For CEO and CFO compensation, a proxy peer group comprising insurance and financial services companies that are either our business competitors or primary competitors for talent (the “Proxy Peer Group”). The Proxy Peer Group is also a reference for compensation programs and practices. The composition of the Proxy Peer Group is determined by the Committee and reviewed annually as outlined below; and

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COMPENSATION DISCUSSION AND ANALYSIS

•
For the compensation of our other NEOs, the Willis Towers Watson Diversified Insurance Study of Executive Compensation (the “Diversified Insurance Study”). This source is used because responsibilities of our other NEOs may not be directly comparable with those of named executives at other companies in the Proxy Peer Group.

In addition to benchmarking executive compensation, the Committee uses a subset of the Proxy Peer Group (which we refer to as the “PSU Peer Group”) for purposes of measuring relative TSR for our PSU awards (see page 62 for details on these awards). This subset is selected because they are considered to be direct business competitors of Unum.
The Committee evaluates the composition of the Proxy Peer Group every year. Peer companies are determined based on five primary criteria (life and health GICS code; reasonable range of: assets, revenues, and market capitalization; and competition with Unum for talent and/or market share). In the past, the Committee has discussed insurance brokers and property and casualty insurers as potential peers. However, the Committee decided not to include these companies due to the differences in business models, performance cycles and executive talent markets. Based on the most recent peer review in August 2019, on average, the companies in the Proxy Peer Group met three of the five criteria. Overall, Unum is at approximately 83% of the revenue median (as of the 12 months ended July 31, 2019). Additionally, 10 of the 12 peers (83%) selected Unum as a peer for compensation benchmarking purposes in their 2019 proxy statements.
During its annual Proxy Peer Group analysis in August 2019, the Committee with its consultant, Pay Governance, considered other insurance and financial services companies and determined to add Equitable Holdings to the Peer Group for 2020. While Equitable Holdings is not a direct business-line competitor, they operate in similar capacities to other current peers, meet the appropriate size criteria, and have included Unum in their peer group. The effect of these changes to the Proxy Peer Group was a 4% reduction in median CEO targeted total direct compensation.
Annual sensitivity tests are performed to understand the impact of both larger and smaller peers on median CEO compensation levels. For the tests conducted in 2019, excluding the two smallest and two largest peers for testing purposes had no impact on CEO targeted total direct compensation. An additional sensitivity test was conducted using a common statistical approach known as regression analysis. Regression analysis considers the correlation between two factors (such as compensation and revenue size) and is commonly used to adjust compensation data to remove the effects of company size. A regression analysis that considered the correlation between revenue and compensation yielded a corresponding targeted total direct compensation that was 12% less than the median. Based on these tests, the Committee determined that the 2020 Proxy Peer Group is appropriate.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table lists the companies in the Diversified Insurance Study (“DIS”), PSU Peer Group and Proxy Peer Group.
BENCHMARKING EXECUTIVE COMPENSATION
Proxy Peer Group Indicators

Company	DIS Survey Participant(1)	PSU Peer Group(2)	2019 Proxy Peer Group(3)	Life & Health GICS	0.4x to 2.5x Unum Revenues	0.4x to 2.5x Unum Assets	0.5x to 5.0x Unum Market Capitalization	List Unum as a Peer
Aflac	•	•	•	•	•	•	•	•
AIG	•
Allstate	•
AXA Group	•
Brighthouse Financial	•		•	•	•		•	•
Cigna	•
CNO Financial Group	•		•	•	•	•		•
Genworth Financial	•
Globe Life (f/k/a Torchmark)		•	•	•	•	•	•	•
Guardian Life	•
Hartford Financial Services Group	•	•	•		•		•	•
John Hancock	•
Lincoln Financial Group Corporation	•	•	•	•	•		•	•
Massachusetts Mutual	•
MetLife	•	•	•	•
Nationwide	•
New York Life	•
Northwestern Mutual	•
OneAmerica Financial Partners	•
Pacific Life	•
Principal Financial Group	•	•	•	•	•		•
Protective Life	•
Prudential Financial	•	•	•	•			•
Reinsurance Group of America			•		•	•	•	•
Securian Financial Group	•
Sun Life Financial	•
Symetra Financial	•
Thrivent Financial	•
Transamerica	•
USAA	•
Voya Financial Services	•	•	•		•		•	•
(1)
For compensation decisions made in early 2019, benchmarking comparisons were made using the 2019 Proxy Peer Group and the 2018 DIS (the latest data available at the time). Although Unum participates in the DIS, we are excluded from this table. The number of participants in the 2018 DIS was increased by four (AIG, Brighthouse Financial, Protective Life and Symetra Financial) from the prior year.

(2)
This peer group will be used for the relative TSR comparison under the 2019 PSU grants. These companies are our direct competitors, are generally followed by the same sell-side research analysts, and generally compete with us for talent.

(3)
The Proxy Peer Group includes both property and casualty insurers and life and health insurers, with Unum’s assets equal to 40% of the peer median as of December 31, 2018, and our revenue at 81% of the peer median for the year ended December 31, 2018. Unum is not part of the Proxy Peer Group.

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COMPENSATION DISCUSSION AND ANALYSIS

Management Transition
Steven A. Zabel, formerly President and Chief Executive Officer of Closed Block Operations, succeeded Jack F. McGarry as Chief Financial Officer (CFO) in July 2019. Upon Mr. Zabel's promotion to CFO in July 2019, the Committee approved the following compensation package for him:
•	Base Salary: Mr. Zabel's base salary was set at $575,000.
•	Annual Incentive Award: The annual incentive target for Mr. Zabel was set at 100% of his base salary, prorated for the portion of the year he would serve as CFO.
•
Long-Term Incentive Award: The annual long-term incentive target for Mr. Zabel was set at 175% of base salary. For his 2019 award, this amount was prorated for the portion of the year that he would serve as CFO, producing a target award of $656,027.

•
Severance Benefits: Like other NEOs, Mr. Zabel entered into a standalone change in control severance agreement with the company providing for enhanced severance benefits in the event of a termination of employment following a change in control. The specific terms of such agreements are outlined on page 88.

The compensation package for Mr. Zabel is below what we paid his predecessor and currently below the median relative to the Proxy Peer Group. This reflects the Committee's practice of pay-positioning newly promoted employees and making adjustments over time based on tenure and performance in the job. A summary of the Committee's 2020 compensation decisions for Mr. Zabel and the remaining NEOs can be found beginning on page 65.
In accordance with the retirement provisions of his outstanding equity awards, all unvested restricted stock units held by Mr. McGarry at the time of his retirement automatically accelerated and fully vested. He also remains eligible to earn his performance share units then outstanding, subject to the achievement of the performance goals and his compliance with the restrictive covenants set forth in his award agreements.
As previously reported, effective February 1, 2020, Mr. Simonds was appointed as Executive Vice President, Chief Operating Officer (COO) with responsibility for optimizing business operations across the enterprise. Effective with the appointment, the Committee set his base salary at $780,000 and his annual and long-term incentive targets at 130% and 250% of base salary, respectively. Mr. Arnold began reporting to Mr. Simonds after the transition, and in addition to leading Colonial Life, Mr. Arnold has taken on a lead role in shaping and driving our approach to voluntary benefits across the enterprise.
Components of Executive Compensation
Base Salary, Annual and Long-Term Incentives
Salaries for our NEOs are established based on their position, skills, experience, responsibilities, and performance. Competitiveness of salary levels is assessed annually relative to the approximate median of salaries in the marketplace using the sources noted beginning on page 52 for similar executive positions. Adjustments may be considered for factors such as changes in responsibilities, individual performance, and/or changes in the competitive marketplace.
Annual and long-term incentive targets are set based on consideration of each NEO’s current target, the approximate median of the appropriate comparator group, and each individual’s target relative to other NEOs given their respective levels of responsibility. For purposes of determining the amount of annual

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COMPENSATION DISCUSSION AND ANALYSIS

incentive and long-term incentive awards for our NEOs, the Committee establishes a target amount as a percentage of each executive’s salary, except that the long-term incentive target is set as an absolute dollar amount for the CEO.
At its February 2020 meeting, after consideration of company and individual performance during 2019, each executive's responsibilities, tenure and market data, the Committee made decisions on our NEO's base salaries and annual and long-term incentive targets for 2020 as outlined in each NEO’s “Performance Assessment and Highlights” summary beginning on page 65. The Committee believes the 2020 compensation decisions position all of our NEOs' targeted total direct compensation within an appropriate range of the market median given each executive's performance and time in his or her current position.
Individual Performance Evaluations
Individual performance is evaluated by the Committee against each NEO's goals and metrics, specific to his or her respective business area. These goals and metrics are set at the beginning of the year and include the following performance categories:
•	Business and financial objectives the Board approved for the company;
•	Strategic objectives by business area;
•	Talent management initiatives; and
•	Operational effectiveness and efficiency.
Evaluation Criteria
In evaluating how effectively the NEOs met their goals, the Committee considers:
•	Company performance;
•	For the CEO, the Board’s assessment of his performance, as well as his self-assessment;
•
For NEOs other than the CEO, the performance assessments of the NEOs. The performance assessment is based on a combination of performance feedback from the CEO, peers, direct reports, and other partners, as well as the individual’s self-assessment; and

•
Written assessments by all Board members of each NEO against their stated goals in the areas listed below. The Committee made changes to the CEO’s goal areas for 2019 to broaden the categories given Mr. McKenney's tenure in the CEO role:

	CEO		Other NEOs
✓	Financial performance	✓	Demonstrated performance
✓	Leads strategy and aligns goals	✓	Commitment to the enterprise and their business unit
✓	Directs resources and talent to achieve strategic initiatives	✓	Ability to balance complex and competing factors
✓	Drives execution	✓	Humility and ego maturity
✓	Manages risk while leading for the future	✓	Effectively manages board relations
✓	Sets cultural norms	✓	Strategic and succession planning, and leadership development
✓	Understands and proactively addresses emerging issues	✓	Demonstrates leadership
✓	Builds relationships and communicates to all stakeholders	✓	Building and sustaining a high-functioning organization
✓	Understands governance and fosters board relationships

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Based on the NEOs' individual performance goals and Board assessment in combination with the CEO's assessment of those reporting to him, the Committee awarded each NEO an individual performance percentage which is used to adjust the earned annual incentive and long-term incentive awards between 0% and 125%. These percentages were used to calculate the final payout of 2019 annual incentives and long-term incentive awards granted in 2020 as described under “Performance Assessment and Highlights”.
Annual and Long-Term Incentive Programs
Company Performance Targets
Each year, the Committee sets targets for several performance measures that are used to calculate annual and long-term incentive awards. Performance measures and their respective targets are established for the company. Weightings are assigned to each performance measure based on its relative importance to the company.
The performance targets are aligned with the company’s primary business objectives:
•	Strong operational performance
•	Disciplined growth
•	Effective risk management
•	Consistent capital generation
The performance goals in our incentive plans are a direct output of our business plans which are approved by the Board each year.
Goal Rigor
The business plans and the associated metrics carefully balance the current performance of the business and the risk appetite of the enterprise with an appropriate amount of stretch designed to drive consistent growth and improvement. In addition, the Committee considered external economic factors including: (1) the overall economic growth rate, (2) employment and wage growth, which impacts our overall premium levels, and (3) the interest rate and investment environment, which can have a significant impact on our overall profit margins.
We set challenging business plans and performance measures to ensure that their achievement will drive long-term value for shareholders. In setting the business plans and performance metrics, a number of sensitivity tests are run to determine the possible upside and downside scenarios to the plan. These scenarios are reviewed to be certain we have the appropriate degree of rigor in the plan. Additionally, in establishing certain metrics such as ROE, we need to consider factors more than just a desire for growth in operating performance numbers, including the natural increase in the proportion of equity backing our closed block lines of business, as well as investments required to maintain our above-industry average ROE in our growth products.
Once the performance measures are established, the incentive payout targets are set to appropriately align pay with performance.
Generally, the performance range for each annual incentive performance measure is set based on what is appropriate for the variability of the metric. The actual ranges for each performance metric are shown in the table on page 60. The payout range for each metric is from 0-150%.

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To align our metrics with shareholders, over both a near-term and an extended timeframe, the Committee determined to use ROE under both our annual and long-term incentive plans. The Committee believes that using this metric in incentive plans that pay out over both one-year and three-year periods encourages executives to focus on both short- and long-term results. The Committee also believes that any risk of overemphasizing ROE in the annual and long-term incentive plans is avoided by assigning it only a 15% weighting for the annual incentive plan and by weighting it equally with another performance measure in the long-term incentive plan (in recent years, average after-tax adjusted operating earnings per share) with further adjustment based on relative TSR for PSUs awarded under our long-term incentive plan.
Our incentive plans are subject to an annual risk assessment by our chief risk officer, which is discussed with the Committee as described on page 33.
Each performance metric has been selected because the Committee believes it is an appropriate driver of long-term shareholder value:
Incentive Metric	2019 Weighting		Purpose
After-Tax Adjusted Operating Income	35%	⇨	Measures profitability achievement
Consolidated Adjusted Operating Return on Equity	15%	⇨	Measures effectiveness of balancing profitability and capital management priorities
Earned Premium	15%	⇨	Measures growth and competitiveness of the business
Sales	15%
Customer Experience	10%	⇨	Measures effective and efficient customer service
Operating Expense Ratio	10%
Our annual incentive awards reward performance based on the achievement of both company and individual performance, which the Committee believes aligns compensation with the objectives of shareholders. The Annual Incentive Plan includes:
•	Eligibility for all non-sales employees to receive an annual incentive;
•	An Executive Officer Incentive Plan in which our NEOs participate; and
•
An objective performance threshold of $250 million of statutory after-tax operating earnings and other sources of cash flow available from the company’s insurance and non-insurance subsidiaries for the fiscal performance year that provides funding for incentive payments. This goal must be achieved before participants are eligible to receive an award. If the goal is not achieved, no awards are paid.

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The decision-making process to determine 2019 annual incentive awards was as follows:
If the 2019 Performance Threshold was met, then:
($)	×	(%)	×	(%)	=	($)
2019 Annual Incentive Target for NEOs		2019 Company Performance(1)		2019 Individual Performance(2)		2019 Annual Incentive Award

If threshold was not met, then no award is paid
(1)
The Committee exercises discretion as to the final percentage considering all performance factors, including, but not limited to, the quality of financial results. For details on adjustments for 2019, see page 59.

(2)	Individual performance may range from 0% to 125%. Individual performance adjustments for 2019 are described beginning on page 66.
Incentive Funding Performance Requirement
The funding of awards under our Annual Incentive Plan is conditioned on the company achieving a specified level of performance because we believe employees and officers should receive incentive awards only when company performance supports such payments.
The Annual Incentive Plan specifies a performance requirement of $250 million of statutory after-tax operating earnings to fund the plan, which helps to ensure our commitments to shareholders and creditors. For 2019, the Committee established the same performance requirement to fund grants under the long-term incentive plan. Funds used to attain the performance requirement are derived from statutory after-tax operating earnings and other sources of cash flow available from the company’s insurance and non-insurance subsidiaries.
The company successfully achieved the performance requirement for funding the 2019 annual incentive awards and the long-term incentive grants made in March 2020.
While the “qualified performance-based compensation” exception under Section 162(m) was eliminated in 2017, the Committee reaffirmed our pay-for-performance alignment and determined that our annual and long-term incentive plans will continue to be predicated upon the company achieving a specified level of performance. Therefore, in 2020, we will continue to use the performance requirement of $250 million of statutory after-tax operating earnings to fund our annual and long-term incentive plans.
Items Excluded When Determining Company Performance
When establishing the performance measures and weightings for 2019, the Committee determined that the effect of certain items not included in the 2019 financial plan would be excluded from the calculation of the company’s performance, for purposes of both the annual and long-term incentive plans, should they occur. The Committee believes it is appropriate to exclude the items below because they: (1) are unusual or infrequent in nature, (2) do not directly reflect company or management performance, or (3) could serve as a disincentive to capital management or other decisions which are in the best interest of the company and shareholders. The Committee has approved the same criteria for 2020, also adding a new potential adjustment for pandemic and related impacts given the uncertainty associated with the ongoing coronavirus pandemic. The items are:
•	Unplanned adjustments resulting from accounting standards and/or policy changes, legal, tax or regulatory rule or law changes;
•	The impact of any unplanned acquisitions, divestitures, or block reinsurance transactions;

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•	Unplanned adjustments to the Closed Block of business;
•	The effect of any unplanned regulatory, legal, or tax settlements;
•	The effect of unplanned changes to strategic asset allocation;
•	Unplanned debt issuance, repurchasing or retirement; or stock repurchase or issuance;
•	The effect of differences between actual currency exchange rates versus exchange rates assumed in the financial plan;
•	Unplanned fees or assessments, including tax assessments, from new legislation;
•	The effect on revenue from unplanned variances from floating rate securities and index-linked securities (for our Investments Plan only); and
•	The effect of a global pandemic and other economic and environmental pressures negatively impacting results.
Annual Incentive Results
2019 ANNUAL INCENTIVE TARGETS AND RESULTS ($s in millions)
	Threshold(1)	Target(1)	Maximum(1)	Component Weight	Result
Unum Group (actual results in blue)
After-tax adjusted operating income(2)				35%	Slightly below target
Consolidated adjusted operating return on equity(3)				15%	Slightly below target
Earned premium(4)				15%	Slightly below target
Sales				15%	Below target
Customer experience(5)				10%	Below target
Operating expense ratio(6)				10%	Above target

(1)
For each performance measure, there is no payout at or below the threshold. The payout would be 150% for performance at or above the maximum. For performance between defined levels, the payout is interpolated.

(2)
After-tax adjusted operating income is defined as net income adjusted to exclude after-tax net realized investment gains or losses and certain other items specified in the reconciliation of non-GAAP financial measures in Appendix A of this proxy statement.

(3)
Consolidated adjusted operating return on equity is calculated by dividing after-tax adjusted operating income by the average of the beginning- and end-of-year stockholders’ equity adjusted to exclude the net unrealized gain or loss on securities and the net gain on hedges.

(4)	Earned premium is calculated for our core operations (Unum US, Unum International, and Colonial Life).
(5)	Customer experience is based on the quality of our customers' experiences and includes measures focused on areas that impact customer loyalty and satisfaction.
(6)
The operating expense ratio is equal to operating expenses as a percentage of earned premium (or total company expense over total company earned premium) inclusive of the Closed Block and Corporate segments.

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COMPENSATION DISCUSSION AND ANALYSIS

Applying the criteria and standards approved by the Committee when it established the 2019 annual incentive targets, as discussed above on page 59, the Committee adjusted the Annual Incentive Plan performance calculations for the impact of the following three items on our 2019 financial plan results that were not included in the 2019 financial plan from which the targets were initially derived:
•	The effect of differences between actual debt issuances and amount assumed in the financial plan (impact to earnings);
•	The effect of differences between actual stock repurchases and the amount assumed in the financial plan (actual repurchases were slightly more than plan which impacted equity); and
•	The effect of differences between actual foreign currency rates and exchange rates assumed in the financial plan.
Each year, the Committee also undertakes an overall assessment of the results while also maintaining the discretion to make final adjustments. Any adjustments are based on a review of the actual achievement for each performance measure compared to the annual incentive targets listed on page 60, as well as a qualitative assessment of results. For 2019, the Committee did not make any adjustments to the overall performance based on qualitative considerations. The resulting Annual Incentive Plan achievement level for 2019 was 90% as shown below.
Unum Group 2019 Annual Incentive Plan Achievement Level	90%
The table below sets forth the target incentive and the actual annual incentive awards approved by the Committee for our NEOs for 2019 performance. For a discussion of 2020 annual incentive award targets for each NEO, see the “Performance Assessment and Highlights” summary beginning on page 65.
The annual incentive awards of all NEOs are based on Unum Group performance, though the individual goals for Mr. Simonds and Mr. Arnold include financial goals related to their respective business units. The following table outlines the annual incentives awarded for 2019 performance.
ANNUAL INCENTIVE PAID IN 2020	(for 2019 performance)
Executive	2019 Incentive Target (%)		Eligible Earnings ($)		Company Performance (%)		Individual Performance (%)		2019 Annual Incentive Paid ($)
Mr. McKenney	200%	X	1,000,000	X	90%	X	95%	=	1,710,000
Mr. Zabel(1)	83.26%	X	456,308	X	90%	X	120%	=	410,335
Mr. Simonds(2)	110%	X	634,817	X	90%	X	100%	=	628,469
Mr. Arnold	90%	X	500,035	X	90%	X	100%	=	405,029
Ms. Iglesias	95%	X	544,277	X	90%	X	100%	=	465,357
Mr. McGarry	110%	X	606,981	X	90%	X	100%	=	600,911
(1)
Mr. Zabel’s annual incentive target was increased from 60% to 100% upon his promotion to Chief Financial Officer in July 2019. His actual 2019 annual incentive target was prorated (rounded to two decimal places) based on his time in each position. Additionally, his eligible earnings are different from the annual salary amount because his promotion was effective in July 2019.

(2)
In August, the Committee increased Mr. Simonds' annual incentive target for 2019 from 100% to 110% to recognize the increased responsibilities that he had taken on during the year. As disclosed in our 2019 Proxy Statement, the Committee increased Ms. Iglesias' annual incentive target for 2019 from 90% to 95% based performance, tenure in the job and market data.

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Long-Term Incentive
Our long-term incentive plan aligns the long-term interests of management and shareholders by tying a substantial portion of executive compensation directly to the company’s stock price. All long-term incentive awards granted in 2019 were granted under the Stock Incentive Plan of 2017. Our long-term incentive award mix is based on a review of peer practices as well as what the Committee believes most appropriately retains and rewards our NEOs and ensures a significant portion of each executive’s compensation is tied to the increase of our stock price over the long-term. The mix of awards for each NEO, other than Mr. Zabel, was 50% performance-based restricted stock units (PBRSUs) and 50% performance share units (PSUs). Mr. Zabel's mix for his 2019 award was 75% PBRSUs and 25% PSUs since the awards were granted prior to his promotion to CFO. As with the Annual Incentive Plan, grants of PBRSUs and PSUs have been conditioned on the company first achieving a corporate performance threshold, as described on page 59.
All of our NEOs received a long-term incentive grant in March 2019 in the form of PBRSUs and PSUs. All grants were awarded based on the achievement of an after-tax statutory earnings threshold for 2018, as modified by individual achievement factors for 2018. PBRSUs vest ratably over three years while PSUs vest at the end of the three-year performance period dependent upon actual performance, modified (up to +/- 20%) by relative TSR. The decision-making process to determine long-term incentive awards granted in March 2019 was as follows:
If the 2018 Performance Threshold was met, then:
($)	×	(%)	=	($)
2018 Long-term Incentive Target for NEOs		2018 Individual Performance(1)		2019 Long-term Incentive Award

If threshold was not met, then no award granted
(1)	Individual performance may range from 0% to 125%. Individual performance adjustments for 2018 are described on pages 65 through 69 of our 2019 Proxy Statement.
As outlined in the diagram, once it was determined the performance threshold had been met, the total value of the long-term incentive awards for our NEOs were determined by:
•
Applying the individual long-term incentive targets, which were set in early 2018 by considering the market data from the appropriate comparator group (as described beginning on page 51 of our 2019 Proxy Statement ) as well as each individual’s target relative to other NEOs, given their respective levels of responsibility, to each individual’s base salary, except that, the long-term incentive target was set as a dollar amount for Mr. McKenney;

•
Establishing an individual performance percentage (from 0% to 125%) using the individual assessment process described beginning on page 56 (for a discussion of the individual NEO performance assessments for 2018 that determined the individual performance percentage for these 2019 grants, other than for Mr. Zabel, see disclosure beginning on page 65 of our 2019 Proxy Statement). For Mr. Zabel, the Committee applied an individual performance percentage

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of 95% based on his leadership of the long-term care organization, and his efforts to analyze our LTC experience and develop a new assumption set. Additionally, the Committee recognized his contributions as part of the senior leadership team; and
•	Multiplying each NEO’s long-term incentive target by his or her individual performance percentage.
Once the long-term incentive award value was determined, it was awarded as described below:
•
The 2019 long-term incentive award was divided evenly between PBRSUs (50%) and PSUs (50%) for each NEO, other than Mr. Zabel. Mr. Zabel's 2019 long-term incentive award was 75% PBRSUs and 25% PSUs; and

•
The PBRSUs vest based on each NEO’s continued service over a three-year period. The PSUs vest based on the achievement of three-year (2019-2021) pre-established goals for average adjusted operating return on equity and average adjusted operating earnings per share, modified (up to +/- 20%) by relative TSR as described below.

No stock is issued under PBRSUs at the time of grant. Instead, company stock is issued only when the grant is settled. During the performance period, dividend equivalents accrue and vest only when and to the extent that the underlying PBRSUs vest. In addition, there are no shareholder voting rights unless and until the award is settled in shares.
LONG-TERM INCENTIVE GRANTED IN 2019	(for 2018 Performance)
Executive	2018 Long-Term Incentive Target		Individual Performance		2019 Long-Term Incentive Grant(2)
Mr. McKenney(1)	$6,500,000	X	95%	=	$6,175,000
Mr. Zabel	300,000	X	95%	=	285,000
Mr. Simonds	1,103,156	X	110%	=	1,213,472
Mr. Arnold	625,044	X	105%	=	656,296
Ms. Iglesias	682,760	X	110%	=	751,036
Mr. McGarry	1,260,000	X	100%	=	1,260,000
(1)	Mr. McKenney’s target was set as a dollar amount, rather than as a percentage of salary as for the other NEOs.
(2)
The amount shown is the award approved by the Committee for each NEO. This amount is then converted to the respective number of PBRSUs and PSUs based on the closing stock price on the date of grant. The amount included in the Summary Compensation Table on page 79 was calculated using the closing stock price for PBRSUs and the Monte Carlo valuation methodology for PSUs.

Executive	PBRSUs Granted (Mar. 2019)	PSUs Granted (Mar. 2019)
Mr. McKenney	81,962	81,962
Mr. Zabel	5,469	1,823
Mr. Simonds	16,107	16,107
Mr. Arnold	8,711	8,711
Ms. Iglesias	9,969	9,969
Mr. McGarry	16,724	16,724
The PSUs will vest based on the achievement of three-year, prospective (2019-2021) average adjusted operating earnings per share and average adjusted operating return on equity goals, and the achievement will be modified (up to +/-20%) based on our TSR relative to eight members of our “PSU Peer Group.” Assuming performance above the threshold, PSUs can be paid out at 40% to 180% of

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target. The eight companies in the PSU Peer Group (Aflac, Hartford Financial Services, Lincoln Financial, MetLife, Principal Financial, Prudential Financial, Globe Life (f/k/a Torchmark) and Voya Financial) were selected because they are considered to be direct business competitors of Unum (see discussion beginning on page 52 for the differences between our Proxy Peer Group and PSU Peer Group). We believe it is appropriate to modify these awards based on relative TSR performance, since Unum’s individual TSR performance directly affects the value of the equity awards. The table below outlines the three-year performance targets established by the Committee for the PSU grants made in March 2019. PSUs are notional units that will track the value of our share price over the three-year performance period, and will vest and be settled through the issuance of shares based upon the achievement of the predetermined performance metrics. Dividend equivalents accrue during the three-year performance period and will vest only when and to the extent that the underlying PSUs vest.
TARGETS FOR PERFORMANCE SHARE UNITS (PSUs) GRANTED IN 2019
Corporate Performance Factors	Driver of Shareholder Value	Component Weighting	Threshold	Target	Maximum
Unum Group
Average 3-year Consolidated Adjusted Operating Return on Equity (2019-2021)	Capital Management Effectiveness	50%
Average 3-year After-Tax Adjusted Operating EPS (2019-2021)	Profitability	50%
Relative Total Shareholder Return		Modifier Percentile	-20% @ 35th	0 @ 50th	+20% @ 75th
Vesting of 2017 Performance Share Units (PSUs)
The long-term incentive mix for our NEOs' 2017 awards included 50% in the form of PSUs (25% for Mr. Zabel based on his position at such time), which vested based on performance over a three-year performance period that ended on December 31, 2019.
The table below provides an overview of the three-year goals for the 2017 PSU grant as well as their actual achievement levels.
2017 PERFORMANCE SHARE UNIT (PSU) AWARDS
Corporate Performance Factors	Component Weighting	Threshold	Target	Maximum	Result
Unum Group
Average 3-year Adjusted Operating Return on Equity (2017-2019)	50%				Above Target 12.51%
Average 3-year After-Tax Adjusted Operating EPS (2017-2019)	50%				Above Target $4.98
Relative Total Shareholder Return	Modifier Percentile	-20% @ 35th	0 @ 50th	+20% @ 75th	@ 0th
Based on the above performance, and after taking into account the factors described below, in February 2020, the Committee certified the results for this grant and approved a payout. The business goals were achieved at 109.0%, with relative TSR at the lowest percentile which resulted in a 20% decrease for a final payout of 87.2%.

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COMPENSATION DISCUSSION AND ANALYSIS

As discussed under “Items Excluded When Determining Company Performance,” beginning on page 59, when setting the performance measures and weightings for the 2017 PSU grant, the Committee determined that certain items not included in the financial plan for fiscal years 2017 to 2019 would be excluded from the calculation of the company’s performance.
Applying the criteria and standards approved by the Committee, targets were adjusted for the impact of the following items. Each item impacted both earnings and equity unless otherwise noted below:
•	The effect of revaluation of the net deferred tax liability as a result of tax reform;
•	The effect of accounting policy changes for ASC 825 (Financial Instruments) and ASC 842 (Leases) (impact to equity only);
•	The effect of unplanned acquisition expenses, the majority of which were related to Pramerica Žycie TUiR SA;
•	The effect of unplanned acquisition business from our Unum Poland and Medical Stop Loss products;
•	The effect of a long-term care reserve increase within the Closed Block of business (impact to equity only);
•	The effect of a reserve increase related to the settlement with a third party regarding unclaimed death benefits (UDB);
•	The effect of differences between actual stock repurchases and the amount assumed in the financial plan (impact to equity only);
•	The effect of differences between actual debt issuances and amount assumed in the financial plan (impact to equity only);
•	The effect of differences between actual foreign currency rates and the exchange rates assumed in the financial plan;
•	The impact of a loss from a guaranty fund assessment; and
•	The effect of a 2017 Unum US Individual Disability product line reserve release.
Performance Assessment and Highlights
The NEOs’ achievement levels, for purposes of the 2019 annual incentive awards paid and long-term incentive awards granted in March 2020, were determined in part based on the individual performance goal areas listed in the “Individual Performance Evaluations” beginning on page 56. The NEO summaries, beginning on the next page, detail the Committee's decisions for each element of compensation as well as highlights of each executives performance. These summaries also include each NEO's annual compensation as well as their compensation targets for 2019 and 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

RICHARD P. McKENNEY, President, Chief Executive Officer and a Director

ANNUAL COMPENSATION(1)
In assessing Mr. McKenney's performance for 2019, the Committee noted that he:

 •  Led the company to another year of delivering steady growth and strong financial performance in 2019. After-tax adjusted operating earnings per share increased nearly 5% while return on equity was almost 13%;

2019
Base Salary	$1,000,000
AI	$1,710,000
LTI	$6,370,000
2018
Base Salary	$1,000,000
AI	$1,900,000
 •  Effectively managed capital generation and deployment to invest in the business, return value to shareholders and maintain flexibility to respond to future opportunities. Unum’s strong capital position allowed the company to make investments in our product portfolio, technology infrastructure and talent development. Through share repurchases and dividend payments, the company also returned
$630 million to shareholders;

 •  Drove continued transformation designed to position the company for ongoing, long-term success. Mr. McKenney sharpened our long- termstrategic direction by managing key senior leadership transitions, pursuingsignificant growth opportunities, driving new lines of business, and planning forthe recent realignment of our business operations. He also continued Unum’sfocus on enhancing our brand and customer experience through ongoingdigital transformation, successful integration of several recent acquisitions andfostering change;

 •  Enhanced the company’s commitment to sustainability and socialresponsibility. Because of Mr. McKenney’s strong advocacy for inclusion anddiversity, corporate citizenship and employee wellbeing, Unum has madepractical investments in these areas and further embedded good governancetraits into the company’s culture; and

 •  Led the company’s ongoing efforts to actively and responsibly manage its closed block of long-term care policies. After adjusting risk assumptions and increasing reserves two years ago, Unum saw stable and predictable performance of the LTC block in 2019.

LTI	$6,175,000

COMPENSATION TARGETS
2020
Base Salary	$1,050,000
AI Target	210%
LTI Target	$7,000,000
2019
Base Salary	$1,000,000
AI Target	200%
LTI Target	$6,500,000

Although stock price is not a direct criterion for assessing the CEO’s performance, the Committee considered its impact on TSR while weighing the above individual achievements and overall performance of the company. In the face of our strong financial performance, investor perceptions in the industry surrounding long-term care continue to negatively impact our stock price. Even so, the Committee believes the company is well-positioned for long-term success through the actions of Mr. McKenney. Given these accomplishments and considerations, the Committee awarded Mr. McKenney an individual performance percentage of 95% for his 2019 annual incentive award and 98% as the individual performance modifier for his long-term incentive award granted in March 2020.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2020 were adjusted based on 2019 performance and therefore are shown as 2019 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 79), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

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COMPENSATION DISCUSSION AND ANALYSIS

STEVEN A. ZABEL, Executive Vice President, Chief Financial Officer

ANNUAL COMPENSATION(1)
In assessing Mr. Zabels’s performance for 2019, the Committee noted that he:

 •  Effectively transitioned into the Chief Financial Officer role. Mr. Zabel continued to foster a strong  culture of performance and inclusion in the Finance organization and backfilled other key leadership roles with seasoned internal talent;

2019
Base Salary	$456,308
AI	$410,335
LTI	$721,629
2020
Base Salary	$600,000
 •  Achieved substantially all of the company’s financial objectives. Unum delivered growth in earnings per share, premiums, statutory earnings and book value per share while navigating a challenging environment;

 •  Maintained a strong capital position. We returned value to shareholders through our ongoing share repurchase program and a nearly 10% dividend increase, and further improved our flexibility to invest in growth;

 •  Strengthened relationships with key internal and external constituents. Mr. Zabel continued to develop partnerships and credibility with Unum’s board and senior leadership team, and with the investment community; and

 •  Enhanced the stability of the Closed Block. Mr. Zabel implemented changes that placed the long-term care block on a path of greater sustainability and executed an effective leadership transition in the Closed Block upon his move to CFO.

AI	110%
LTI	200%

COMPENSATION TARGETS
2019 for CFO
Base Salary	$575,000
AI Target	100%
LTI Target	175%
2019 for Closed Block
Base Salary	$358,000
AI Target	60%
LTI Target	$300,000 (approx. 84%)

Given these accomplishments, the Committee applied individual performance percentages of 120% for Mr. Zabel’s 2019 annual incentive award and 120% for his long-term incentive award granted in March 2020.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2020 were adjusted based on 2019 performance and therefore are shown as 2019 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 79), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

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COMPENSATION DISCUSSION AND ANALYSIS

MICHAEL Q. SIMONDS, Executive Vice President, Chief Operating Officer

ANNUAL COMPENSATION(1)
In assessing Mr. Simonds' performance for 2019, the Committee noted that he:

 •  Led Unum US to solid financial results. Unum US delivered record adjusted operating income, strong  margins and industry-leading return on equity while continuing to grow premiums and maintain strong persistency;

2019
Base Salary	$634,817
AI	$628,469
LTI	$1,232,000
2018
 •  Continued to drive meaningful operational improvements in Unum US. Technology enhancements have resulted in greater process efficiencies, improved experiences for our customers and new products;

 •  Positioned Unum US for growth. The integration of new dental and vision products, the cultivation of our new stop loss offering, and the ongoing development of our services segment provide significant competitive advantages;

 •  Drove transformational change across the enterprise. In partnership with the CEO and board, Mr. Simonds implemented plans to realign the business operations of Unum to position us for stronger growth; and

 •  Built a lasting culture of change within Unum US. Through his strong leadership team, Mr. Simonds has mentored key talent and fostered inclusion and diversity within the organization.

Base Salary	$627,418
AI	$627,418
LTI	$1,213,472

COMPENSATION TARGETS
2020
Base Salary	$700,000
AI Target	130%
LTI Target	250%
2019
Base Salary	$640,000
AI Target	110%
LTI Target	175%

Given these accomplishments, the Committee applied individual performance percentages of 100% for Mr. Simonds’ 2019 annual incentive award and 110% for his long-term incentive award granted in March 2020. As discussed above, in light of his accomplishments, Mr. Simonds was appointed Chief Operating Officer effective February 1, 2020, and his 2020 compensation was correspondingly increased to reflect his additional responsibilities.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2020 were adjusted based on 2019 performance and therefore are shown as 2019 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 79), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

68    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

TIMOTHY G. ARNOLD, Executive Vice President, Voluntary Benefits and President, Colonial Life

ANNUAL COMPENSATION(1)
In assessing Mr. Arnold's performance for 2019, the Committee noted that he:

 •  Took important steps to strengthen the Colonial Life business. Through adjustments to our distribution strategy and enhancements to our capabilities, Colonial Life is on a more sustainable growth path in a changing voluntary benefits market;

2019
Base Salary	$500,035
AI	$405,029
LTI	$687,548
2018
 •  Drove continued technology enhancements at Colonial Life. Tools such as our Agent Assist app and ongoing progress in automation and modernization are improving our support of distribution partners and customers;

 •  Differentiated Colonial Life in a crowded marketplace. Continued development of our already-strong capabilities in enrollment, benefits execution and product portfolio enhancments provide a meaningful competitive differentiator for the brand;

 •  Was instrumental in establishing a future vision for voluntary benefits at Unum. His deep knowledge of the voluntary benefits industry and his success at Colonial Life are key to taking advantage of significant growth opportunities in this space; and

 •  Continued to foster a strong culture. Mr. Arnold had developed a strong sense of shared mission and community at Colonial Life while emphasizing inclusion and diversity and shepherding a deep talent pipeline.

Base Salary	$497,144
AI	$447,429
LTI	$656,296

COMPENSATION TARGETS
2020
Base Salary	$500,035
AI Target	90%
LTI Target	125%
2019
Base Salary	$500,035
AI Target	90%
LTI Target	125%

Given these accomplishments, the Committee applied individual performance percentages of 100% for Mr. Arnold’s 2019 annual incentive award and 110% for his long-term incentive award granted in March 2020.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2020 were adjusted based on 2019 performance and therefore are shown as 2019 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 79), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

2020 PROXY STATEMENT    69

COMPENSATION DISCUSSION AND ANALYSIS

LISA G. IGLESIAS, Executive Vice President and General Counsel

ANNUAL COMPENSATION(1)
In assessing Ms. Iglesias' performance for 2019, the Committee noted that she:

 •  Effectively led and aligned various corporate teams with the needs of the business. Through her leadership of legal, audit, government affairs, ethics, compliance and supply management, these teams supported the evolving needs of the business;

2019
Base Salary	$544,277
AI	$465,357
LTI	$742,500
2018
Base Salary	$521,315
AI	$469,184
 •  Was influential in driving workplace change. Ms. Iglesias has continued to be a leader in our efforts to build a culture of inclusion and has delivered on our vision to create a more collaborative, flexible and dynamic work environment;

 •  Enhanced our brand and reputation with external constituents. She and her team have taken a leadership role in communicating the social value of our business and our strong governance practices to legislators, advocacy groups and regulators;

 •  Continued her work to further strengthen our culture of ethical conduct. Ms. Iglesias and her team are persuasive advocates for our Unum values and encourage ethical conduct through ongoing communication, education and awareness; and

 •  Focused on building a strong leadership pipeline. Given the breadth of her responsibilities, developing effective leaders across her teams is critical to ensuring we remain prepared for the future.

LTI	$751,036

COMPENSATION TARGETS
2020
Base Salary	$550,000
AI Target	95%
LTI Target	135%
2019
Base Salary	$550,000
AI Target	95%
LTI Target	135%

Given these accomplishments, the Committee applied individual performance percentages of 100% for Ms. Iglesias' 2019 annual incentive award and 100% for her long-term incentive award granted in March 2020.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2020 were adjusted based on 2019 performance and therefore are shown as 2019 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 79), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

70    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

JOHN F. McGARRY, Retired Former Executive Vice President, Chief Financial Officer

ANNUAL COMPENSATION(1)
In assessing Mr. McGarry's performance for 2019, the Committee noted that he:

 • Established a strong financial foundation for Unum. In his role as chief financial officer prior to his retirement, Mr. McGarry set the stage for achieving substantially all our financial objectives and executing a strong capital management plans;

2019
Base Salary	$606,981
AI	$600,911
LTI	N/A
2018
Base Salary	$630,000
 • Strengthened the talent and effectiveness of the Finance organization. During his tenure as CFO, Mr. McGarry strengthened our leadership pipeline and fostered a culture of inclusion and diversity;

 • Effectively planned and seamlessly executed our financial leadership transition. By overseeing our transition to a new chief financial officer, Mr. McGarry positioned Unum well for his retirement;

 • Provided meaningful contributions to our strategic plans. Mr. McGarry drew on his deep financial and operational experience throughout Unum to leverage our strengths as an organization and sharpen our long-range plans; and

 • Established the principles of excellence as a strong leader. Mr. McGarry displayed disciplined management, consistent execution and steady leadership during his senior management tenure in Finance, the Closed Block, Unum UK and Unum US.

AI	$693,000
LTI	$1,260,000

COMPENSATION TARGETS
2019
Base Salary	$630,000
AI Target	110%
LTI Target	200%

Given these accomplishments, the Committee applied individual performance percentages of 100% for Mr. McGarry’s 2019 annual incentive award. This modifier was applied to Mr. McGarry’s eligible earnings for 2019 prior to his October 2019 retirement. Because of his retirement, he was not eligible for a long-term incentive award in March 2020.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual incentive paid in 2020 was adjusted based on 2019 performance and therefore is shown as 2019 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 79), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

2020 PROXY STATEMENT    71

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Policies and Practices
Equity Grant Practices
Equity grants awarded under the long-term incentive program are approved at the February meeting of the Committee, which typically occurs two to three weeks after the company’s annual earnings are released to the public. The March 1, 2019 grant was approved at the February 2019 meeting of the Committee. The closing stock price on the grant date is used to determine the number of units awarded.
Stock Ownership and Retention Requirements
Ensuring that senior officers have a significant ownership stake in the company aligns the long-term interests of management and shareholders and promotes a culture of ownership and accountability. The following table reflects the stock ownership and retention requirements across Unum Group for senior level officers beyond those described in the proxy.
STOCK OWNERSHIP AND RETENTION REQUIREMENTS FOR SENIOR OFFICERS
	Ownership as Percent of Salary	Retention Requirements
	Required	Retention Percent	Holding Period
Chief Executive Officer	6x	75%	3 years
Executive Vice President	3x	60%	1 year
Senior Vice President	1x	50%	1 year
We require these senior officers, including each current NEO, to:
•	Hold a multiple of the officer’s base salary in Unum shares (including unvested restricted stock units) throughout employment;
•	Meet the ownership requirement within five years following their date of employment or promotion. Not meeting the requirements may impact future equity grants; and
•
Retain a fixed percentage of the net shares (shares after the payment of taxes and the costs of exercise and commissions) received as compensation for a specified period of time. These holding period requirements apply to shares acquired upon the exercise of options and the vesting of PBRSUs and PSUs even if the stock ownership requirements have been met. Exceptions to this requirement may be made only by the Board.

The following table presents the stock ownership and retention requirements for each current NEO. Mr. McKenney, Mr. Simonds and Ms. Iglesias exceeded the requirements as of December 31, 2019. Mr. Zabel, who became an Executive Vice President in July 2019, is expected to meet the ownership requirements within the applicable time period provided. As a result of a decline in our stock price, Mr. Arnold did not meet the stock ownership requirement as of December 31, 2019.

72    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP AND RETENTION REQUIREMENTS FOR CURRENT NEOs	(as of December 31, 2019)
Ownership as Percent of Salary	Retention Requirements

Executive	Common Stock(1)	Restricted Stock Units(2)	Total Current Ownership	Owned	Required	Retention Percent(3)	Holding Period(4)
Mr. McKenney	$11,127,555	$4,426,671	$15,554,226	15.6x	6x	75%	3 years
Mr. Zabel	228,011	239,601	467,612	0.8x	3x	60%	1 year
Mr. Simonds	2,116,248	826,659	2,942,907	4.6x	3x	60%	1 year
Mr. Arnold	741,465	444,363	1,185,828	2.4x	3x	60%	1 year
Ms. Iglesias	1,187,955	510,380	1,698,335	3.1x	3x	60%	1 year
(1)	Amount includes shares held in certificate form, brokerage accounts, and 401(k) Plan accounts. Shares were valued using a closing stock price of $29.16 on December 31, 2019.
(2)
Shares/units were valued using a closing stock price of $29.16 on December 31, 2019. Performance-based restricted stock units (PBRSUs) vest over three years (see the Vesting Schedule for Unvested Restricted Stock Units table on page 84).

(3)
Retention percentage is the net percentage of shares to be held after the payment of taxes and the costs of exercise and commissions. Retention requirements apply to shares acquired upon the exercise of options and the vesting of PBRSUs and PSUs.

(4)	After this holding period, the officer would then be able to sell the shares as long as his or her ownership requirement is met or would be reached in the time period allotted.
Hedging, Pledging and Insider Trading Policies
We believe our directors and executive officers, which includes our NEOs, should not speculate or hedge their interests in our stock. We therefore have a policy prohibiting them from buying or selling options, puts, calls, straddles, equity swaps or other derivatives directly linked to our stock. This policy generally does not apply to other employees, although employees who are “corporate insiders” under our insider trading policy are prohibited from making “short sales” of our stock. We also prohibit directors and executive officers from pledging our stock as security for a loan.
Our insider trading policy prohibits our directors, executive officers and other employees from buying or selling our stock while in possession of material nonpublic information about the company and from conveying any such information to others. Under this policy, additional trading restrictions apply to “corporate insiders” (which includes our directors and executive officers), who are generally permitted to buy or sell our stock only during predetermined window periods following earnings announcements, and only after they have pre-cleared the transactions with our general counsel or designee.
Recoupment Policy
If the company makes a material restatement of its financial results, then the Board will, to the extent permitted by applicable law, seek recoupment of performance-based compensation paid to certain senior officers if it determines that:
•	The senior officer has committed or engaged in fraud or willful misconduct that resulted, either directly or indirectly, in the need to make such restatement; and
•	Such performance-based compensation paid or awarded to the senior officer would have been a lesser amount if calculated using the restated financial results.

2020 PROXY STATEMENT    73

COMPENSATION DISCUSSION AND ANALYSIS

The amount of performance-based compensation to be recouped will be determined by the Board after taking into account the relevant facts and circumstances. Performance-based compensation includes annual cash incentive awards, bonuses and all forms of equity compensation. The company’s right to recoup compensation is in addition to other remedies that may be available under applicable law.
Tax and Accounting Considerations
Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million paid in any fiscal year to certain “covered employees,” which includes our named executive officers. However, in the case of tax years commencing before 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who are covered by the deduction limit under Section 162(m).
In light of the repeal of the performance-based compensation exception to Section 162(m), the Committee expects compensation granted or paid in 2018 and future tax years will not be fully deductible for income tax purposes. While, the Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding compensation, even though some compensation awards may result in nondeductible compensation expenses, the Committee intends to maintain strong pay-for-performance alignment of executive compensation arrangements notwithstanding loss of deductibility due to the repeal of the exemption for performance-based compensation.
ASC Topic 718
We account for stock-based payments under the requirements of ASC Topic 718. A complete discussion of the assumptions made as well as the financial impact of this type of compensation can be found in Notes 1 and 11 of the Consolidated Financial Statements in Part II, Item 8 of our 2019 Form 10-K. Each year, the company provides a report to the Committee of the expense for stock-based payments. Additionally, in the event the Committee is considering new equity-based compensation programs or changes to existing programs, the accounting implications of the program or change are presented and discussed as part of the decision process.
Perquisites and Other Personal Benefits
We provide a limited number of perquisites to our employees, including all NEOs, which are described below:
•
One of our largest employee locations is in Tennessee, which has no state income tax. Due to the frequency of travel between our corporate offices and other locations, employees often incur nonresident state taxes in multiple states. Therefore, when any employee travels to other company locations outside of his or her primary state of employment and incurs state income tax based on another state’s law, we provide a tax gross-up for the nonresident state taxes. Prior to 2019, the gross-up only included FICA and Medicare taxes since state taxes were deductible on federal returns. Given the Tax Cuts and Jobs Act tax and the new $10,000 limit on deductibility of state taxes, we made the decision to cover federal taxes as part of the gross-up.

74    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•
The company has entered into an aircraft time-sharing agreement with Mr. McKenney effective as of May 21, 2015, pursuant to which he agrees to reimburse the company for the costs of his personal use of the corporate aircraft. During 2019, he made payments to the company of $4,246 for 3.6 hours of personal use.

•
A tax gross-up is provided to employees who incur income on company-sponsored events where attendance is expected, including a limited number of events we host each year to recognize the contributions of various employees. These functions serve specific business purposes, and in some cases the attendance of a NEO and his or her spouse or guest is expected. If so, we attribute income to the NEO for these costs when required under Internal Revenue Service regulations. For more information, see the All Other Compensation table on page 80.

Retirement and Workplace Benefits
We provide a benefits package for employees, including all NEOs, and their dependents, portions of which are paid for, in whole or in part, by the employee. Among the retirement benefits we offer are:
The Unum Group 401(k) Retirement Plan
On January 1, 2014, Unum replaced its defined benefit pension plans, which were frozen to further accruals as of December 31, 2013, with an enhanced defined contribution retirement offering. This includes: (1) a noncontributory tax-qualified defined contribution plan for all regular U.S. employees who meet eligibility requirements and are generally scheduled to work at least 1,000 hours per year, which is offered within our existing tax-qualified 401(k) retirement plan (401(k) Plan), and (2) a separate, non-qualified defined contribution plan (Non-Qualified Plan) for employees whose benefits under the tax-qualified plan are limited by the Internal Revenue Code (the “Code”). New hires are automatically enrolled in the 401(k) and Non-Qualified Plan at a 5% deferral rate 45 days after hire but are able to make adjustments to their deferral rate. Base pay and annual incentives are included in covered earnings for these defined contribution plans, but long-term incentive awards are not. Unum provides the following contributions:
•	A 5% match contribution (for elected deferrals provided through the 401(k) and Non-Qualified Plans);
•	A 4.5% contribution (provided through the 401(k) and Non-Qualified Plans); and
•
For employees who meet certain age and service requirements, a 3.5% transition contribution on covered earnings and an additional 3.5% transition contribution for covered earnings above $70,000 (provided through the 401(k) Plan and, for those eligible employees whose earnings exceed the qualified plan limits, the Non-Qualified Plan).

The transition contributions are being provided to eligible employees to more closely align with the benefits accrued under the frozen defined benefit plans. This benefit is provided to those employees who, due to their age and years of service, would not have the same opportunity to adjust to the new defined contribution plan as other employees. Transition contributions will be made to active eligible employees until December 31, 2020.

2020 PROXY STATEMENT    75

COMPENSATION DISCUSSION AND ANALYSIS

Other Workplace Benefits
The other workplace benefits we offer include life, health, dental, vision, voluntary products and disability insurance; dependent and health care reimbursement accounts; health savings accounts; tuition reimbursement; an employee stock purchase plan; paid time off; holidays; and a matching gifts program for charitable contributions.
In April 2018, we purchased corporate owned life insurance (COLI) on all officers who gave their approval. In the event of a covered officer's death while still employed, we will provide a death benefit to the officer's beneficiary in the amount of $200,000. In the event of a covered officer's death while no longer employed, we will provide a death benefit to the officer's beneficiary in the amount of $50,000. Each of the NEOs is covered under the policy. Mr. Arnold is also covered under a similar COLI policy purchased in April 2000 that would provide a death benefit to his beneficiary in the amount of $200,000 in the event of his death while still employed.
Pension Benefits
The Unum Group Pension Plan (the Qualified Plan) and the Unum Group Supplemental Pension Plan (the Excess Plan) were frozen on December 31, 2013. Benefits earned under these plans have been determined based on service and eligible earnings through December 31, 2013. NEOs hired prior to this date and who met the participation requirements at the freeze date participated in both the Unum Group Pension and Supplemental Pension Plans. Benefits earned before the freeze will be paid to executives under the terms of the plans as the employees terminate employment or retire. Generally, executives who terminate employment are eligible to elect to start receiving benefits under the Unum Group pension plan as early as age 55 but no later than age 65.
FROZEN DEFINED BENEFIT PLANS
Unum Group Pension Plan (Qualified Plan)

Provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Code. The Qualified Plan was designed to provide tax-qualified pension benefits for most employees. On June 12, 2013, the Human Capital Committee approved a change to the terms of the Qualified Plan to freeze the further accrual of retirement benefits provided to employees on December 31, 2013.

Unum Group Supplemental Pension Plan (Excess Plan)

Provides unfunded, non-qualified benefits for compensation that exceeds the Code limits applicable to the Qualified Plan. On June 12, 2013, the Human Capital Committee approved a change to the terms of the Excess Plan to freeze the further accrual of retirement benefits provided to employees on December 31, 2013.

Plan Descriptions
Following are details of how each of the frozen plan benefits are calculated. These formulas incorporate base pay received in each plan year during which the employee accrued credited service through December 31, 2013, and payments received from the regular Annual Incentive Plan and any field or sales compensation plans through that date. Not included are other bonuses, long-term incentive awards, commissions, prizes, awards, or allowances for incidentals.

76    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Qualified Plan
In calculating the basic pension benefits in our Qualified Plan, three criteria are used:
FROZEN QUALIFIED PLAN CRITERIA
Credited service

Measures of the time individuals are employed at the company. One year of credited service is granted for each plan year in which 1,000 hours of employment are completed. No additional credited service will accrue to any participant after December 31, 2013.

Highest average earnings
The average of the highest 5 years of compensation (whether or not consecutive) during the earlier of the last 10 years of employment or as of the date the plan was frozen on December 31, 2013.
Social Security covered compensation
The average of the taxable wage bases in effect for each calendar year during the 35-year period ending when the plan was frozen on December 31, 2013.
The basic benefit is provided as an annual single life annuity and is calculated as follows:

(1)	Can range from 3%, if the sum of an employee’s age and years of credited service is less than 30, to 8%, if the sum equals or exceeds 95.
(2)	Equal to 9.0 for retirement at age 65 and increased by 0.2 for each whole year retirement occurs prior to age 65.
All frozen pension benefits are indexed on the first day of each plan year (January 1st) following December 31, 2013 using the National Average Wage rate of increase published by the Social Security Administration in the preceding year (minimum of 2.75% and maximum of 5%). As of January 2017, the retirement benefits are indexed using the Internal Revenue Service regulations.
Benefits provided under the frozen Qualified Plan are based on pensionable earnings through December 31, 2013 up to the 2013 compensation limit of $255,000 under the Internal Revenue Code. In addition, as of 2020 benefits may not exceed $230,000 (payable as a single life annuity beginning at any age from 62 through Social Security Normal Retirement Age) under the Internal Revenue Code.
Excess Plan
As described above in the Frozen Defined Benefit Plans table, the Excess Plan disregards the annual benefit limit under Section 415 of the Code. The Excess Plan takes into account pension benefits outside of the current Qualified Plan and is calculated as follows:

2020 PROXY STATEMENT    77

COMPENSATION DISCUSSION AND ANALYSIS

Retirement Age
Participants in the pension plans outlined above are eligible to retire as early as age 55. Under the Qualified Plan, participants may retire early at age 55 with 5 years of vesting service. Under the Excess Plan, generally participants can retire at the latter of age 60 or termination. However, if a participant begins receiving a benefit prior to the normal retirement age of 65, the normal retirement benefit will be reduced based on the applicable early reduction factors defined in the plan. The benefit formula for the Qualified and Excess plans are shown above. Mr. Arnold is the only active NEO currently eligible for early retirement under the Qualified Plan. At the time of his retirement in October 2019, Mr. McGarry was eligible for early retirement under both the Qualified and Excess Plans.
COMPENSATION COMMITTEE REPORT
The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
2019 Human Capital Committee:

Cynthia L. Egan, Chair
Theodore H. Bunting, Jr.
Kevin T. Kabat
Ronald P. O’Hanley

78    2020 PROXY STATEMENT

COMPENSATION TABLES

COMPENSATION TABLES
2019 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value & Non- qualified Deferred Compen-sation Earnings ($)	All Other Compensation ($)	TOTAL ($)
Richard P. McKenney
President and Chief Executive Officer, and a Director	2019	1,000,000	—	6,420,903 (2)	—	1,710,000 (3)	161,000 (4)	435,283 (5)	9,727,186
	2018	1,000,000	—	6,564,575	—	1,900,000	—	432,286	9,896,861
	2017	1,000,000	—	5,720,021	—	2,415,000	119,000	429,925	9,683,946
Steven A. Zabel
Executive Vice President, Chief Financial Officer(6)	2019	456,308	—	280,159 (2)	—	410,335 (3)	— (4)	73,235 (5)	1,220,037
Michael Q. Simonds
Executive Vice President, Chief Operating Officer(6)	2019	634,817	—	1,261,822 (2)	—	628,469 (3)	340,000 (4)	143,048 (5)	3,008,156
	2018	627,418	—	1,125,485	—	627,418	—	146,822	2,527,143
	2017	611,538	—	1,040,004	—	792,554	248,000	132,521	2,824,617
Timothy G. Arnold
Executive Vice President, Voluntary Benefits and President, Colonial Life	2019	500,035	—	682,420 (2)	—	405,029 (3)	304,000 (4)	298,749 (5)	2,190,233
	2018	497,144	—	636,801	—	447,429	—	245,965	1,827,339

Lisa G. Iglesias
Executive Vice President, General Counsel	2019	544,277	—	780,971 (2)	—	465,357 (3)	— (4)	112,906 (5)	1,903,511
	2018	521,315	—	690,652	—	469,184	—	104,501	1,785,652
	2017	502,692	—	643,520	—	452,423	—	105,505	1,704,140
John F. McGarry
Retired Former Executive Vice President, Chief Financial Officer	2019	606,981	—	1,310,158 (2)	—	600,911 (3)	416,000 (4)	208,679 (5)	3,142,729
	2018	630,000	—	1,151,381	—	693,000	—	239,440	2,713,821
	2017	623,077	—	1,040,004	—	822,462	322,000	231,242	3,038,785

2020 PROXY STATEMENT    79

COMPENSATION TABLES

(1)
“Stock Awards” consists of performance share units (PSUs) and performance-based restricted stock units (PBRSUs). The number of shares payable under the PSU awards will be based on the actual performance, modified (up to +/- 20%) based on relative TSR, and may result in the ultimate award of 40-180% of the initial number of PSUs issued, with the potential for no award if company performance goals are not achieved during the three-year performance period.

(2)
These awards were comprised of 50% PSUs and 50% PBRSUs granted on March 1, 2019 for performance in 2018 except for Mr. Zabel's awards which were comprised of 25% PSUs and 75% PBRSUs. The grant date fair value of stock awards for the PSUs was calculated in accordance with FASB ASC Topic 718 “Compensation – Stock Compensation” (ASC 718) as the number of units multiplied by the Monte Carlo simulation value of $40.67 on the grant date. The grant date fair value of stock awards for the PBRSUs was calculated in accordance with ASC 718 as the number of units multiplied by the closing market price of $37.67 on the grant date. The value of PSUs, assuming the highest possible outcomes of performance conditions (180%) to which 2019 awards are subject, determined based on the award amount at the time of grant and thus excluding dividend equivalent units that accrue during the performance period, would be: $5,557,515 for Mr. McKenney; $123,610 for Mr. Zabel; $1,092,151 for Mr. Simonds; $590,658 for Mr. Arnold; $675,958 for Ms. Iglesias; and $1,133,988 for Mr. McGarry.

(3)	Amounts reflect the annual incentive awards paid in March 2020 for performance in 2019. These are discussed in further detail beginning on page 57.
(4)
The amounts shown reflect the actuarial present value increases from December 31, 2018 through December 31, 2019. Pension values may fluctuate from year-to-year depending on a number of factors, including age at benefit commencement and the assumptions used to determine the present value, such as the discount rate and mortality rate. The assumptions used by the company in calculating the change in pension value are described beginning on page 85 and are consistent with those set forth in Note 9 of our Consolidated Financial Statements in Part II, Item 8 of our 2019 Form 10-K, except as otherwise provided in footnotes to the Pension Benefits table on page 85.

(5)	“All Other Compensation” amounts are set forth in the following table.
2019 ALL OTHER COMPENSATION
	Mr. McKenney	Mr. Zabel	Mr. Simonds	Mr. Arnold	Ms. Iglesias	Mr. McGarry
Employee and Spouse/Guest Attendance at Company Business Functions(a)	45,443	874	9,315	76,740	309	—
Total Perquisites	$45,443	$874	$9,315	$76,740	$309	—
Matching Gifts Program(b)	10,000	8,250	5,000	10,000	10,000	1,150
Company Matching Contributions Under our Qualified and Non-Qualified Defined Contribution Retirement Plan(c)	145,000	14,000	63,112	47,373	50,673	62,394
Company Contributions to the Qualified and Non-Qualified Defined Contribution Retirement Plan(d)	130,500	29,511	56,801	106,508	45,606	141,057
Non-Resident State Taxes(e)	28,854	11,800	2,968	1,834	2,570	1,542
Tax Reimbursement Payments(f)	75,486	8,800	5,852	56,294	3,748	1,036
Foreign Assignment(g)	—	—	—	—	—	1,500
Total All Other Compensation	$435,283	$73,235	$143,048	$298,749	$112,906	$208,679
(a)
Spouses or guests sometimes accompany the NEO at company business functions. When their attendance is expected, a tax gross up payment is provided. Where applicable, these payments have been included under “Tax Reimbursement Payments.” Additionally, when these trips included travel on the corporate aircraft, the incremental cost was calculated to determine amounts to be reported. For purposes of compensation disclosure, the use of company aircraft is valued using an incremental cost that takes into account fuel costs, landing fees, parking, weather monitoring and maintenance fees per hour of flight. Crew travel expenses are included based on the actual amount incurred for a particular trip. Fixed costs that do not change based on usage, such as pilot salaries and depreciation of the aircraft, are excluded. Amounts represent the imputed income each NEO incurred for such attendance plus the incremental cost of the aircraft when the aircraft was used.

(b)
Amounts represent those provided through our Matching Gifts Program, available to all full-time employees and non-employee directors. During 2019, the company matched eligible gifts from a minimum of $50 to an aggregate

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COMPENSATION TABLES

maximum gift of $10,000 per employee. Amounts listed only represent company matching gifts made to qualified non-profit organizations and educational institutions on behalf of the NEOs, and do not represent total charitable contributions made by them during the year.
(c)
Amounts represent the aggregate matching contributions into our 401(k) Plan as well as matching contributions into our Non-Qualified Plan. Matching contributions under our 401(k) Plan are provided to all eligible employees participating in the plan as described beginning on page 75 in the Retirement and Workplace Benefits section. The company matched contributions dollar-for-dollar up to 5% of eligible earnings in 2019. Matching contributions under our Non-Qualified Plan are provided to eligible officers participating in the plan as described beginning on page 75 in the Retirement and Workplace Benefits section. The company matched contributions dollar-for-dollar up to 5% of eligible earnings in 2019.

(d)
These amounts represent the aggregate of company and transition contributions under our 401(k) and Non-Qualified Plans as described beginning on page 75 in the Retirement and Workplace Benefits section. Full-time employees with one year of service with the company receive 4.5% of their salary and annual incentive contributed into their 401(k) Plan. Full-time employees who, as of December 31, 2013, had either: (i) reached a minimum of 60 points (age plus service) and at least 15 years of service or (ii) reached the age of 50 with 10 years of service with the company, receive an additional contribution into their 401(k) and Non-Qualified Plans through the transition contributions, as disclosed above in the Retirement and Workplace Benefits section.

(e)
Many of our employees are required to travel to other company locations outside of their primary state of employment. While working in a state other than their primary state of employment, employees may become subject to state income taxes in that state if days worked or earnings accrued exceed an amount specified under state law. When this happens, we pay the state income tax on behalf of those employees (including our NEOs) and gross up the income amount for taxes (gross ups on these amounts are included in “Tax Reimbursement Payments”). The employee remains responsible for any taxes they would have incurred had they worked only in their primary state of employment.

(f)
Amounts represent tax payments made by us on behalf of each NEO relating to Employee and Spouse/Guest Attendance at Company Business Functions, Non-Resident State Taxes and/or Foreign Assignment expenses. As disclosed on page 74, given the changes with the Tax Cuts and Jobs Act, the Non-Resident State Taxes now includes a federal tax gross up in addition to the FICA and Medicare. The amount shown above for Mr. McKenney includes the Federal tax impact of Non-Resident State taxes for both 2018 and 2019; he was the only employee that had a material impact in 2018 due to his level of business travels. This amount was paid to him in 2019.

(g)
We provide expatriate employees (including executives) foreign tax preparation services while they are on assignment outside their home countries and after they return for as long as they have a foreign tax liability related to their assignment or a foreign tax credit that belongs to Unum as a result of the assignment. In 2019, we provided this benefit to Mr. McGarry in connection with his non-permanent relocation to the United Kingdom, consistent with the company's expatriate assignment policy.

(6)
Mr. Zabel became CFO on July 1, 2019. Amounts reported include compensation provided to Mr. Zabel in his prior position as President and Chief Executive Officer of Closed Block Operations. Mr. Simonds was appointed COO effective February 1, 2020 and during 2019 served as President and Chief Executive Officer of Unum US. Also effective February 1, 2020, Mr. Arnold now reports to Mr. Simonds and, in addition to leading Colonial Life, has a lead role in shaping and driving our approach to voluntary benefits across the enterprise.

2020 PROXY STATEMENT    81

COMPENSATION TABLES

2019 Grants of Plan-Based Awards
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Awards (Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)
Grant Date	Threshold	Target	Max	Threshold	Target	Max
Mr. McKenney
—	500,000	2,000,000	3,750,000
3/1/2019							81,962	3,087,509 (5)
3/1/2019				32,785	81,962	147,532		3,333,395 (6)
Mr. Zabel
—	94,985	379,939	712,386
3/1/2019							5,469	206,017 (5)
3/1/2019				729	1,823	3,281		74,141 (6)
Mr. Simonds
—	174,575	698,299	1,309,311
3/1/2019							16,107	606,751 (5)
3/1/2019				6,443	16,107	28,993		655,072 (6)
Mr. Arnold (2)
—	112,508	450,032	843,810
3/1/2019							8,711	328,143 (5)
3/1/2019				3,484	8,711	15,680		354,276 (6)
Ms. Iglesias
—	129,266	517,063	969,493
3/1/2019							9,969	375,532 (5)
3/1/2019				3,988	9,969	17,944		405,439 (6)
Mr. McGarry (2)
—	166,920	667,679	1,251,898
3/1/2019							16,724	629,993 (5)
3/1/2019				6,690	16,724	30,103		680,165 (6)
(1)
These amounts reflect the threshold, target, and maximum award under the Annual Incentive Plan. The threshold is 25% of the amount shown in the Target column and reflects the payout that would have been earned based on threshold achievement of each of the performance measures. Target amounts are based on the individuals’ earnings for 2019 and their annual incentive target. The maximum award is 187.5% of such target (150% plan maximum multiplied by 125% individual maximum).

(2)
Mr. Arnold and Mr. McGarry's performance-based restricted stock units (PBRSUs) and performance share units (PSUs) were no longer subject to risk of forfeiture at the date of grant since they met the age and years of service requirements for retirement eligibility under the Stock Incentive Plan of 2017. Mr. Arnold's PBRSUs will continue to vest ratably over the three-year vesting period on each anniversary of the grant date. Mr. McGarry's PBRSUs accelerated vesting upon his retirement on October 31, 2019 and were subject to Internal Revenue Code Section 409A's settlement restrictions. The actual amount of PSUs that will vest will be determined based on the achievement of the three-year performance goals, modified by relative TSR, as described in further detail in the Long-term Incentives section beginning on page 62.

(3)
The vesting of PSUs ranges from 40% to 180% of target based on the performance and market conditions described beginning on page 62 assuming threshold performance goals are exceeded. The grant date fair value of each PSU was calculated in accordance with Accounting Standards Codification (ASC) 718 using a Monte Carlo simulation based on historical volatility, risk-free rates of interest, and pairwise correlation coefficients. The actual amount that will be issued will be determined based on the achievement of the three-year performance goals (2019-2021), modified by relative TSR, as described in further detail in the Long-Term Incentives section beginning on page 62.

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COMPENSATION TABLES

(4)
The grant of PBRSUs made on March 1, 2019 for Messrs. McKenney, Zabel, Simonds, Arnold and McGarry as well as Ms. Iglesias were based on the achievement of a threshold of statutory after-tax operating earnings and individual performance for 2018 and vest ratably over three years. These awards were granted under the Stock Incentive Plan of 2017. Details are provided in the Long-Term Incentive Awards Granted in 2019 Table and related footnotes beginning on page 63.

(5)	The grant date fair value of stock awards for the PBRSUs granted on March 1, 2019 was calculated as the number of units multiplied by the closing market price of $37.67 on the grant date.
(6)
As noted above, the grant date fair value of PSUs granted on March 1, 2019 was calculated in accordance with ASC 718 using a Monte Carlo simulation based on historical volatility, risk-free rates of interest, and pairwise correlation coefficients as of March 1, 2019. The Monte Carlo valuation per share was $40.67.

2019 Outstanding Equity Awards at Fiscal Year-End
Option Awards				Stock Awards
Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Pay-out Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Mr. McKenney
39,760	—	24.25	2/20/2021	151,806	4,426,663	154,969	4,518,896
Mr. Zabel
—	—	—	—	8,217	239,608	2,700	78,732
Mr. Simonds
—	—	—	—	28,349	826,657	28,681	836,338
Mr. Arnold
	—	—	—	15,239	444,369	15,814	461,136
Ms. Iglesias
—	—	—	—	17,503	510,387	17,688	515,782
Mr. McGarry
—	—	—	—	—	—	29,595	862,990
(1)
The amounts in this column represent the aggregate value of performance-based restricted stock units (PBRSUs), including dividend equivalents, shown in the “Number of Shares or Units of Stock That Have Not Vested” column based on the closing price of $29.16 on December 31, 2019, the last trading day of the year.

(2)
This column reflects PSU awards that were granted on March 1, 2018 and March 1, 2019. They vest at the end of the respective performance period, subject to the level of achievement of applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for these awards in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns are reported at target levels since the company’s performance and relative TSR for 2018 and 2019 awards were below target. Actual shares to be issued under PSUs granted in connection with the 2018-2020 and 2019-2021 performance periods are not yet determinable and may differ from the performance level required to be disclosed in this table. The PSUs that were granted in 2017 (for the 2017-2019 performance period) vested on December 31, 2019 and are shown in the “2019 Option Exercises and Stock Vested” table.

(3)
The amounts in this column represent the aggregate value of PSUs (including dividend equivalents) shown in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column based on the closing price of $29.16 on December 31, 2019, the last trading day of the year.

2020 PROXY STATEMENT    83

COMPENSATION TABLES

Vesting Schedule for Unvested Performance Based Restricted Stock Units
		Number of Units Vesting(1)
Vesting Date	Grant Date	Mr. McKenney	Mr. Zabel	Mr. Simonds	Mr. Arnold(2)	Ms. Iglesias	Mr. McGarry(2)
March 1, 2020	3/1/2017	20,171	934	3,668	1,688	2,270	—
March 1, 2020	3/1/2018	23,335	818	4,000	2,263	2,456	—
March 1, 2020	3/1/2019	27,804	1,855	5,464	2,954	3,381	—
March 1, 2021	3/1/2018	24,043	843	4,123	2,333	2,529	—
March 1, 2021	3/1/2019	27,805	1,855	5,464	2,956	3,382	—
March 1, 2022	3/1/2019	28,648	1,912	5,630	3,045	3,485	—
Total		151,806	8,217	28,349	15,239	17,503	—
(1)	These PBRSUs include dividend equivalents earned through December 31, 2019.
(2)
Mr. Arnold’s PBRSUs are no longer subject to the risk of forfeiture because he meets the age and years of service requirement for retirement eligibility. Mr. McGarry retired in 2019 and all of his PBRSUs vested because he met the age and years of service requirement for retirement eligibility. The PBRSUs will be distributed 6 months after his retirement date in compliance with Internal Revenue Code Section 409A.

2019 Option Exercises and Stock Vested
Option Awards	Stock Awards(1)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Mr. McKenney	—	—	127,516	4,159,791
Mr. Zabel	—	—	4,063	142,708
Mr. Simonds	—	—	23,030	750,468
Mr. Arnold	—	—	11,094	364,006
Ms. Iglesias	—	—	14,553	475,640
Mr. McGarry(4)	—	—	51,743	1,539,526
(1)	Reflects the PBRSUs and PSUs that vested during 2019.
(2)	Includes the total number of unrestricted shares acquired upon the vesting of PBRSUs and PSUs. A portion of these shares were withheld to cover taxes due upon vesting.
(3)
PBRSUs were multiplied by the closing price on the vesting date. PSUs that were granted in 2017 (for the 2017-2019 performance period) and which vested on December 31, 2019, were multiplied by the closing stock price of $29.16 on December 31, 2019. The PSUs granted in 2017 were distributed on February 25, 2020 on which date the closing stock price was $25.60 per share.

(4)	Mr. McGarry's vesting includes both normal, ratable, vesting in February/March as well as accelerated vesting as a result of his retirement.

84    2020 PROXY STATEMENT

COMPENSATION TABLES

Current Value of Pension Benefits
Pension benefits payable to each NEO are summarized in the following table:
PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits(3) ($)	Payments During Last Fiscal Year ($)
Mr. McKenney	Qualified	4.42	125,000	—
	Excess	4.42	684,000	—
Mr. Zabel(1)	Qualified	—	—	—
	Excess	—	—	—
Mr. Simonds	Qualified	16.25	637,000	—
	Excess	16.25	845,000	—
Mr. Arnold	Qualified	28.83	1,280,000	—
	Excess	28.83	650,000	—
Ms. Iglesias(1)	Qualified	—	—	—
	Excess	—	—	—
Mr. McGarry(2)	Qualified	28.00	1,311,000	—
	Excess	28.00	1,934,000	—
(1)	No amounts are shown for Mr. Zabel or Ms. Iglesias because the plans were frozen to further accruals on December 31, 2013, before their eligibility and/or employment began.
(2)
Mr. McGarry retired on October 31, 2019. He did not begin receiving pension benefits during 2019. In regards to his Excess pension plan benefit, in compliance with Internal Revenue Code Section 409A, he will receive this benefit in 2020. With respect to his Qualified plan benefit, he is eligible to begin this at any time prior to reaching age 65 but must begin no later than age 65.

(3)
The “Present Value of Accumulated Benefits” is based upon a measurement date of December 31, 2019, which is the same measurement date used for financial statement reporting purposes for the company’s audited financial statements as found in Note 9 to the Consolidated Financial Statements contained in the company’s 2019 Form 10-K. All calculations utilize credited service and pensionable earnings as of the pension freeze date, December 31, 2013, in addition to the following assumptions:

•	Retirement Age: Assumes age 65.
•	Discount Rate: 3.60%
•	Salary Increase Rate: Not applicable.
•	Social Security Indexing Rate: 3.5% to index the Qualified and Excess Plan benefits from the measurement date to commencement date.
•	Pension Increase Rate: Not applicable.
•	Pre-Retirement Decrements: None.
•	Post-Retirement Mortality Table: Pre-2012 Mortality Tables projected using fully generational two-dimensional Scale MP-2019.

2020 PROXY STATEMENT    85

COMPENSATION TABLES

Non-Qualified Deferred Compensation
We have one active non-qualified defined contribution plan (Non-Qualified Plan) that allows for deferrals of compensation by our NEOs. We also maintain one other inactive non-qualified defined contribution plan which includes units denominated in 100% Unum stock to be paid out in cash. This plan was originally maintained by a predecessor company in which Mr. McGarry is the only NEO participant.
NON-QUALIFIED DEFERRED COMPENSATION
Name	Plan	Executive Contributions in Last FY(4) $	Registrant Contributions in Last FY(5) $	Aggregate Earnings in Last FY(6) $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE(7) $
Mr. McKenney	Non- Qualified DC	131,000	248,900	548,105	—	2,593,206
Mr. Zabel(1)	Non- Qualified DC	—	16,911	11,473	—	74,472
Mr. Simonds	Non- Qualified DC	49,112	93,312	177,430	—	978,261
Mr. Arnold	Non- Qualified DC	60,072	116,243	243,034	—	1,121,334
Ms. Iglesias	Non- Qualified DC	110,019	69,679	115,348	—	746,994
Mr. McGarry(2)	Inactive NQ Plan	—	—	2,065	(26,860)	—
	Equity(3)	—	795,713	54,884	—	850,597
	Non- Qualified DC	96,789	166,451	407,869	—	1,911,723
(1)	Mr. Zabel's balance in the Non-qualified DC plan was $46,088 at December 31, 2018, which is included in the aggregate balance at December 31, 2019.
(2)
Mr. McGarry had a balance under one inactive deferred compensation plan. This plan is a non-qualified defined contribution plan and includes units denominated in 100% Unum stock to be paid out in cash. The change in market value and dividends earned is included in the “Aggregate Earnings in Last FY” amount. The balance was paid out upon retirement, per the terms of the inactive deferred compensation plan. It was not subject to any six-month delay under Internal Revenue Code Section 409A given its grandfathered status under that law.

(3)
These amounts represent Mr. McGarry's unvested PBRSUs at his October 31, 2019 retirement date, which were subject to Internal Revenue Code Section 409A's settlement restrictions, and the value of the units at the end of the year. The balance is subject to earnings (losses) through the movement of our stock, as well as dividends provided, during that period. These amounts were reported as compensation in the Summary Compensation Table as the PBRSU awards were granted.

(4)	These amounts are included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2019 for each NEO.
(5)
These amounts represent company contributions through our Non-Qualified Plan, as described in the Retirement and Workplace Benefits section beginning on page 75. The amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2019 for each NEO.

(6)
These amounts were not included in the Summary Compensation Table because investment earnings were not preferential or above market. The investment options under the non-qualified retirement plans are the same choices available to all employees that are eligible to participate in the 401(k) Plan and NEOs do not receive preferential earnings on their investments.

(7)
This column includes the following amounts that were reported in prior years' Summary Compensation Tables in the “Salary,” “Non-Equity Incentive Plan Compensation,” or “All Other Compensation” columns, as applicable, to the extent that the NEO was an NEO at the time: $1,549,923 for Mr. McKenney; $641,123 for Mr. Simonds; $185,143 for Mr. Arnold; $440,732 for Ms. Iglesias; and $1,015,289 for Mr. McGarry.

86    2020 PROXY STATEMENT

POST-EMPLOYMENT COMPENSATION

Post-Employment Compensation
The discussion below outlines estimated benefits payable to our NEOs under various termination scenarios as of December 31, 2019.
The following terminology will be used throughout the discussion of the various termination scenarios:
TERMINATION DEFINITIONS
Termination with cause

One or more of the following factors is present: the failure to substantially perform duties; the willful engagement in illegal conduct or gross misconduct harmful to the company; or the conviction of a felony (or plea of “guilty” or “no contest”).

Termination without cause

One or more of the following factors is present: poor performance, other than for misconduct or cause (as defined above); job elimination; job requalification; or the decision to fill the position with a different resource consistent with the direction of the company.

Resignation for good reason

One or more of the following events have preceded the resignation of the NEO: assignment to a position inconsistent with his or her existing position or any other action that diminishes such position; reduction of his or her base salary or annual incentive target; failure to continue any material employee benefit or compensation plan in which he or she participates; or relocation to an office more than 50 miles from his or her location.

Change in control

A change in control occurs when one of the following situations exists: (a) the incumbent directors cease to be a majority for two years; (b) an entity acquires 20% of our voting stock (30% in some instances); (c) we consummate certain transactions such as a merger or disposition of substantially all of our assets; or (d) shareholders approve a plan of liquidation or distribution.

In the event of any termination of employment, all named executive officers would receive benefits to which they are entitled, including unpaid base salary through the date of termination, accrued vacation, and accrued benefits under the retirement plans.
Severance and Change in Control Arrangements
We have the following severance and change in control contracts and plans covering the NEOs.
Severance Benefits
The company provides severance benefits to all employees in the event of involuntary termination, other than for death, disability or cause.
Mr. McKenney’s severance benefits are provided under a severance agreement dated effective as of April 1, 2015. The benefits provided under this agreement are described below.
The remaining NEOs are covered under our Separation Pay Plan for Executive Vice Presidents and other change in control agreements described below. In general, we provide severance in order to give our employees competitive benefits with respect to the possibility of an involuntary termination of their employment.
When termination of employment is accompanied by severance payments, the former executive is required to release claims he or she may have against us. The release contains restrictions on the former executive with respect to confidentiality, solicitation of company employees, competition, and

2020 PROXY STATEMENT    87

POST-EMPLOYMENT COMPENSATION

disparagement. We also agree to indemnify the former executive for certain actions taken on the company’s behalf during his or her employment.
Change in Control Agreements
Each NEO, other than Mr. McKenney, is covered by a standalone change in control severance agreement with the company. Mr. McGarry was covered by a change in control severance agreement until his retirement in October 31, 2019. These agreements provide an enhanced severance benefit in the event of a termination following a change in control. This ensures that shareholders have the benefit of our NEOs’ focused attention during the critical times before and after a major corporate transaction regardless of any uncertainty with respect to their future employment.
None of the NEOs have an excise tax gross-up provision in their agreements.
As described above, change in control benefits are available to Mr. McKenney under his severance agreement. Mr. McKenney's agreement specifically addresses post-employment payments, including in the event of a termination of employment in connection with a change in control.
In the event of termination within two years following the occurrence of a change in control, NEOs would receive the following benefits under these agreements:
•
Three times the sum of his annual base salary and the average annual incentive paid to him in the three years prior to the date of termination for Mr. McKenney; two times the sum of annual base salary and annual incentive (the greater of the current year target or the prior year annual incentive paid) for the remaining NEOs;

•
Prorated annual incentive through the date of termination of employment based on the executive's average annual bonus for the three most recent calendar years prior to the termination for Mr. McKenney and based on the higher of the executive's prior year actual or the current year target bonus for the remaining NEOs;

•	Health and welfare benefits for up to three years for Mr. McKenney and up to two years for the remaining NEOs;
•	Outplacement services (20% of base salary, maximum of $50,000);
•
Vesting of equity awards as follows: If awards are assumed in the transaction, a change in control would not trigger the vesting of grants unless a termination of employment for death or, disability, by the company without cause, or by the executive for good reason were to occur within two years following the change in control. Upon termination, the stock options would remain exercisable until the earlier of the expiration date or the 90th day after termination of employment;

•
Grants of performance share units would be deemed earned at target performance and be settled at the earlier of the end of the performance period or a termination of employment due to death, disability, or retirement, by the company without cause or by the executive for good reason within two years after the change in control; and

•
In the event of a change in control and termination, the change in control payments would be reduced if such reduction would result in greater after-tax proceeds to the executive absent such a reduction. Otherwise, the executive officer receives payment of all change in control benefits and is responsible for paying any excise tax imposed on the payment.

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POST-EMPLOYMENT COMPENSATION

Terminations Not Related to a Change in Control
There are instances in which a NEO’s employment may be terminated that do not involve a change in control. The company may terminate for cause or without cause. Additionally, termination of employment may occur upon a NEO’s voluntary resignation, retirement, death, or becoming disabled.
In the event of the death, disability or retirement (if eligible) of a NEO, all of the NEO’s unvested PBRSUs and stock options would vest and the stock options would remain exercisable until the earlier of the expiration date or, as applicable, the third anniversary of the date of death or the fifth anniversary of the date of retirement. In the event of termination of employment as a result of job elimination or requalification (or, in the case of Mr. McKenney, resignation for good reason), the NEOs would vest in a pro-rata portion of earned PSUs and in the event of termination of employment as a result of death, disability, or retirement, the NEOs would vest in earned PSUs, in each case on the date that such awards would otherwise be settled. However, to the extent necessary to avoid the imposition of penalty taxes under Internal Revenue Code Section 409A, stock would not be distributed until at least six months after the date of termination.
NEOs receive additional benefits depending upon the termination scenario as outlined in the following table:
TERMINATION BENEFITS AVAILABLE TO CEO AND OTHER NEOs UNDER NON-CHANGE IN CONTROL SCENARIOS
Benefits Received	Termination for Cause or Voluntary Resignation	Termination Without Cause or Resignation with Good Reason*	Disability	Death	Retirement
Severance(1)		CEO, NEOs
Prorated Annual Incentive(2)		CEO	CEO, NEOs	CEO, NEOs	If Retirement Eligible
Early Vesting of Equity(3)		CEO	CEO, NEOs	CEO, NEOs	If Retirement Eligible
Benefit Continuation(4)		CEO
Outplacement Services(5)		CEO, NEOs
Disability Benefits(6)			CEO, NEOs
Group Life Ins. Benefits(7)				CEO, NEOs
Corporate Owned Life Ins.(7)				NEOs who gave approval
* Mr. McKenney is the only NEO entitled to benefits in the event of a resignation for good reason absent a change in control.
(1)
If Mr. McKenney is terminated without cause or resigns with good reason, he will receive severance of two times the sum of his annual base salary and the average annual incentive paid to him in the three years prior to the date of termination. Other NEOs who are terminated without cause will receive eighteen months of base salary. See the following table for termination benefits related to a change in control.

(2)
Annual incentive will be prorated based on the date of termination of employment. For all NEOs other than Mr. McKenney, the NEO will be eligible for prorated annual incentive in the event of death, disability, or retirement (if eligible) only if such termination occurs on or after the last pay period in June.

(3)
If Mr. McKenney is terminated without cause, a prorated portion of his unvested equity awards, with the exception of his performance share units (PSUs) will accelerate vesting under the terms of the award agreements. In the event of his death, disability, or retirement (if eligible at the time) or if he is terminated without cause or resigns for good reason, Mr. McKenney would be eligible to receive a prorated portion of the PSUs based on actual performance at the end of the

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POST-EMPLOYMENT COMPENSATION

three-year performance cycle. For the remaining NEOs, absent a change in control their unvested equity will accelerate only in the event of death, disability, or retirement (if eligible); however, they will be eligible to continue to vest in outstanding PSUs upon such a termination.
(4)	If Mr. McKenney is terminated without cause or resigns with good reason, he will receive health and welfare benefits for up to 2 years.
(5)	Outplacement services are capped at 20% of base salary (up to a maximum of $50,000).
(6)	Monthly benefits from the company’s long-term disability plan until the earlier of age 65 or death.
(7)
Group life insurance benefits are $50,000 for each full-time employee. Corporate owned life insurance benefits are applicable for each NEO who gave their approval. If Messrs. McKenney, Zabel, Simonds, as well as Ms. Iglesias are active employees at the date of their death, their respective beneficiary as defined in the policy will receive $200,000; if they are not active employees at the date of their death, their respective beneficiary as defined in the policy will receive $50,000. Mr. Arnold is covered under two COLI benefits; his beneficiary would receive a total of $400,000 if he is active at the time of his death or $50,000 if he is not active at the time of his death.

Termination Payments
Termination payments are provided to NEOs as outlined in the following table and vary with the circumstances under which the termination occurs. In the event of termination as a result of death, payments will be made to the named executive officer’s beneficiary.
Consistent with SEC requirements, all termination scenarios in the table below assume a termination date of December 31, 2019. Accordingly, all calculations in the following table were made using the closing market price of our common stock as of December 31, 2019 ($29.16 per share). We have excluded amounts received as an annuity under our retirement plans and the “in-the-money” value of vested unexercised stock options held by NEOs since these amounts are not impacted by a termination. The amounts shown in the table also do not include distributions of plan balances under a non-qualified deferred compensation plan. Those amounts are shown in the Non-Qualified Deferred Compensation table on page 86.
The amounts in the following table are hypothetical based on the rules of the SEC. Actual payments depend on the circumstances and timing of any termination. The information provided in this table constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

90    2020 PROXY STATEMENT

POST-EMPLOYMENT COMPENSATION

TERMINATION TABLE
Termination Scenario	Mr. McKenney ($)	Mr. Zabel ($)	Mr. Simonds ($)	Mr. Arnold ($)	Ms. Iglesias ($)
Termination for Cause or Voluntary Resignation
	—	—	—	—	—
Total	$ —	$ —	$ —	$ —	$ —
Termination Without Cause or Resignation with Good Reason (CEO)
Severance	6,277,291	862,500	960,000	750,053	825,000
Prorated Annual Incentive(1)	2,138,646	—	—	—	—
Early Vesting of Equity(2)	10,675,485	—	—	—	—
Benefit Continuation	82,315	—	—	—	—
Outplacement Services	50,000	50,000	50,000	50,000	50,000
Total	$19,223,737	$912,500	$1,010,000	$800,053	$875,000
Disability
Prorated Annual Incentive(1)	2,138,646	410,335	628,469	405,029	465,357
Early Vesting of Equity(2)(3)	10,675,485	345,002	1,977,540	1,050,198	1,220,774
Disability Benefits	328,046	322,081	413,047	198,994	261,792
Total	$13,142,177	$1,077,418	$3,019,056	$1,654,221	$1,947,923
Death
Prorated Annual Incentive(1)	2,138,646	410,335	628,469	405,029	465,357
Early Vesting of Equity(2)(3)	10,675,485	345,002	1,977,540	1,050,198	1,220,774
Group Life Ins. Benefits	50,000	50,000	50,000	50,000	50,000
Corporate Owned Life Ins.	200,000	200,000	200,000	400,000	200,000
Total	$13,064,131	$1,005,337	$2,856,009	$1,905,227	$1,936,131
Termination Related to a Change in Control
Severance	9,415,937	2,300,000	2,688,000	1,900,133	2,145,000
Prorated Annual Incentive(1)	2,138,646	575,000	704,000	450,032	522,500
Early Vesting of Equity	10,675,485	345,002	1,977,540	1,050,198	1,220,774
Benefit Continuation	123,473	75,305	98,432	107,683	95,254
Outplacement Services	50,000	50,000	50,000	50,000	50,000
DC Enhancement(4)	261,000	—	114,000	—	—
280G Cut-back(5)	—	(121,156)	—	—	—
Total	$22,664,541	$3,224,151	$5,631,972	$3,558,046	$4,033,528
Retirement
Prorated Annual Incentive(6)	—	—	—	—	—
Early Vesting of Equity(2)(3)	—	—	—	1,050,198	—
Total	$ —	$ —	$ —	$1,050,198	$ —
(1)
In these scenarios, per the terms of Mr. McKenney’s severance agreement, he would be entitled to a prorated annual incentive. The amount is to be calculated using the average annual bonuses paid for the three most-recent calendar years.

(2)
In the event of job elimination, the prorated early vesting of equity awards would be as follows: Mr. McKenney $2,664,495; Mr. Zabel $134,982; Mr. Simonds $490,530; and Ms. Iglesias $302,681. These NEOs would also be eligible to

2020 PROXY STATEMENT    91

POST-EMPLOYMENT COMPENSATION

receive a prorated portion of their unvested PSUs in the event of job elimination or requalification. The prorated amount would be calculated based on their termination date and the vesting of those units would be based on achievement of the prospective three-year goals, modified by relative TSR. Assuming a job elimination date of December 31, 2019, the prorated number of units that each NEO would be eligible to receive would be as follows: Mr. McKenney 75,227.03; Mr. Zabel 1,175.52; Mr. Simonds 13,601.64; and Ms. Iglesias 8,375.74. Mr. Arnold is eligible for retirement status under the terms of the Stock Incentive Plan of 2012 and the Stock Incentive Plan of 2017. Therefore, he would receive full vesting of his unvested PBRSUs, as noted in the Retirement section of this table. The amounts shown in the table represent the value of the shares at a market price of $29.16, the closing price of our stock on the last trading day of the year. He would also be eligible to earn the full amount of PSUs based on his retirement status. The PSUs would vest based on the actual achievement of the prospective three-year goals, modified by relative TSR.
(3)
The amounts reported include PBRSUs and PSUs that would accelerate vesting in the event of disability, death or retirement. The PSUs granted in 2018 and 2019 may be fully earned, in the event of disability, death or retirement, based on the satisfaction of the performance goals. In each of these scenarios the awards would not be payable until the end of the applicable performance period. In accordance with Regulation S-K, Item 402(j), the PSUs reported in connection with the PSU awards granted in 2018 and 2019 are reported at target levels since the company’s performance and relative shareholder return to date for these awards is not yet determinable. Actual shares to be issued under PSUs granted in connection with the 2018 and 2019 awards may differ from the performance level required to be disclosed in this table.

(4)
Defined Contribution (DC) enhancement is a lump sum payment representing the amount resulting from multiplying the company’s non-contributory retirement plan contributions times two additional years of eligible earnings for Messrs. McKenney and Simonds.

(5)
Mr. Zabel's benefits and payments are subject to a cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount that he would receive with respect to such payments or benefits exceeds the net after-tax amount Mr. Zabel would receive if the amounts of such payments and benefits were not reduced and he paid the excise tax. In respect of a termination occurring as of December 31, 2019, Mr. Zabel would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the termination scenario) is the amount by which such payments and benefits must be reduced in order for Mr. Zabel to avoid paying the excise tax.

(6)
Messrs. McKenney, Zabel, Simonds, and Arnold as well as Ms. Iglesias did not meet the eligibility criteria for retirement status under the terms of the Annual Incentive Plan as of December 31, 2019 and therefore would not have been eligible for a prorated annual incentive payment in the event of retirement.

Because Mr. McGarry retired on October 31, 2019 and was not an employee at the end of the year, he has not been included in the termination table. Upon his retirement, Mr. McGarry received the following:
•	A prorated bonus per the terms of the Annual Incentive Plan. Details can be found on page 61 in the Annual Incentive Paid in 2020 table;
•
Eligibility to vest in his outstanding PSUs at the end of the respective performance period, subject to the level of achievement on applicable performance targets. This eligibility is based on the fact that he was retirement eligible under the terms of the Stock Incentive Plan of 2012 and the Stock Incentive Plan of 2017. Details of these awards can be found in the 2019 Outstanding Equity Awards at Fiscal Year-End table on page 83;

•	Acceleration of unvested PBRSUs based upon retirement eligibility under the plan. Details can be found in the 2019 Options Exercises and Stock Vested table and the related footnotes on page 84;
•	Accrued pension benefits as described in the Pension Benefits section beginning on page 85;
•	Per the terms of the Corporate Owned Life Insurance policy purchased in 2018, his beneficiary will receive a payment of $50,000 upon his death; and
•	Non-qualified deferred compensation payments as described in the Non-Qualified Deferred Compensation section beginning on page 86.

92    2020 PROXY STATEMENT

CEO PAY RATIO

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of our Chief Executive Officer.
The 2019 annual total compensation of Richard McKenney, our Chief Executive Officer, was $9,727,186. The 2019 annual total compensation of the median employee determined on this same basis as of December 31, 2019, was $65,568. The ratio of these amounts was 1-to-148.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. The SEC’s rules regarding the identification of the median compensated employee and the process of calculating the pay ratio, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The CEO pay ratio for the 2019 fiscal year is calculated using the same median employee identified with respect to the 2018 fiscal year as there was no change in our employee population or employee compensation arrangements during the 2019 fiscal year that we reasonably believe would significantly impact our pay ratio disclosure. The steps described below were performed in 2019 to determine the annual total compensation of the median employee.
To identify our median employee, we began with our entire active employee population of approximately 10,200 employees as of December 31, 2018 (after excluding approximately 200 employees that were acquired in connection with our acquisition of Pramerica Žycie TUiR SA, a leading financial protection provider in Poland). For these purposes, we identified the median compensated employee using base salary or hourly wages earned during fiscal 2018 and cash bonus paid for fiscal 2018. We annualized base salary or hourly wages, as applicable, for employees who were not designated as temporary or seasonal employees but who did not work for the entire year.
As permitted under SEC guidance, because our originally identified median employee had anomalous pay characteristics, we substituted another employee with substantially similar compensation to the original identified median employee. Using this methodology, we determined that the median compensated employee was a full-time, exempt employee who holds a core business role that supports field employees who deliver Unum products to our customers. This employee is located at one of our campuses in the northeastern United States.
To calculate the CEO pay ratio for 2019, we identified the elements of such employee's compensation for 2019 using the same methodology applied for calculating our CEO's total compensation as reported in the Summary Compensation Table, resulting in annual total compensation of $65,568.

2020 PROXY STATEMENT    93

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of December 31, 2019 about the common stock that may be issued under all of our existing equity compensation plans.
EQUITY COMPENSATION PLANS
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights(5)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Shareholders(1)	2,081,673 (3)	$24.09	14,462,321 (6)
Equity Compensation Plans Not Approved by Shareholders(2)	38,012 (4)	N/A	13,407 (7)
Total	2,119,685	N/A	14,475,728
(1)
Our shareholders have approved the following plans: (a) Stock Incentive Plan of 2007, (b) Unum Group Employee Stock Purchase Plan (ESPP), (c) Stock Incentive Plan of 2012, (d) Unum European Holding Company Limited Savings-Related Share Option Scheme 2016 (2016 SAYE), and (e) Stock Incentive Plan of 2017.

(2)	Our shareholders have not approved the Unum Group Non-Employee Director Compensation Plan of 2004.
(3)
Includes 73,802 shares issuable upon the exercise of outstanding options; 1,130,226 shares issuable under performance-based restricted stock units; 47,618 shares issuable under deferred share rights on outstanding awards; and 830,027 shares issuable under performance share units assuming maximum achievement (with 461,126 shares issuable at target achievement). Shares issuable include accrued dividend equivalents. The awards shown are issuable under the 2007 Plan, the 2012 Plan, and the 2017 Plan.

(4)
Consists of 35,397 deferred share rights (each representing the right to one share of common stock), and 2,615 deferred restricted stock units, including dividend equivalents accrued thereon, granted to non-employee directors under the Unum Group Non-Employee Director Compensation Plan of 2004 in accordance with the deferral elections of such directors in respect of cash retainers and meeting fees payable to them.

(5)	RSUs, PSUs, and deferred share rights are not included in determining the weighted average exercise price in column (b) because they have no exercise price.
(6)
Includes 73,356 shares and 126,841 shares available for future issuance as dividend equivalents in respect of outstanding awards under the 2007 Plan and the 2012 Plan, respectively, which were otherwise replaced by the 2017 Plan for purposes of granting new awards; 13,940,660 shares remaining available for future issuance under the 2017 Plan; 122,162 shares remaining available for issuance under the ESPP; and 199,302 shares remaining available for future issuance under the 2016 SAYE. Any award outstanding under the 2012 Plan as of the effective date of the 2017 Plan that after such date is not issued because the award is forfeited, terminates, expires or otherwise lapses without being exercised, or is settled for cash, will be returned to the 2017 Plan. Each PSU, RSU or other full-value award under the 2017 Plan is counted as 1.76 shares.

(7)	Represents number of shares available for future issuance as dividend equivalents in respect of outstanding awards under the Non-Employee Director Compensation Plan of 2004.

94    2020 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

Below is a brief description of the equity compensation plans not approved by shareholders.
Unum Group Amended and Restated Non-Employee Director Compensation Plan of 2004
This plan provided for the payment of annual retainers and meeting fees (discontinued in May 2011) to the non-employee directors who served on our Board of Directors. Under the plan, directors made an irrevocable election each year to receive all or a portion of their retainers and meeting fees in either cash or deferred share rights. A deferred share right is a right to receive one share of common stock on the earlier of (i) the director’s separation from service as a director of the company, or (ii) another designated date at least three years after the date of the deferral election. The number of deferred share rights granted is calculated as the number of whole shares equal to (i) the dollar amount of the annual retainer and/or fees that the director elects to have paid in deferred share rights, divided by (ii) the fair market value per share on the grant date. The aggregate number of shares which can be issued under the plan is 500,000. This plan terminated in May 2010 with respect to new awards, though dividend equivalents remain available for future issuance in respect of awards that were outstanding at that time. The plan is administered by the Human Capital Committee. The plan includes provisions restricting the transferability of the deferred share rights, provisions for adjustments to the number of shares available for grants, and the number of shares subject to outstanding grants in the event of recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, or other similar corporate transaction.

2020 PROXY STATEMENT    95

OWNERSHIP OF COMPANY SECURITIES

OWNERSHIP OF COMPANY SECURITIES
The following table shows the number of shares of our common stock beneficially owned by each of our directors and named executive officers and by all directors and executive officers as a group, as of March 31, 2020. The table and related footnotes also include information about stock options, deferred share rights and restricted stock units (RSUs) credited to the accounts of directors and executive officers under various compensation and benefit plans. Based upon the representations made by each director and executive officer, we do not believe that any shares held by them are pledged as security. Except as otherwise indicated below, the beneficial owners have sole voting and investment power with respect to the shares beneficially owned.
BENEFICIAL OWNERSHIP OF COMMON STOCK	(as of March 31, 2020)
Name	Shares of Common Stock(1)	Shares Subject to Exercisable Options(2)	Shares Subject to Settleable Rights or Units(3)(4)(5)	Total Shares Beneficially Owned	Percent of Class
Theodore H. Bunting, Jr.	1,456	—	22,471	23,927	*
Susan L. Cross	—	—	10,170	10,170	*
Susan D. DeVore	4,757	—	4,953	9,709	*
Joseph J. Echevarria	—	—	31,934	31,934	*
Cynthia L. Egan	19,539	—	4,953	24,492	*
Kevin T. Kabat	45,052	—	19,362	64,414	*
Timothy F. Keaney	33,191	—	5,846	39,037	*
Gloria C. Larson	2,404	—	82,655	85,059	*
Ronald P. O'Hanley	11,174	—	15,961	27,136	*
Francis J. Shammo	7,579	—	12,651	20,231	*
Richard P. McKenney	456,939	39,760	—	496,699	*
Steven A. Zabel	11,248	—	—	11,248	*
Michael Q. Simonds	89,338	—	—	89,338	*
Timothy G. Arnold	33,983	—	—	33,983	*
Lisa G. Iglesias	51,324	—	—	51,324	*
John F. McGarry	20,468	—	15,886	36,354	*
All directors and executive officers as a group (20 persons)	843,184	39,760	210,955	1,093,900	*
*	Denotes less than 1%.
(1)
Includes shares credited to the accounts of certain current and former executive officers, including Mr. Arnold - 651 shares and Mr. McGarry – 3,398 shares, under the company’s 401(k) Plan. Does not include shares credited to the accounts of certain executive officers under non-qualified defined contribution plans because, though measured in share value, they will be settled only in cash.

96    2020 PROXY STATEMENT

OWNERSHIP OF COMPANY SECURITIES

(2)	Represents the number of shares underlying stock options that may be exercised within 60 days after March 31, 2020.
(3)
Represents the number of shares underlying deferred share rights and RSUs payable solely in shares (including dividend equivalents accrued on such rights or units) that may be settled within 60 days after March 31, 2020, including deferred share rights and RSUs that may be settled upon the termination of a director’s service on the Board. For each non-employee director other than Ms. Cross, Ms. DeVore and Mr. Echevarria, the amount includes shares underlying unvested RSUs that would vest upon retirement because the director meets the years of service requirement. Also does not include shares underlying RSUs (including dividend equivalents accrued thereon) that will not vest or cannot be settled within 60 days after March 31, 2020.

(4)
As of March 31, 2020, the total number of shares underlying deferred share rights (including dividend equivalents accrued thereon) held by our non-employee directors, including those rights which cannot be settled in shares or within 60 days after March 31, 2020 and thus are not deemed to be beneficially owned for purposes of this table, was as follows:

Mr. Bunting	—	Mr. Kabat	5,462
Ms. Cross	4,226	Mr. Keaney	894
Ms. DeVore	—	Ms. Larson	46,203
Mr. Echevarria	13,979	Mr. O'Hanley	9,358
Ms. Egan	—	Mr. Shammo	—
(5)
As of March 31, 2020, the total number of shares underlying RSUs (including dividend equivalents accrued thereon) held by our directors and executive officers, including those units which will not vest, or be settleable in shares, within 60 days after March 31, 2020 and thus are not deemed to be beneficially owned for purposes of this table, was as follows:

Mr. Bunting	27,304	Mr. Kabat	22,065	Mr. McKenney(a)	217,897
Ms. Cross	5,944	Mr. Keaney	4,953	Mr. McGarry	—
Ms. DeVore	4,953	Ms. Larson	36,452	Mr. Simonds	41,788
Mr. Echevarria	17,955	Mr. O'Hanley	9,079	Mr. Arnold	23,161
Ms. Egan	4,953	Mr. Shammo	12,651	Ms. Iglesias	25,413
				All directors and executive officers as a group(a)	555,335
(a)	Includes 68,318 shares underlying cash-settled restricted stock units that have been granted to Mr. McKenney.

2020 PROXY STATEMENT    97

OWNERSHIP OF COMPANY SECURITIES

Security Ownership of Certain Shareholders
Detailed information about the shareholders known to us to beneficially own more than 5% of our common stock can be found in the table below, including beneficial ownership based on sole and/or shared voting power and investment (dispositive) power. Information is given as of the dates noted in the footnotes below.
BENEFICIAL OWNERSHIP
Name of Beneficial Owner	Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock Outstanding
The Vanguard Group, Inc.(1)	100 Vanguard Blvd. Malvern, PA 19355	25,318,319	12.27%
FMR LLC(2)	245 Summer Street Boston, MA 02210	18,543,535	8.99%
BlackRock, Inc.(3)	55 East 52nd Street New York, NY 10022	18,315,039	8.90%
(1)
This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group, Inc. on February 11, 2020, which reflects beneficial ownership as of December 31, 2019. The Vanguard Group, Inc. reported that, in its capacity as investment adviser, it had sole voting power with respect 306,077 shares of our common stock, shared voting power with respect to 60,265 shares of our common stock, sole dispositive power with respect to 24,964,576 shares of our common stock, and shared dispositive power with respect to 353,743 shares of our common stock.

(2)
This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by FMR LLC on February 7, 2020, which reflects beneficial ownership as of December 31, 2019. FMR LLC reported that, in its capacity as a parent holding company, it had sole voting power with respect to 2,812,330 shares of our common stock, sole dispositive power with respect to 18,543,535 shares of our common stock, and shared voting and dispositive power with respect to none of our shares. The Schedule 13G/A includes shares beneficially owned by subsidiaries controlled by or through FMR LLC, Abigail P. Johnson, Director, Vice Chairman and Chief Executive Officer of FMR LLC, and/or members of the family of Abigail P. Johnson, and Fidelity Low-Priced Stock Fund.

(3)
This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. on February 6, 2020, which reflects beneficial ownership as of December 31, 2019. BlackRock, Inc. reported that, in its capacity as the parent holding company or control person of the subsidiaries listed therein, it had sole voting power with respect to 15,616,633 shares of our common stock, sole dispositive power with respect to 18,315,039 shares of our common stock, and shared voting and dispositive power with respect to none of our shares.

Delinquent Section 16(a) Reports
Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and beneficial holders of more than 10% of our common stock are required to file with the Securities and Exchange Commission certain forms reporting their beneficial ownership of and transactions in our common stock. Based solely upon a review of those forms provided to us and any written representations that no other reports were required, we believe each of our directors and executive officers and 10% beneficial owners filed all required reports on a timely basis during the last fiscal year.

98    2020 PROXY STATEMENT

ITEMS TO BE VOTED ON

ITEMS TO BE VOTED ON
Election of Directors
(Item 1 on the Proxy Card)
Our Board of Directors currently has 11 members. All nominees will stand for election to one-year terms of office.
Upon the recommendation of the Governance Committee, the Board of Directors has nominated Theodore H. Bunting, Jr., Susan L. Cross, Susan D. DeVore, Joseph J. Echevarria, Cynthia L. Egan, Kevin T. Kabat, Timothy F. Keaney, Gloria C. Larson, Richard P. McKenney, Ronald P. O’Hanley and Francis J. Shammo for election to one-year terms expiring at the 2021 Annual Meeting. Each nominee currently serves on the Board and has been previously elected to the Board by shareholders. Each nominee has agreed to continue to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve if elected. However, if any nominee becomes unable or unwilling to serve before the 2020 Annual Meeting, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors. Information concerning these nominees is provided under the section titled “Director Nominees” beginning on page 18.
The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees for director: Theodore H. Bunting, Jr., Susan L. Cross, Susan D. DeVore, Joseph J. Echevarria, Cynthia L. Egan, Kevin T. Kabat, Timothy F. Keaney, Gloria C. Larson, Richard P. McKenney, Ronald P. O’Hanley and Francis J. Shammo.
Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)
(Item 2 on the Proxy Card)
As required by Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are asking you to approve an advisory resolution on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you the opportunity to endorse or not endorse our 2019 executive compensation programs and policies for the named executive officers through the following resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the company’s proxy statement for the 2020 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.
For additional detail concerning the compensation of our named executive officers, please refer to the Compensation Discussion and Analysis beginning on page 44 and the compensation tables that follow.
We currently hold a Say-on-Pay vote every year. Although your vote is not binding on the Board of Directors or the Human Capital Committee, the Human Capital Committee will review the voting results and seek to understand the factors that influenced the vote. As it did last year, the Human Capital Committee will consider constructive feedback obtained through this process in making future decisions about our executive compensation programs and policies. Shareholders will next have an opportunity to cast a Say-on-Pay vote in 2021.
The Board unanimously recommends that you vote FOR approval of named executive officer compensation, as provided in the resolution above.

2020 PROXY STATEMENT    99

ITEMS TO BE VOTED ON

Ratification of Appointment of Independent Registered Public Accounting Firm
(Item 3 on the Proxy Card)
The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (independent auditor) retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP as our independent auditor for 2020. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent auditor is in the best interests of the company and its shareholders.
The Board is seeking shareholder ratification of the appointment even though it is not legally required, as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider the shareholders’ views in the future selection of the company’s independent auditor.
Representatives of Ernst & Young LLP are expected to attend the 2020 Annual Meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
The Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.
Independent Auditor Fees
The Audit Committee is responsible for the audit fee negotiations associated with the company’s retention of Ernst & Young LLP. Aggregate fees billed for audit and other services rendered by Ernst & Young LLP for our fiscal years ended December 31, 2019 and 2018 are presented in the table below.
INDEPENDENT AUDITOR FEES
Types of Fees	2019	2018
Audit Fees	$8,316,250	$8,445,000
Audit-Related Fees(1)	421,500	445,500
Tax Fees(2)	608,950	770,900
All Other Fees	—	—
Total	$9,346,700	$9,661,400
(1)	The year-over-year decrease in Audit-Related Fees was primarily due to reduced efforts related to SSAE 18 reports.
(2)	The year-over-year decrease in Tax Fees was primarily due to work related to tax reform in 2018.
Audit Fees. This category includes fees associated with the audit of our annual financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of internal control over financial reporting, and services provided in connection with statutory and regulatory filings.
Audit-Related Fees. This category consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements or internal control over financial reporting. These services principally include accounting consultations, control reviews, and audit-related services for our employee benefit plans.
Tax Fees. This category consists of fees for tax compliance and advisory services.
All Other Fees. This category consists of fees for services not included in any of the above categories.

100    2020 PROXY STATEMENT

ITEMS TO BE VOTED ON

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee has a policy requiring advance approval of all audit and permissible non-audit services performed by the independent auditor. Under this policy, the Audit Committee sets pre-approved limits for specifically defined audit and non-audit services. The Committee considers whether such services are consistent with SEC rules on auditor independence. Specific approval by the Committee is required if fees for any particular service or aggregate fees for services of a similar nature exceed the pre-approved limits. The Committee has delegated to its chair the authority to approve permitted services, and the chair must report any such decisions to the Committee at its next scheduled meeting.
Approval of the Unum Group 2020 Employee Stock Purchase Plan
(Item 4 on the Proxy Card)
On April 2, 2020, the Human Capital Committee of our Board of Directors (the “Committee”) approved, subject to shareholder approval, our 2020 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide employees of Unum and its subsidiaries with an opportunity to share in the ownership of the company by providing them with a convenient means for regular and systematic purchases of shares of the company’s common stock, par value $0.10 per share, at a discount to market prices. By incentivizing ownership of our common stock among our employees, the ESPP gives participating employees an interest in common with that of our shareholders and a stronger incentive to work for the continued success of the company. The ESPP is intended to qualify as an “employee stock purchase plan” under Sections 421 and 423 of the U.S. Internal Revenue Code (the “Code”).
We have requested a total of 1,500,000 shares of our common stock be made available for issuance under the ESPP in addition to the 53,505 shares that remained available for issuance under our current Amended and Restated Employee Stock Purchase Plan (the “Current ESPP”) as of April 1, 2020. Subject to our shareholders' approval of this proposal, we have made commitments under the ESPP to deliver approximately 64,662 shares to employees on June 30, 2020, based on payroll deduction elections in effect and the closing price of a share of our common stock on the New York Stock Exchange (NYSE) as of March 31, 2020. If this proposal is not approved, we will be unable to continue offering an employee stock purchase plan going forward and many of these additional shares will not be delivered.
As part of the Committee’s decision to approve the ESPP, including the total number of shares available for issuance thereunder, the Committee analyzed anticipated future ESPP usage rates and the dilutive impact of the ESPP’s share reserve. In particular, the Committee considered the following:
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Shares Remaining Available Under the Current ESPP. If our shareholders approve this proposal, the Current ESPP will terminate effective as of April 1, 2020 and 1,500,000 shares, plus the 53,505 shares that as of April 1, 2020 remained available for issuance under the Current ESPP, will be available for issuance under the ESPP. Subject to approval of this proposal by our shareholders, the ESPP will become effective as of April 1, 2020 and be used for all future offering periods in lieu of the Current ESPP.

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Dilution. Dilution is commonly measured by “overhang,” which generally refers to the amount of potential dilution to current shareholders that could result from the future issuance of the shares reserved under an equity compensation plan. Overhang is typically expressed as a percentage (equal to a fraction where the numerator is the sum of the number of shares reserved but not issued under equity compensation plans plus the number of shares subject to

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outstanding awards and the denominator is the sum of the numerator plus the total number of shares outstanding). If the ESPP is approved, our voting power dilution will increase from approximately 4.62% to approximately 5.29% (or to approximately 5.38% if the Plan described in voting Item 5 below is also approved), based on shares outstanding as of April 1, 2020.
The primary features of the ESPP are summarized below. The below summary is qualified in its entirety by, and subject to, the provisions of the ESPP, a copy of which is set forth in Appendix B of this proxy statement, which should be referred to for a complete statement of the terms of the ESPP.
Summary of the Plan
Administration
The ESPP is administered by the Committee. The Committee has the power to make, amend, and repeal rules and regulations for the interpretation and administration of the ESPP, to construe and interpret the provisions and supervise the administration of the ESPP, to make factual determinations relevant to ESPP entitlements and to take all action in connection with administration of the ESPP as it deems necessary or advisable. The Committee has delegated authority under the ESPP to (i) the company’s Chief Executive Officer and his agents to determine the terms of offers and purchases under the ESPP (subject to the terms of the ESPP) and (ii) the company’s Executive Vice President, People and Communications or her delegates and such delegate’s agents (including, without limitation, the employees within the company’s Executive Compensation department), to engage in the day-to-day administration of the ESPP.
Eligibility; Participation
All employees of the company and its participating subsidiaries are eligible to participate in the ESPP, except (i) employees who own (or would own immediately following the grant of an option under the ESPP) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the company or any subsidiary; (ii) employees who customarily work less than 20 hours per week and (iii) employees who customarily work 5 months or less per calendar year.
The Committee may adopt sub-plans applicable to particular subsidiaries or non-U.S. jurisdictions. The Committee shall not be required to obtain the approval of shareholders prior to the adoption, amendment or termination of any sub-plan unless required by applicable law, including the laws of the foreign jurisdiction in which individuals participating in the sub-plan are located.
Participation in the ESPP for any eligible employee is voluntary. To participate, the employee must enroll in the ESPP by submitting an enrollment election. The enrollment election must be submitted during an announced enrollment period prior to the “Purchase Period” for which participation is to begin.
Approximately 9,926 employees are currently eligible to participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.
Operation of the ESPP
Except to the extent provided otherwise by the Committee, there are four three-month “Purchase Periods” beginning January 1, April 1, July 1, and October 1 in each calendar year. The first Purchase Period under the ESPP commenced on April 1, 2020, contingent on our obtaining stockholder approval of the ESPP. Options under the ESPP will be granted by the company as of the beginning of each

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Purchase Period and are nontransferable by the employee. The Purchase Periods will end on March 31, June 30, September 30 and December 31, respectively (or at such other time or times as may be determined by the Committee).
By enrolling in the ESPP, the employee authorizes the company to make after-tax payroll deductions from his or her qualifying compensation. Participating employees may elect to contribute from $10 to $865 per payroll period for purchases under the ESPP (or such other amounts as may be determined by the Committee). Participants may change their level of payroll deductions prospectively (for future offering periods) and may withdraw from the ESPP in accordance with procedures established by the Committee and further described in the plan document.
Options granted at the beginning of each Purchase Period will be exercised at the end of such Purchase Period using such payroll deductions. The purchase price per share is 90% of the fair market value of the share of common stock on the ending date of a Purchase Period (i.e., the closing market price of a share of common stock on the NYSE (or such other exchange on which the shares of common stock are traded)). The Committee may, in its sole discretion, establish a different purchase price or formula for determining the purchase price per share for any future Purchase Period so long as such modification does not result in a purchase price per share of less than the lesser of (i) 85% of the fair market value of the share of common stock on the first date of a Purchase Period or (ii) 85% of the fair market value of the share of common stock on the last date of a Purchase Period.
As of March 31, 2020, the closing price of a share of our common stock on the NYSE was $15.01.
Restrictions on Purchases
The maximum number of shares of common stock that a participating employee may purchase in any Purchase Period is 2,000 shares (or such other maximum amount as may be established by the Committee). Furthermore, no employee may be granted an option for any Purchase Period which permits such employee’s rights to purchase shares of common stock under the ESPP and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the company and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of such shares of common stock for each calendar year in which an option is outstanding at any time.
Number of Shares Available
The total number of shares that may be issued to all participants under the ESPP may not exceed the sum of (1) 1,500,000 shares, plus (2) any shares authorized for issuance under the Current ESPP that, as of April 1, 2020, remained available for issuance under the Current ESPP. Shares of common stock subject to the ESPP may consist of unissued shares, reacquired shares or shares bought on the open market. If an option granted under the ESPP or the Current ESPP expires or terminates for any reason without having been exercised in whole or part, the shares subject to such option that are not purchased shall not count against the foregoing limit and shall again be available for subsequent option grants under the ESPP.
If the total number of shares to be purchased by all participants in any Purchase Period exceeds the number of shares remaining available for issuance under the ESPP, a number of shares will be purchased by each participant in such Purchase Period equal to a pro rata portion of the remaining available number of shares in as uniform a manner as shall be practicable and as the Committee determines to be equitable. If this occurs, any remaining balance in a participant’s account will be returned to the participant, without interest, as soon as practicable. Whenever any change is made in the shares of common stock subject to the ESPP or subject to deductions outstanding under the ESPP (whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split,

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combination of shares, exchange of shares, change in corporate structure, or otherwise), action will be taken by the Committee to equitably adjust the number of shares subject to issuance under the ESPP and the terms of options outstanding under the ESPP.
Termination of Employment
Upon any termination of employment while participating in the ESPP, such employee’s participation will automatically end on the date of termination of employment, and any payroll deductions that have accumulated will be refunded as soon as practicable, without interest. In the event of a participating employee’s death, funds will be refunded to the named beneficiary of the payroll deduction account, or if a beneficiary has not been named, to such deceased employee’s estate.
Effective Date, Amendment and Termination of the ESPP
The Committee may amend, suspend, or discontinue the ESPP at any time and for any reason in its sole discretion so long as any such amendment is consistent with the applicable requirements of Sections 421 and 423 of the Code. No amendments will be made without shareholder approval if such approval is required under any law or requirement of the stock exchange upon which the stock is listed. Any amendments that increase the number of shares reserved for issuance under the ESPP may only be made with shareholder approval. The ESPP will be effective as of April 1, 2020, subject to its approval by the Company's stockholders by no later than April 2, 2021, the date that is 12 months after the ESPP was approved by the Committee, and will continue in effect until terminated by the Committee.
Basic U.S. Federal Tax Consequences
The following is a general summary of some of the current federal income tax consequences of the ESPP to U.S. based participants and to the company. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.
Tax Treatment of U.S. Participants
Participants will not recognize income when they enroll in the ESPP or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant does not dispose of the shares within one year after the purchase date or two years after the start of the Purchase Period, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 10% (or such other discount as the Committee may establish) of the fair market value of the shares on the ending date of a Purchase Period, whichever is less. Any additional gain will be taxed as capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant disposes of the shares within one year after the purchase date or two years after the start of the Purchase Period, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the fair market value of the shares on the date of disposition and the fair market value on the purchase date will be a capital gain or loss.

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Tax Treatment of the Company
When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, the company will generally be entitled to a tax deduction in the amount of the ordinary income.
Plan Benefits
Future benefits available under the ESPP are subject to the participation level of our employees and to our stock price at the time of any purchases and therefore are not determinable at this time.
No options had been granted to employees under the ESPP as of March 31, 2020. Subject to our shareholders’ approval of this proposal, we have made commitments under the ESPP to deliver approximately 64,662 shares to employees on June 30, 2020, based on payroll deduction elections in effect and the price of a share of our common stock on the NYSE as of March 31, 2020.
The Board unanimously recommends that you vote FOR the approval of the Unum Group 2020 Employee Stock Purchase Plan.
Approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021
(Item 5 on the Proxy Card)
Unum European Holding Company Limited (“UEHCL”) is incorporated in England and Wales, and is a wholly-owned, indirect subsidiary of the company. On February 17, 2020, the Human Capital Committee of the Board of Directors (for purposes of this section, the “Committee”) adopted the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021 (the “Plan”) to be effective upon approval by our shareholders. The basic principles of the Plan are similar to those of plans known in the United States as employee stock purchase plans. As with the Current ESPP and ESPP described in voting Item 4 above, the Plan would enable eligible employees of UEHCL to purchase shares of our common stock at a 10% discounted price. Our shareholders previously approved a similar plan for these employees in 2016, but that plan will expire pursuant to its terms before options to purchase shares will next be granted in March 2021. If the Plan is approved, our voting power dilution will increase from approximately 4.62% to approximately 4.71% (or to approximately 5.38% if the ESPP described in voting Item 4 above is also approved), based on shares outstanding as of April 1, 2020. A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix C of this proxy statement.
Summary of the Plan
Purpose and Design
The purpose of the Plan is to permit an employee of UEHCL to acquire ownership of shares of our common stock at a discount of 10% to the closing quote for the shares on the New York Stock Exchange (NYSE) on the day the eligible employee is invited to participate in the Plan. The closing price of a share of our common stock on the NYSE as of March 31, 2020 was $15.01. The Plan is solely a stock-based plan and no cash awards will be made.

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Description of Material Terms and Conditions
Under the terms of the Plan, the board of directors of UEHCL may, from time to time, invite all eligible employees to apply for the grant of options. Each option represents a right to acquire shares of our common stock by purchase or subscription. The invitations will be made on identical terms to all eligible employees and will state the price at which the shares may be acquired on the exercise of the option. In applying for an option grant, the employee must specify an amount to be saved each month (via payroll deduction) and deposited into the employee’s account with the bank selected by UEHCL as the savings institution for the Plan. Savings contributions will be made for three or five years, as specified in the invitations or as selected by the employee when applying for the option grant if given this choice in the invitations. A participating employee’s monthly savings contributions must be not less than £10 and not more than the greater of £500 or the maximum permitted by law. At the end of the savings period, the participant may acquire the number of shares underlying the option at the acquisition price or elect to forego that purchase and retain the funds saved. A partially exercised option results in the lapse of the remainder of that option. A total of 200,000 shares of our common stock have been reserved for issuance pursuant to the Plan. Shares which are already in issue when placed under option and any shares comprised in any option which has been exercised, shall be included for the purpose of calculating the number of shares under option as well as the number of shares available for placing under option. Any shares granted under an option that has lapsed without exercise shall be excluded for the purpose of calculating the number of shares under option as well as the number of shares available for placing under option.
Eligibility
A person is an eligible employee if he or she meets the criteria set forth in the Plan, primarily that the person has been an employee of UEHCL for at least six weeks as of the day prior to the issuance of invitations to participate and who is taxable as an employee under the Income Tax (Earnings and Pensions) Act of 2003 (English law). An option may be granted only to a person who is an eligible employee at the time of invitation and at the time of grant. Except as provided in the Plan, an option may be exercised only if the person seeking to acquire the shares is an eligible employee and the option will lapse if not exercised within six months after the first date on which the option may be exercised. The Plan includes provisions for the exercise or lapse of the option in certain events, including death, disability, redundancy, retirement, pregnancy, and the merger or termination of UEHCL or our company. As of March 31, 2020, there were approximately 798 persons eligible to participate in the Plan.
Plan Administration
The Committee is the plan administrator and has sole discretion to make and vary such regulations (not being inconsistent with the Plan) for the implementation and administration of the Plan. The costs of establishing and administering the Plan will be borne by UEHCL.
Termination and Amendment
The Committee may at any time terminate the Plan. Unless previously terminated, the Plan will expire five years from the date it is approved by our shareholders. Upon any such termination, no further options may be granted but such termination shall be without prejudice to any accrued rights in existence as of the date of termination.
The terms and conditions of the Plan may be amended by the Committee or the Board of Directors of UEHCL, subject to certain restrictions.

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Current Federal Income Tax Effects
The company anticipates that most Plan participants will not be U.S. tax residents and therefore will not have U.S. federal income tax consequences upon the grant or exercise of options under the Plan. As a result, the company does not expect to take U.S. tax deductions with respect to activity under the Plan. This summary of the current federal income tax effects of the Plan does not address U.K. or other foreign tax consequences to Plan participants or to the company.
Plan Benefits
None of the named executive officers are eligible to participate in the Plan. The number of employees who will elect to participate and savings levels cannot be determined since they are subject to the conditions of participation being met and to individual choices to be made by each invitee electing to participate.
The Board unanimously recommends that you vote FOR the approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021.

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ABOUT THE 2020 ANNUAL MEETING

ABOUT THE 2020 ANNUAL MEETING
In light of ongoing developments related to the coronavirus (COVID-19) and after careful consideration, the Board of Directors has determined that the 2020 Annual Meeting will be conducted as a virtual-only meeting via live webcast in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. This process will also enable engagement with our shareholders, regardless of size, resources or physical location, while safeguarding the health and wellbeing of our shareholders, employees, and members of the Board and management.
The 2020 Annual Meeting live webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on May 28, 2020. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. This includes access to the live webcast, voting your shares electronically, and submitting questions online. You will need the 16-digit control number provided with your proxy materials to participate. Further details are provided below under “Attending the 2020 Annual Meeting.”
Proxy materials
The Board of Directors is providing these proxy materials to you in connection with its solicitation of proxies to be voted at the 2020 Annual Meeting and at any later meeting to which it may be adjourned or postponed. All shareholders who held shares of the company's common stock as of the close of business on March 30, 2020 are entitled to attend the 2020 Annual Meeting and to vote on the items of business described in this proxy statement. Whether or not you choose to attend or participate in the 2020 Annual Meeting, you may vote your shares via the Internet, by telephone, or by mail.
Because we are soliciting your proxy, we are required to send you either our proxy materials or a Notice Regarding the Internet Availability of Proxy Materials (described in the next section). Our proxy materials include this proxy statement and our annual report to shareholders, which contains audited consolidated financial statements for our fiscal year ended December 31, 2019. If you received a printed copy of these documents, the proxy materials also include a proxy card or voting instruction form for the 2020 Annual Meeting.
Internet availability of proxy materials
In accordance with rules adopted by the SEC, commonly referred to as “Notice and Access,” we may furnish proxy materials by providing access to the documents on the Internet, rather than mailing printed copies. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials, and reduce the environmental impact of the 2020 Annual Meeting. As a result, most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice Regarding the Internet Availability of Proxy Materials (“Notice”) was mailed on or about April 16, 2020 to shareholders of record as of March 30, 2020 who have not previously requested to receive printed or emailed materials on an ongoing basis. The Notice provides instructions on how to access the proxy materials for the 2020 Annual Meeting, how to request a printed set of proxy materials, and how to vote your shares. Our proxy materials may also be viewed on our investor relations website under the “SEC Filings” heading at www.investors.unum.com.
You may elect to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions in the Notice. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact

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of our annual meetings. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Attending the 2020 Annual Meeting
The 2020 Annual Meeting will be a virtual meeting conducted exclusively via live webcast on the Internet. Shareholders will not be able to attend the meeting in person.
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Shareholder participation. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the 2020 Annual Meeting online, vote your shares electronically, and submit questions during the meeting electronically.

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Accessing the meeting online. You may attend and participate in the 2020 Annual Meeting via the Internet at www.virtualshareholdermeeting.com/UNM2020. You will need the 16-digit control number included on your Notice, proxy card, or voting instruction form to log-in. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on May 28, 2020. We encourage you to access the meeting prior to the start time. Online check-in will begin approximately 15 minutes prior to the start time, and you should allow ample time for the check-in procedures.

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Technical Assistance. If you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

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Submitting questions. An online portal will be available at www.proxyvote.com on or about April 16, 2020. By accessing this portal, shareholders will be able to submit questions and vote in advance of the 2020 Annual Meeting. Shareholders may also submit questions and vote on the day of, or during, the 2020 Annual Meeting on www.virtualshareholdermeeting.com/UNM2020. We will try to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Answers to questions not addressed during the meeting will be posted on our investor relations website www.investors.unum.com under the “Proxy Materials” heading.

Differences between shareholders of record and beneficial owners
Most of our shareholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
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Shareholder of record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and the Notice was sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the company or to vote at the 2020 Annual Meeting. If you requested to receive printed proxy materials, we have enclosed a proxy card for you to use. You may also vote on the Internet, or by telephone. You are also invited to attend the 2020 Annual Meeting via the Internet.

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ABOUT THE 2020 ANNUAL MEETING

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Beneficial owner. If your shares are held in an account in the name of a brokerage firm, bank, broker-dealer, trust or other similar organization (i.e., in street name), like the vast majority of our shareholders, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you must instruct the broker or other nominee about how to vote your shares. Under the rules of the New York Stock Exchange (NYSE), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described in “Voting your shares” below. You are also invited to attend the 2020 Annual Meeting via the Internet.

Persons entitled to vote at the 2020 Annual Meeting
Shareholders of record as of the close of business on March 30, 2020, the record date, are entitled to vote their shares at the 2020 Annual Meeting. There were approximately 203,325,146 shares of our common stock outstanding on the record date. Each of those shares is entitled to one vote on each item of business to be voted on at the 2020 Annual Meeting. We will make available a list of shareholders of record as of the record date for inspection by shareholders for any purpose germane to the 2020 Annual Meeting during normal business hours at our corporate headquarters in Chattanooga, Tennessee. Please contact our Corporate Secretary to schedule an appointment. The list will also be available during the 2020 Annual Meeting at www.virtualshareholdermeeting.com/UNM2020.
Voting items and Board recommendations; Vote required; Abstentions and broker non-votes
You may either vote for, against or abstain on each of the voting items to be acted on at the 2020 Annual Meeting. The table below summarizes, for each voting item, the voting recommendation of the Board of Directors, the vote threshold required for approval, and the effect of abstentions and broker non-votes (i.e., shares held in street name that cannot be voted on certain matters by the shareholder of record if the beneficial owner has not provided voting instructions).
VOTING ITEMS
Items to be Voted on	Board Voting Recommendation	Vote Required for Approval	Effect of Abstention	Effect of Broker Non-Vote
Item 1: Election of 11 directors for terms expiring in 2020	FOR each nominee	Majority of votes cast with respect to the nominee	No effect because not counted as vote cast	No effect because not counted as vote cast
Item 2: Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	Same effect as AGAINST because is entitled to vote	No effect because not entitled to vote
Item 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020	FOR	Majority of shares represented and entitled to vote	Same effect as AGAINST because is entitled to vote	Not applicable; may be discretionarily voted by broker
Item 4: Approval of the Unum Group 2020 Employee Stock Purchase Plan	FOR	Majority of shares represented and entitled to vote	Same effect as AGAINST because is entitled to vote	No effect because not entitled to vote
Item 5: Approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021	FOR	Majority of shares represented and entitled to vote	Same effect as AGAINST because is entitled to vote	No effect because not entitled to vote

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ABOUT THE 2020 ANNUAL MEETING

Voting your shares
You may vote your shares using any of the following methods:
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By Internet. Before the meeting, you may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. You will need the control number found on your Notice, proxy card (for shareholders of record) or voting instruction form (for beneficial owners) when you access the web page. Voting by Internet before the 2020 Annual Meeting is available until 11:59 p.m. Eastern Daylight Time on May 27, 2020.

During the 2020 Annual Meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/UNM2020. You will need the control number found on your Notice, proxy card, or voting instruction form when you access the virtual meeting web page.
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By telephone. You may vote by telephone by calling the applicable toll-free telephone number, 1-800-690-6903 (for shareholders of record) or 1-800-454-8683 (for beneficial owners), which is available 24 hours a day, and following the pre-recorded instructions. You will need the control number found on your Notice, proxy card, or voting instruction form when you call. You may vote by telephone until 11:59 p.m. Eastern Daylight Time on May 27, 2020.

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By mail. If you received a paper copy of your proxy materials, you may vote by mail by completing the enclosed proxy card or voting instruction form, dating and signing it, and returning it in the postage-paid envelope provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card or voting instruction form, as applicable, must be received by May 27, 2020.

The Board of Directors has appointed certain individuals named on the proxy card (“proxies”) to vote shares at the 2020 Annual Meeting in accordance with the instructions of our shareholders. If you authorize the proxies to vote your shares with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions. If you are a shareholder of record and you authorize the proxies to vote your shares but do not specify how your shares should be voted on one or more matters, the proxies will vote your shares on those matters as the Board of Directors recommends. If any other matter properly comes before the 2020 Annual Meeting, the proxies will vote on that matter in their discretion.
If you are a beneficial owner of shares held in street name and do not provide your broker or other nominee instructions on how to vote your shares, a “broker non-vote” occurs. Under the rules of the NYSE, the organization that holds your shares (i.e., your broker or other nominee) may generally vote on routine matters at its discretion but cannot vote on “non-routine” matters. The only item of business at the 2020 Annual Meeting for which your broker or other nominee has discretion to vote your shares without your voting instructions is the ratification of the appointment of our independent registered public accounting firm (Item 3). Unless it receives your voting instructions, your broker or other nominee will not have discretion to vote your shares (resulting in a broker non-vote) on any other item of business at the 2020 Annual Meeting (Items 1, 2, 4 and 5), including the election of directors. To ensure that your vote will be counted on all matters, we encourage you to provide instructions to your broker or other nominee on how to vote your shares.

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ABOUT THE 2020 ANNUAL MEETING

Changing your vote and revoking your proxy
You may revoke any proxy that you previously granted or change your vote by:
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Submitting a subsequent vote via the Internet, by telephone, or by mailing a new proxy card or voting instruction form before the closing of those facilities at 11:59 p.m. Eastern Daylight Time on May 27, 2020;

•	Attending the virtual 2020 Annual Meeting and voting online, as indicated above under “Voting your shares”; or
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If you are a shareholder of record, giving written notice of revocation to the Corporate Secretary, Unum Group, 1 Fountain Square, Chattanooga, TN 37402, so that it is received by 4:00 p.m. Eastern Daylight Time on May 27, 2020.

Your new vote or revocation in advance of the meeting must be submitted in accordance with the time frames above under “Voting your shares.”
Quorum
A quorum is required to transact business at the 2020 Annual Meeting. A quorum exists if the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of directors are present online at the virtual 2020 Annual Meeting or represented by proxies. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the 2020 Annual Meeting, but neither will be counted as votes cast.
Inspectors of election
Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of the election.
Voting results
We will report the final voting results of the 2020 Annual Meeting on a Form 8-K to be filed with the SEC within four business days after the meeting. The Form 8-K will be available on our investor relations website under the “SEC Filings” heading at www.investors.unum.com or on the SEC’s website at www.sec.gov.

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ADDITIONAL INFORMATION

ADDITIONAL INFORMATION
Cost of proxy solicitation
We pay the cost of soliciting proxies from our shareholders. Proxies are solicited by mail, and may also be solicited personally, electronically or by telephone by our directors, officers or employees, though none will receive additional compensation for doing this. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the 2020 Annual Meeting. We will pay Innisfree a fee of $20,000 and reasonable out-of-pocket expenses for its services. We also reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.
Shareholder proposals and nominations for our 2021 Annual Meeting
If you intend to submit a proposal for inclusion in the proxy statement for our 2021 Annual Meeting pursuant to SEC Rule 14a-8, it must be received by the Corporate Secretary at our principal executive offices (at the address provided below) no later than the close of business on December 17, 2020. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement if the proposal does not satisfy the requirements of SEC Rule 14a-8.
Our bylaws include a proxy access right, permitting a shareholder, or a group of up to 20 shareholders, who has maintained continuous qualifying ownership of at least 3% of our outstanding shares of capital stock entitled to vote in the election of directors for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board or two directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received by the Corporate Secretary at our principal executive offices (at the address provided below) no earlier than November 17, 2020 and no later than the close of business on December 17, 2020. However, in the event that that the 2021 Annual Meeting is to be held on a date that is more than 30 days before or after May 28, 2021 (the anniversary date of the 2020 Annual Meeting), then such notice must be received no later than the close of business on the 180th day prior to the date of the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made.
Our bylaws also establish advance notice procedures with respect to proposals and director nominations submitted by a shareholder for presentation directly at an Annual Meeting, rather than for inclusion in our proxy statement. To be properly brought before our 2021 Annual Meeting, a notice of the proposal the shareholder wishes to present at the meeting other than pursuant to SEC Rule 14a-8 or nomination the shareholder wishes to present at the meeting other than pursuant to our proxy access bylaw must be received by the Corporate Secretary at our principal executive offices (at the address provided below) no earlier than the close of business on January 28, 2021 and no later than the close of business on February 27, 2021. However, in the event that that the 2021 Annual Meeting is to be held on a date that is more than 30 days before or more than 70 days after May 28, 2021 (the anniversary date of the 2020 Annual Meeting), then such notice must be received no earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made.

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ADDITIONAL INFORMATION

All such proposals and director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com and may also be obtained at no cost from the Office of the Corporate Secretary. The chairman of the meeting may refuse to acknowledge or introduce any shareholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the bylaws. If a shareholder fails to meet these deadlines, the persons named as proxies will be allowed to use their discretionary voting authority to vote on any such proposal or nomination as they determine appropriate if the matter is presented and introduced at the Annual Meeting.
Communications with the Board of Directors
Shareholders and interested parties may communicate with our Chairman of the Board, or any other director by contacting the Office of the Corporate Secretary as described below.
In accordance with a process approved by our Board of Directors, the Corporate Secretary reviews all correspondence received by the company and addressed to non-management directors. A log and copies of the correspondence are provided to the Chairman, who determines whether further distribution is appropriate and to whom it should be sent. Any director may at any time review this log and request copies of correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of our internal auditors and handled in accordance with procedures established by the Audit Committee. Copies of correspondence relating to corporate governance matters are also provided to the chair of the Governance Committee.
The Board has instructed that certain items unrelated to the duties and responsibilities of the Board be excluded from the process, including mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, and matters related to claims or employment.
Eliminating duplicate proxy materials
Under SEC rules, a single proxy statement and annual report to shareholders, along with individual proxy cards or individual Notices, will be delivered in one envelope to multiple shareholders having the same last name and address and to shareholders with multiple accounts registered at our transfer agent with the same address, unless contrary instructions have been received from an affected shareholder. This is known as “householding” and it enables us to reduce the costs and environmental impact of the 2020 Annual Meeting. We will deliver promptly upon written or oral request a separate copy of the proxy statement, annual report to shareholders or Notice to any shareholder residing at a shared address to which only one copy was delivered. If you would like to receive separate copies of our proxy materials, whether for this year or future years, please contact Broadridge toll-free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. The same phone number and address may be used to request delivery of a single copy of our proxy materials if you share an address with another shareholder and are receiving multiple copies.

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ADDITIONAL INFORMATION

Contacting the Office of the Corporate Secretary
You may contact the Office of the Corporate Secretary by calling toll-free 800-718-8824 or by writing to:
Office of the Corporate Secretary
Unum Group
1 Fountain Square
Chattanooga, Tennessee 37402
Principal executive offices
Our principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402. Our main telephone number is 423-294-1011.
Annual Report on Form 10-K
Upon request, we will provide to you by mail a free copy of our Annual Report on Form 10-K (including financial statements and financial statement schedules) for the fiscal year ended December 31, 2019. Please direct your request to the Office of the Corporate Secretary at the address provided above. The Annual Report on Form 10-K may also be accessed on our investor relations website under the “SEC Filings” heading at www.investors.unum.com or on the SEC’s website at www.sec.gov.
Incorporation by reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

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APPENDIX A

APPENDIX A
Reconciliation of Non-GAAP Financial Measures
The following is a reconciliation of the most directly comparable GAAP measures to the non-GAAP financial measures as presented in this proxy statement.
	After-Tax Adjusted Operating Income (Loss)	Average Allocated Equity(1)	Adjusted Operating Return on Equity
Year Ended December 31, 2019
Unum US	$816.3	$4,526.6	18.0%
Unum International	88.4	757.9	11.7%
Colonial Life	272.7	1,558.6	17.5%
Core Operating Segments	1,177.4	6,843.1	17.2%
Closed Block	104.4	3,842.2
Corporate	(141.2)	(1,764.5)
Total	$ 1,140.6	$ 8,920.8	12.8%
(1) Excludes unrealized gain (loss) on securities and net gain on hedges and is calculated using the stockholders’ equity balances presented below. Due to the implementation of a Financial Accounting Standards Board update for which the beginning balance of 2018 and 2019 for certain stockholders’ equity line items were adjusted, we are computing the average equity for 2018 and 2019 using internally allocated equity that reflects the adjusted beginning balance at January 1, 2018 and January 1, 2019. As a result, average equity for the year ended December 31, 2018 and December 31, 2019 for certain of our segments will not compute using the historical allocated equity at December 31, 2017 and December 31, 2018.

	12/31/2019	12/31/2018
Total Stockholders’ Equity	$ 9,965.0	$ 8,621.8
Excluding:
Net Unrealized Gain (Loss) on Securities	615.9	(312.4)
Net Gain on Hedges	187.8	250.6
Total Adjusted Stockholders’ Equity	$9,161.3	$8,683.6
Twelve Months Ended
12/31/2019
Average Adjusted Stockholders’ Equity	$ 8,920.8

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APPENDIX A

	Year Ended December 31
	2019		2018		2017
	(in millions)	per share*	(in millions)	per share *	(in millions)	per share*
Net Income	$ 1,100.3	$ 5.24	$ 523.4	$ 2.38	$ 994.2	$ 4.37
Excluding:
Net Realized Investment Gain (Loss) (net of tax expense (benefit) of $(4.5); $(11.0); $15.0)	(18.7)	(0.09)	(28.5)	(0.12)	25.3	0.11
Cost Related to Early Retirement of Debt (net of tax benefit $5.7; $-; $-)	(21.6)	(0.11)
Long-term Care Reserve Increase (net of tax benefit of $-; $157.7; $-)	—	—	(593.1)	(2.70)	—	—
Loss from Guaranty Fund Assessment (net of tax benefit of $-; $-; $7.2;)	—	—	—	—	(13.4)	(0.06)
Unclaimed Death Benefits Reserve Increase (net of tax benefit $-; $-; $13.6)	—	—	—	—	(25.4)	(0.11)
Net Tax Benefit from Impacts of TCJA	—	—	—	—	31.5	0.14
After-tax Adjusted Operating Income	$1,140.6	$5.44	$1,145.0	$5.20	$976.2	$4.29
	Year Ended December 31
	2016		2015		2014
	(in millions)	per share*	(in millions)	per share *	(in millions)	per share*
Net Income	$ 931.4	$ 3.95	$ 867.1	$ 3.50	$ 402.1	$ 1.57
Excluding:
Net Realized Investment Gain (Loss) (net of tax expense (benefit) of $8.4; $(17.7); $3.3)	15.8	0.07	(26.1)	(0.11)	12.8	0.05
Costs Related to Early Retirement of Debt (net of tax benefit of $-; $-; $2.8)	—	—	—	—	(10.4)	(0.04)
Reserve Charge for Closed Block (net of tax benefit of $-; $-; $244.4)	—	—	—	—	(453.8)	(1.77)
Pension Settlement Loss (net of tax benefit of $-; $-; $22.5)	—	—	—	—	(41.9)	(0.16)
After-tax Adjusted Operating Income	$915.6	$3.88	$893.2	$3.61	$895.4	$3.49
*Assuming Dilution.

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APPENDIX A

	Year Ended December 31
	2013		2012		2011
	(in millions)	per share*	(in millions)	per share*	(in millions)	per share*
Net Income	$ 847.0	$ 3.19	$ 888.1	$ 3.15	$ 283.6	$ 0.94
Excluding:
Net Realized Investment Gain (Loss) (net of tax expense (benefit) of $2.9; $19.1; $(1.3))	3.9	0.02	37.1	0.13	(3.6)	(0.01)
Reserve Charge for Closed Block (net of tax benefit of $-; $-; $265.0)	—	—	—	—	(492.1)	(1.62)
Unclaimed Death Benefits Reserve Increase (net of tax benefit of $33.4; $-; $-)	(62.1)	(0.24)	—	—	—	—
Deferred Acquisition Costs for Closed Block (net of tax benefit of $-; $-; $68.5)	—	—	—	—	(127.5)	(0.42)
Group Life Waiver of Premium Benefit Reserve Reduction (net of tax expenses of $29.8; $-; $-)	55.2	0.21	—	—	—	—
Special Tax Items	—	—	—	—	22.7	0.08
After-tax Adjusted Operating Income	$850.0	$3.20	$851.0	$3.02	$884.1	$2.91
	Year Ended December 31
	2010		2009		2008
	(in millions)	per share *	(in millions)	per share*	(in millions)	per share*
Net Income	$ 877.6	$ 2.69	$ 847.3	$ 2.55	$ 553.4	$ 1.62
Excluding:
Net Realized Investment Gain (Loss) (net of tax expense (benefit) of $9.0; $11,5; $(161.8))	15.7	0.05	0.2	—	(304.1)	(0.89)
Special Tax Items	(10.2)	(0.03)	—	—	—	—
After-tax Adjusted Operating Income	$872.1	$2.67	$847.1	$2.55	$857.5	$2.51
*Assuming Dilution.
**Does not reflect the impact of ASU 2010-26.

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APPENDIX A

	Year Ended December 31
	2007**		2006**		2005**
	(in millions)	per share*	(in millions)	per share*	(in millions)	per share*
Net Income	$ 679.3	$ 1.91	$ 411.0	$ 1.23	$ 513.6	$ 1.64
Excluding:
Income from Discontinued Operations	6.9	0.02	7.4	0.02	9.6	0.03
Net Realized Investment Gain (Loss) (net of tax expense (benefit) of $(22.0); $0.7; $(2.4))	(43.2)	(0.12)	1.5	0.01	(4.3)	(0.02)
Regulatory Reassessment Charges (net of tax benefit of $31.3; $129.0; $1.1)	(34.5)	(0.10)	(267.4)	(0.79)	(51.6)	(0.16)
Debt Extinguishment Costs (net of tax benefit of $20.5; $8.9; $-)	(38.3)	(0.11)	(16.9)	(0.05)	—	—
Other (net of tax expense (benefit) of $-; $(5.8); $1.7)	(12.7)	(0.04)	4.0	0.01
Special Tax Items	2.2	0.01	95.8	0.28	42.8	0.14
After-tax Adjusted Operating Income	$786.2	$2.21	$603.3	$1.80	$513.1	$1.64
*Assuming Dilution.
**Does not reflect the impact of ASU 2010-26.
	12/31/2019		12/31/2018		12/31/2017
	(in millions)	per share	(in millions)	per share	(in millions)	per share
Total Stockholders’ Equity (Book Value)	$ 9,965.0	$ 49.10	$ 8,621.8	$ 40.19	$ 9,574.9	$ 43.02
Excluding:
Net Unrealized Gain (Loss) on Securities	615.9	3.03	(312.4)	(1.46)	607.8	2.73
Net Gain on Hedges	187.8	0.93	250.6	1.17	282.3	1.27
Subtotal	9,161.3	45.14	8,683.6	40.48	8,684.8	39.02
Excluding:
Foreign Currency Translation Adjustment	(281.6)	(1.39)	(305.2)	(1.42)	(254.5)	(1.15)
Subtotal	9,442.9	46.53	8,988.8	41.90	8,939.3	40.17
Excluding:
Unrecognized Pension and Postretirement Benefit Costs	(484.8)	(2.39)	(447.2)	(2.08)	(508.1)	(2.28)
Total Stockholders’ Equity, Excluding Accumulated Other Comprehensive Income (Loss)	$9,927.7	$48.92	$9,436.0	$43.98	$9,447.4	$42.45

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APPENDIX A

	12/31/2016		12/31/2015		12/31/2014
	(in millions)	per share	(in millions)	per share	(in millions)	per share
Total Stockholders’ Equity (Book Value)	$ 8,968.0	$ 39.02	$ 8,663.9	$ 35.96	$ 8,521.9	$ 33.78
Excluding:
Net Unrealized Gain on Securities	440.6	1.92	204.3	0.84	290.3	1.15
Net Gain on Hedges	327.5	1.42	378.0	1.57	391.0	1.55
Subtotal	8,199.9	35.68	8,081.6	33.55	7,840.6	31.08
Excluding:
Foreign Currency Translation Adjustment	(354.0)	(1.54)	(173.6)	(0.72)	(113.4)	(0.45)
Subtotal	8,553.9	37.22	8,255.2	34.27	7,954.0	31.53
Excluding:
Unrecognized Pension and Postretirement Benefit Costs	(465.1)	(2.02)	(392.6)	(1.63)	(401.5)	(1.59)
Total Stockholders’ Equity, Excluding Accumulated Other Comprehensive Income	$9,019.0	$39.24	$8,647.8	$35.90	$8,355.5	$33.12
	12/31/2013		12/31/2012		12/31/2011
	(in millions)	per share	(in millions)	per share	(in millions)	per share
Total Stockholders’ Equity (Book Value)	$ 8,639.9	$ 33.23	$ 8,604.6	$ 31.84	$ 8,168.0	$ 27.91
Excluding:
Net Unrealized Gain on Securities	135.7	0.52	873.5	3.23	614.8	2.11
Net Gain on Hedges	396.3	1.52	401.6	1.48	408.7	1.39
Subtotal	8,107.9	31.19	7,329.5	27.13	7,144.5	24.41
Excluding:
Foreign Currency Translation Adjustment	(47.1)	(0.18)	(72.6)	(0.26)	(117.6)	(0.41)
Subtotal	8,155.0	31.37	7,402.1	27.39	7,262.1	24.82
Excluding:
Unrecognized Pension and Postretirement Benefit Costs	(229.9)	(0.88)	(574.5)	(2.13)	(444.1)	(1.51)
Total Stockholders’ Equity, Excluding Accumulated Other Comprehensive Income	$8,384.9	$32.25	$7,976.6	$29.52	$7,706.2	$26.33
	12/31/2010		12/31/2009		12/31/2008
	(in millions)	per share	(in millions)	per share	(in millions)	per share
Total Stockholders’ Equity (Book Value)	$ 8,483.9	$ 26.80	$ 8,045.0	$ 24.25	$ 5,941.5	$ 17.94
Excluding:
Net Unrealized Gain (Loss) on Securities	416.1	1.31	382.7	1.16	(837.4)	(2.53)
Net Gain on Hedges	361.0	1.14	370.8	1.12	458.5	1.38
Subtotal	7,706.8	24.35	7,291.5	21.97	6,320.4	19.09
Excluding:
Foreign Currency Translation Adjustment	(107.1)	(0.34)	(75.3)	(0.23)	(172.8)	(0.52)
Subtotal	7,813.9	24.69	7,366.8	22.20	6,493.2	19.61
Excluding:
Unrecognized Pension and Postretirement Benefit Costs	(318.6)	(1.00)	(330.7)	(1.00)	(406.5)	(1.23)
Total Stockholders’ Equity, Excluding Accumulated Other Comprehensive Income (Loss)	$8,132.5	$25.69	$7,697.5	$23.20	$6,899.7	$20.84

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APPENDIX B

APPENDIX B
UNUM GROUP 2020 EMPLOYEE STOCK PURCHASE PLAN
Purpose of the Plan
The Unum Group 2020 Employee Stock Purchase Plan (the “Plan”) is sponsored by Unum Group (the “Company”) to provide its employees and those of its subsidiaries an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of shares of the Company’s Common Stock, $0.10 par value (the “Stock”), at favorable prices and on favorable terms, and thus to develop a stronger incentive to work for the continued success of the Company.
The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (“Code”). The provisions of the Plan will be construed in a manner consistent with the requirements of such sections of the Code.
Administration; Amendment; Term of Plan
The Plan is administered by the Human Capital Committee of the Board of Directors (the “Committee”). Members of the Committee are non-employee directors who are elected by the stockholders. Members of the Committee serve without fixed terms and are appointed or removed by the Board. The Committee has the power to make, amend, and repeal rules and regulations for the interpretation and administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable. The Committee hereby delegates to and authorizes (i) the Chief Executive Officer of the Company and his or her agents to determine the terms of Shares offered and purchased under the Plan, subject to the terms of the Plan and (ii) the Executive Vice President, People and Communications of the Company or his or her delegate (the “Plan Administrator”) and the Plan Administrator’s agents, including, without limitation, the employees within the Company’s Executive Compensation department, to engage in the day-to-day administration of the Plan.
The Committee may amend, suspend, or discontinue the Plan at any time and for any reason in its sole discretion so long as any such amendment is consistent with the applicable requirements of Sections 421 and 423 of the Code. No amendments will be made without stockholder approval if such approval is required under any law or requirement of the stock exchange upon which the Stock is listed. Furthermore, any amendments that increase the number of shares reserved for issuance under the Plan may only be made with stockholder approval. The Plan shall be effective as of April 1, 2020, subject to the approval of the Company's stockholders within 12 months following approval of the Plan by the Committee, and shall continue in effect until the time that the Plan is terminated in accordance with this section.
Stock Subject to Plan; Proration of Shares; Adjustments
The Unum Group Amended and Restated Employee Stock Purchase Plan (the “Prior Plan”) shall terminate on April 1, 2020, and no options shall be granted under the Prior Plan on or following such date. The total number of shares that may be issued to all participants under the Plan may not exceed 1,500,000 shares plus any shares that were authorized for issuance under the Prior Plan that, as of April 1, 2020, remained available for issuance under the Prior Plan. Stock subject to the Plan may consist

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APPENDIX B

of unissued shares, reacquired shares or shares bought on the open market for purposes of the Plan. If an option granted under the Plan or Prior Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such option that are not purchased shall not count against the foregoing limit and shall again be available for subsequent option grants under the Plan. If the total number of shares to be purchased by all participants in any Purchase Period (as defined below) exceeds the number of shares remaining available for issuance under the Plan, a number of shares will be purchased by each participant in such Purchase Period equal to a pro rata portion of the remaining available number of shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable. If this occurs, any remaining balance in a participant’s account will be returned to the participant, without interest, as soon as practicable. Whenever any change is made in the Stock subject to the Plan or subject to deductions outstanding under the Plan (whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), action will be taken by the Committee to equitably adjust the number of shares subject to issuance under the Plan and the terms of options outstanding under the Plan.
Eligibility; Sub-Plans
All employees of the Company and its participating subsidiaries (as defined in Code Section 424(f)) are eligible to participate in the Plan, except:
(a)
Employees who own (or would own immediately following the grant of an option under the Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. For purposes of this section, the attribution rules of Code Section 424(b) shall apply in determining stock ownership of any employee.

(b)	Employees who customarily work less than 20 hours per week.
(c)	Employees who customarily work 5 months or less per calendar year.
The Committee shall indicate from time to time which of its subsidiaries, if any, are participating in the Plan.
The Committee may adopt sub-plans applicable to particular subsidiaries or non-U.S. jurisdictions. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of the provisions pertaining to the number of shares of Stock that may be issued under the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any sub-plan unless required by applicable law, including the laws of the foreign jurisdiction in which individuals participating in the sub-plan are located.
Purchase Periods and Purchase Price
Except to the extent provided otherwise by the Committee, there are four three-month “Purchase Periods” beginning January 1, April 1, July 1, and October 1 in each calendar year; provided, that the first Purchase Period during 2020 shall begin on April 1, 2020. Options to purchase shares under the Plan will be granted by the Company at the beginning of each period and are nontransferable by the employee. The Purchase Periods will end on March 31, June 30, September 30 and December 31, respectively (or at such other time or times as may be determined by the Committee). Options granted at the beginning of each Purchase Period will be exercised at the end of such Purchase Period. Unless the participating

122    2020 PROXY STATEMENT

APPENDIX B

employee withdraws from the Plan (see “Withdrawal from the Plan”), whole and fractional shares of Stock will automatically be purchased for such participating employee with the money withheld through payroll deductions during the period.
The purchase price per share is 90% of the fair market value of the Stock on the ending date of a Purchase Period. The fair market value of a share of Stock as of such date shall be the official closing market price of the Stock on the New York Stock Exchange (NYSE) (or such other exchange on which the Stock is traded). If such exchange is closed, or if no sale of the Stock occurred on this date, then the closing market price on the date preceding the ending of a Purchase Period on which there was a sale will apply.
The Committee may, in its sole discretion, establish a different purchase price or formula for determining the purchase price per share for any Purchasing Period that has not commenced so long as such modification does not result in a purchase price per share of less than the lesser of (i) 85% of the fair market value of the Stock on the commencement date of a Purchase Period or (ii) 85% of the fair market value of the Stock on the ending date of a Purchase Period.
Example of purchase price calculation (assuming Purchase Period of January 1 – March 31):
•	If the closing price on March 31 is $25.00, then the purchase price under the Plan on March 31 would be $22.50, which is 90% of $25.00.
Enrollment
Participation in the Plan for any eligible employee is voluntary. To participate, the employee must enroll in the Plan by submitting an enrollment election in accordance with instructions from the Plan Administrator. The enrollment election must be submitted during an announced enrollment period prior to the Purchase Period for which participation is to begin. By enrolling in the Plan, the employee authorizes the Company to make after-tax payroll deductions from Compensation (as defined in “Payroll Deduction Amounts”).
Payroll Deduction Amounts
A participating employee may elect payroll deduction of any amount in each pay period but not less than $10 per pay period (or such other minimum amount as may be determined by the Committee). The maximum amount per pay period that a participating employee may elect to contribute is $865 (or such other maximum amount as may be determined by the Committee). Compensation is defined, for purposes of the Plan, as the participant’s regular base wages, but excluding overtime, bonuses and any incentive pay.
Changes in Payroll Deduction
An employee may change payroll deduction amounts in such manner and at such times as specified by the Committee (or the Plan Administrator or other delegate) from time to time subject to the limitations discussed above in “Payroll Deduction Amounts”. However, any change in payroll deductions during a Purchase Period will not become effective until the first payroll deduction of the following Purchase Period. If any employee changes the deduction amount to $0, this is considered a withdrawal from the Plan. See “Withdrawal from the Plan” for further details.

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APPENDIX B

Lump Sum Purchase Payments
All payments to the Plan must be made by payroll deduction. Lump sum purchase payments are not permitted.
Maximum Amount of Purchase
Notwithstanding anything else contained herein, the maximum number of shares of Stock that a participating employee may purchase in any Purchase Period is 2,000 shares (or such other maximum amount as may be established by the Committee). Furthermore, no employee may be granted an option for any Purchase Period which permits such employee’s rights to purchase Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Stock for each calendar year in which an option is outstanding at any time. For purposes of this Section only, fair market value shall be determined as of the beginning of the Purchase Period. If a participating employee’s purchases exceed this amount, such participating employee’s excess payroll deductions will be returned, without interest, as soon as practicable.
Stock Account; Rights of a Stockholder; and Delivery of Shares
Payroll deductions on behalf of each participating employee will be used to purchase Stock of the Company, with such purchased Stock credited to an account maintained by a brokerage firm selected by the Committee.
Stock Account
Whole and fractional shares are automatically credited to a participating employee’s Stock account at the brokerage firm as soon as practicable after each Purchase Period ends. No interests in, and no further rights or obligations under, the Plan are created by crediting a participating employee’s Stock account.
Rights of a Stockholder
A participating employee will have the rights and privileges of a stockholder once the shares purchased under the Plan are credited to his or her brokerage account. Whole shares, but not fractional shares, can be voted. Dividends on shares purchased and maintained in a participating employee’s Stock account will be paid, at the participating employee’s election, either (i) in cash or (ii) by automatic reinvestment in Stock under the terms and conditions for dividend reinvestment. If a participating employee has not made an election, such dividends will automatically be reinvested in cash or in Stock in accordance with the Plan Administrator’s procedures. Shares purchased through dividend reinvestment are not offered under the Plan and are not purchased pursuant to, or at a price determined under, the Plan.
Delivery of Shares
Unless and until otherwise determined by the Committee, shares of Stock purchased pursuant to the Plan may not, for a period of two years after the date of purchase, be transferred from the brokerage account originally credited with the shares to an account maintained by a different brokerage firm.
Withdrawal from the Plan
Unless and until otherwise determined by the Committee, a participating employee may voluntarily withdraw from the Plan at any time, except during the period (the “Non-Withdrawal Period”) from the end of an enrollment period to the beginning of the Purchase Period to which such enrollment period

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relates. For example, if the enrollment period for the third quarter Purchase Period is from June 1 to June 21, then a participating employee will not be permitted to withdraw from the Plan during the period from June 22 to June 30, and amounts withheld by payroll deduction during the second quarter Purchase Period, including during the Non-Withdrawal Period, will be used to purchase shares of Stock at the end of the second quarter Purchase Period.
If a withdrawal occurs for any reason, the participating employee’s interest in the Plan terminates. To voluntarily withdraw, a participating employee must notify the Plan Administrator in accordance with instructions provided by the Plan Administrator. If a participating employee becomes ineligible to participate in the Plan for any reason, the Company will automatically withdraw the employee from the Plan.
When a participating employee withdraws from the Plan, the Company will cease payroll deductions, and any payroll deductions that may have accumulated in the Purchase Period during which such withdrawal occurs will be refunded as soon as practicable, without interest. A participating employee who withdraws from the Plan must re-enroll in the Plan (in accordance with the requirements set forth in “Enrollment” above) before the employee may participate again. Accordingly, a participating employee who withdraws from the Plan may participate in the Plan again, if then eligible, as early as the beginning of the Purchase Period immediately following the date of withdrawal if the employee re-enrolls in the Plan during an enrollment period ending prior to such Purchase Period.
Termination of Employment
Upon any termination of employment while participating in the Plan, such employee’s participation will automatically end on the date of termination of employment, and any payroll deductions that have accumulated will be refunded as soon as practicable, without interest. In the event of a participating employee’s death, funds will be refunded to the named beneficiary of the payroll deduction account, or if a beneficiary has not been named, to such deceased employee’s estate.
Transferability
Neither payroll deductions nor any rights to exercise an option or to receive shares of Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a participating employee attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to withdraw from the Plan (see “Withdrawal from the Plan” above).
Governing Law; Compliance with Law
The Plan will be construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The Company’s obligation to sell and deliver shares of Stock hereunder will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a participant’s participation in the Plan.

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APPENDIX C
UNUM EUROPEAN HOLDING COMPANY LIMITED SAVINGS-RELATED SHARE OPTION SCHEME 2021
1.	DEFINITIONS AND INTERPRETATION
In this Scheme, the following words and expressions shall, where the context so permits, have the following meanings:
“Acquisition Price”	means the price at which each Share subject to an Option may be acquired on the exercise of that Option, being (subject to Rule 10) the higher of:
(a) ninety per cent (90%) of the Market Value of a Share on the day preceding the date that the invitation to apply for that Option was issued pursuant to Rule 2; or
(b) if Shares are to be subscribed for, the nominal value of a Share;
“Appropriate Period”	means the applicable period prescribed in paragraph 38 of Schedule 3;
“Associated Company”	has the meaning it bears in paragraph 47 of Schedule 3;
“Auditors”	means the auditors for the time being of Unum Group (acting as experts and not as arbitrators);
“Bonus”	means any sum payable by way of bonus under a Savings Contract being the additional payment made by the nominated Savings Authority when repaying contributions under a Savings Contract and:
(a) “Three Year Bonus” shall mean the Bonus payable under a Three Year Savings Contract; and
(b) “Five Year Bonus” shall mean the Bonus payable on the first date on which a Bonus is payable under a Five Year Savings Contract;
“Bonus Date”	means the earliest date on which the relevant Bonus is payable;
“Constituent Company”	means Unum Group and any other company which is for the time being nominated by the board of Unum Group to be a Constituent Company being:
(a) a company of which Unum Group has Control; or
(b) a jointly owned company which:
(i) is not under the Control of any single person; and
(ii) is under the joint Control of the Unum Group and one other person; and
(iii)
is not a participating company in any savings-related share option scheme established by any other company and which is either approved by HMRC under Schedule 3, or a Schedule 3 SAYE option scheme (within the meaning of paragraph 1 of Schedule 3); or

(c)
a company which is under the Control of a jointly owned company which satisfies the conditions in paragraph (b) above and which itself satisfies the condition in subparagraph (iii) thereof provided that if any company which has been nominated as a Constituent Company by virtue of satisfying the conditions in paragraphs (b) or (c) above shall cease to satisfy any of those conditions (unless as a consequence of such cessation it becomes under the Control of Unum Group) it shall forthwith cease to be a Constituent Company;

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“Control”	has the meaning given by section 995 of the Income Tax Act of 2007;
“Date of Grant”	means, in relation to any Option, the date on which the Option is, was or is to be granted;
“Dealing Day”	means any weekday (excluding Saturday) which is not a statutory, public or bank holiday in either the United Kingdom or the United States of America;
“Eligible Employee”	means:
(a) any employee of any Constituent Company, or
(b) any director of any Constituent Company who devotes to his duties 25 hours or more per week (excluding meal breaks), in each case who:
(i) had on the day preceding the date of issue of the relevant invitations pursuant to Rule 2.1 been such an employee or director for 6 weeks or more, and;
(ii) is chargeable to tax in respect of his office or employment under section 15 of ITEPA; or
(c) any other director or employee of any Constituent Company whom the board of Unum European Holding Company Limited may in its discretion and from time to time select;
“HMRC”	means Her Majesty’s Revenue & Customs;
“ITEPA”	means the Income Tax (Earnings and Pensions) Act 2003;
“Key Feature”	means a provision of this Scheme which is necessary in order to meet the requirements of Schedule 3;
“Market Value”	means in relation to a Share:
(a)
if the Shares are not listed on the New York Stock Exchange or other recognised stock exchange (within the meaning of section 1005 of the Income Tax Act 2007), the market value as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of this Scheme with HMRC Shares and Assets Valuation; or

(b)
if the Shares are listed on the New York Stock Exchange or other recognised investment or stock exchange, the closing market quotation of the New York Stock Exchange, as reported in the Wall Street Journal, for the Dealing Day preceding the relevant date of invitation to apply for the Option to acquire such Shares issued pursuant to Rule 2;

“Maximum Contribution”
means the maximum permitted aggregate Monthly Contribution which may be made under all Savings Contracts linked to Options granted to a participant under this Scheme or any other savings-related share option scheme notified to HMRC under Schedule 3, being the lesser of:

(a) £500 per month (or, if greater, the maximum amount specified in paragraph 25(3)(a) of Schedule 3); and
(b) such other maximum as may be determined from time to time by the board of Unum European Holding Company Limited;
“Monthly Contribution”	means the monthly savings contribution (being a multiple of £1 and no less than £10) agreed to be paid by an Optionholder under his Savings Contract;
“Option”	means a right to acquire Shares by purchase or subscription granted (whether by Unum European Holding Company Limited or a third party) pursuant to this Scheme;
“Optionholder”	means an Eligible Employee to whom an Option has been granted under this Scheme, or his personal representatives;

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“Option Certificate”	means a certificate issued to an Optionholder in respect of any Option;
“Personal Data”
means any personal information which could identify an Optionholder, including but not limited to, the Optionholder’s date of birth, home address, telephone number, e-mail address or National Insurance number;

“Savings Authority”
means the building society, bank or Department of National Savings recognised by the board of Unum European Holding Company Limited from time to time for the purpose of receiving Monthly Contributions under Savings Contracts;

“Savings Contract”
means a contract under a certified SAYE savings arrangement (within the meaning of section 703 of the Income Tax (Trading and Other Income) Act 2005) approved by HMRC for the purpose of Schedule 3 and “Three Year Savings Contract” and “Five Year Savings Contract” shall be construed accordingly;

“Schedule 3”	means Schedule 3 to ITEPA;
“this Scheme”	means the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021 constituted and governed by these Rules, as from time to time amended;
“Share”	means common stock in the capital of Unum Group which satisfies the conditions specified in paragraphs 18 to 22 inclusive of Schedule 3;
“Subsisting Option”	means an Option which has neither lapsed nor been exercised; and
“Unum Group”
means Unum Group, a Delaware general business corporation whose principal executive offices are at 1 Fountain Square, Chattanooga, Tennessee 37402, United States of America, and including any delegates of Unum Group as may be set forth in this Scheme.

References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural and vice versa and words importing the masculine shall include the feminine and vice versa.

2.	INVITATIONS TO APPLY FOR OPTIONS
2.1
The board of Unum European Holding Company Limited may, if in their absolute discretion they think fit, invite all Eligible Employees to apply for the grant of Options. Such invitations shall be made on identical terms to all Eligible Employees at such times as the board of Unum European Holding Company Limited shall direct.

2.2
Invitations shall be made in writing and shall include details of the following matters which shall be determined by the board of Unum European Holding Company Limited in accordance with any resolution or other actions by the Human Capital Committee of Unum Group:

(a)	the Acquisition Price at which each Share may be acquired on the exercise of an Option granted in response to the application;
(b)	the latest date by which applications must be received, being neither earlier than 14 days nor later than 21 days after the date of the invitations;
(c)	the Maximum Contribution; and
(d)	whether the applicable Savings Contract is:
(i)	a Three Year Savings Contract;
(ii)	a Five Year Savings Contract; or

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(iii)	either a Three Year Savings Contract or a Five Year Savings Contract, as the applicant shall select.
(e)	whether or not the Shares may be subject to any restrictions (as defined in paragraph 48(3) of Schedule 3) and if they are, the details of the restrictions.
2.3	Each invitation shall be accompanied by:
(a)	a proposal form for a Savings Contract; and
(b)	an application form.
2.4	An application form shall be in such form as the board of Unum European Holding Company Limited may from time to time prescribe save that it must provide for the applicant to state:
(a)	the Monthly Contribution (being a multiple of £1 and not less than £10) which he wishes to make under the related Savings Contract;
(b)
that his proposed Monthly Contribution (when taken together with any Monthly Contribution he makes under any other Savings Contract linked to an Option granted to him under this Scheme or any other savings-related share option scheme which is either approved by HMRC under Schedule 3 or a Schedule 3 SAYE option scheme (within the meaning of paragraph 1 of Schedule 3)) will not exceed the Maximum Contribution specified in the invitation; and

(c)	if the board of Unum European Holding Company Limited has determined that an applicant may select either a Three Year Savings Contract or a Five Year Savings Contract, his selection in that respect.
2.5
Each application shall provide that, in the event of scaling down in accordance with Rule 3, the board of Unum European Holding Company Limited is authorised by the applicant to modify his application to apply such scaling down.

2.6
Each application shall be deemed to be for an Option over the largest whole number of Shares as can be acquired at the Acquisition Price with the expected repayment under the related Savings Contract at the appropriate Bonus Date.

3.	SCALING DOWN
3.1
To the extent that valid applications are received in excess of any maximum number of Shares which may be determined by the board of Unum Group or, in the absence of any such determination after the effective date of this Scheme, the limit in Rule 5, including any reductions provided for therein, the board of Unum European Holding Company Limited shall scale down applications to the extent necessary in one of the following ways as may be determined by it in its discretion:

(a)	in the event that the applicable Savings Contracts are Five Year Savings Contracts or applicants are permitted to select Five Year Savings Contracts:
(i)	by treating all Five Year Savings Contracts as Three Year Savings Contracts; and then so far as necessary

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(ii)	first by reducing pro rata the proposed monthly contributions in excess of £10 and then, so far as necessary selecting by lot;
 or
(b)	alternatively, by reducing pro rata the proposed Monthly Contributions in excess of £10 and then, so far as necessary, selecting by lot.
3.2
Each application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the board of Unum European Holding Company Limited shall complete each Savings Contract proposal form to apply any reduction in Monthly Contributions resulting therefrom.

4.	GRANT OF OPTIONS
4.1
No later than 30 days (or 42 days in the event that applications are scaled down under Rule 3) after the day by reference to which the Acquisition Price was fixed, the board of Unum European Holding Company Limited shall grant to each applicant who is still at the Date of Grant an Eligible Employee and is not precluded from participation in this Scheme by virtue of paragraph 10 of Schedule 3 an Option over the number of Shares for which, pursuant to Rule 2.6 and subject to Rule 3 he is deemed to have applied.

4.2	As soon as is practicable after having granted an Option to an Eligible Employee the board of Unum European Holding Company Limited shall issue to him an Option Certificate in respect of such Option.
4.3	The Option Certificate shall be in such form, not inconsistent with these Rules, as the board of Unum European Holding Company Limited shall determine from time to time and shall state:
(a)	the Date of Grant of the Option; and
(b)	the Acquisition Price payable for each Share under the Option.
4.4
Subject to the right of an Optionholder’s personal representatives to exercise an Option as provided in Rule 6.4, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged. Any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each Option Certificate shall carry a statement to this effect.

5.	SCHEME LIMITS
5.1
The maximum number of Shares which may be allocated for subscription or purchase under this Scheme shall not exceed 200,000 Shares of Unum Group’s issued common stock, as adjusted pursuant to Rule 10 below, if applicable.

5.2	For the purpose of the limit contained in Rule 5.1:
(a)	any Shares which are already in issue when placed under Option; and
(b)	any Shares comprised in any Option which is exercised,

shall be included for the purpose of calculating the number of Shares under option as well as the number of Shares available for placing under Option. For the avoidance of doubt, any Shares granted under an option that has lapsed without exercise (in whole or in part) shall be excluded for the purpose of calculating the number of Shares under Option as well as the number of Shares available for placing under Option, for the purpose of the limit contained in Rule 5.1.

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5.3
No Option shall be granted to an Eligible Employee if the Monthly Contribution under the related Savings Contract would, when added to the Monthly Contributions then being made under any other Savings Contract, exceed the maximum specified in paragraph 25 of Schedule 3.

6.	RIGHTS OF EXERCISE OF OPTIONS
6.1	Save as provided
(a)	in Rules 6.4, 6.5 and 6.7, and subject to Rule 7 an Option may be exercised only during the period commencing with the Bonus Date under the related Savings Contract; and
(b)	in Rules 6.4(a) and (b), an Option may not be exercised after the expiry of the period of six months following the relevant Bonus Date.
6.2	Save as provided in Rules 6.4 and 6.5, an Option may only be exercised by an Optionholder while he is a director or employee of a Constituent Company or an Associated Company of a Constituent Company.
6.3	An Option may be exercised by the personal representatives of a deceased Optionholder:
(a)	during the period of one year following the date of the Optionholder’s death if such death occurs before the Bonus Date; or
(b)	during the period of one year following the Bonus Date if the Optionholder’s death occurs within the period of six months after the Bonus Date.
6.5	If an Optionholder ceases to be an Eligible Employee by reason of:
(a)	injury or disability (evidenced to the satisfaction of Unum European Holding Company Limited) ; or
(b)	redundancy (within the meaning of the Employment Rights Act 1996 or Employment Rights (Northern Ireland) Order 1996; or
(c)	retirement; or
(d)	a service provision charge or the transfer of the business, undertaking or part-undertaking in which the Optionholder is employed to a person other than a Constituent Company; or
(e)	the company by which the Optionholder is employed ceasing to be under the Control of Unum Group; or
(f)	the circumstances described in paragraph 34(2)(d) of Schedule 3; or
(g)	provided more than three years have elapsed since the relevant Date of Grant:
(i)	early retirement by agreement with his employer; or
(ii)
pregnancy, and for the purposes of this Scheme, a woman who leaves employment due to pregnancy or confinement will be regarded as having left such employment on the earlier of the date she notifies the relevant Constituent Company of her intention not to return and the last day of the 52 week period of maternity leave; or

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(iii)	where an individual gives notification that they will not be returning from parental leave (within the meaning of the Employment Relations Act 1999), the Option may be exercised within the period of six months following such cessation provided that if at a Bonus Date an Optionholder has ceased to hold any office or employment with a Constituent Company but holds an office or employment within an Associated Company or a company under the Control of Unum Group he may exercise an Option within six months of that Bonus Date.

6.6	An Option shall lapse on the occurrence of the earliest of the following:
(a)	subject to Rule 6.6(b), the expiry of the period of six months following the Bonus Date; or
(b)	where the Optionholder has died, the expiry of the period during which the Option may be exercised in accordance with Rules 6.4(a) or (b); or
(c)
subject to Rule 9, the expiry of any of the applicable periods specified in Rules 6.4 and 6.5 and Rules 8.1, 8.2 and 8.3 but where an Optionholder dies while time is running under Rule 6.5, the Option shall not lapse until the expiry of the relevant period in Rule 6.4(a) or (b); or

(d)
the date on which an Optionholder ceases to be a director or employee of any Constituent Company or any Associated Company of Unum Group for any reason other than his death or those specified in Rule 6.5; or

(e)
the date which is six months after the date on which a resolution is passed by either or both of Unum Group or Unum European Holding Company Limited, or an order is made by an appropriate court having jurisdiction over Unum Group or Unum European Holding Company Limited, or both, as the case may be (a “Court”), for the compulsory winding up of either or both of Unum Group or Unum European Holding Company Limited; or

(f)	the date on which the Optionholder becomes bankrupt or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.
7.	EXERCISE OF OPTIONS
7.1	No Option may be exercised at any time when the Shares which may thereby be acquired do not satisfy the conditions specified in paragraph 18 to 22 of Schedule 3.
7.2
An Option may only be exercised with monies not exceeding the amount of repayment (including any Bonus or interest) made under the related Saving Contract. For this purpose, repayment under the Savings Contract shall exclude the repayment of any Monthly Contribution the due date for payment of which falls more than one month after the date on which repayment is made.

7.3
Save as otherwise provided in this Scheme, an Option shall be exercisable in whole or in part by notice in writing (in the form prescribed by Unum European Holding Company Limited) given by the Optionholder (or his personal representatives, as the case may be) to Unum European Holding Company Limited. The notice of exercise of the Option shall be accompanied by the relevant Option Certificate and a remittance for the aggregate of the Acquisition Prices payable.

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7.4
Within 30 days of receipt of a notice of exercise, the Option Certificate and the appropriate remittance, the board of Unum European Holding Company Limited shall procure the allotment or procure the transfer of the Shares in respect of which the Option has been validly exercised and shall issue a definitive certificate in respect of the Shares allotted or transferred unless the board of Unum European Holding Company Limited considers that such allotment or transfer would not be lawful in the relevant jurisdiction.

7.5
Shares allotted under this Scheme shall rank pari passu in all respects with the Shares of the same class for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment and, in the case of a transfer of existing Shares, the transferee shall not acquire any rights attaching to such Shares by reference to a record date prior to the date of such transfer.

7.6	When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.
7.7
If and so long as the Shares are listed on the New York Stock Exchange, Unum Group shall apply to the New York Stock Exchange for any Shares allotted under this Scheme to be listed on the New York Stock Exchange.

8.	TAKEOVERS AND LIQUIDATIONS
8.1	If any person obtains Control of Unum Group as a result of making:
(a)
a general offer to acquire the whole of the issued common stock of Unum Group which is made on a condition such that it is satisfied the person making the offer will have Control of the company for which it made the general offer; or

(b)	a general offer to acquire all the shares in Unum Group which are of the same class as the Shares,

then any Subsisting Option may be exercised within six months of the time when the person making the offer has obtained Control of Unum Group and any condition subject to which the offer is made has been satisfied. For the purposes of this Rule 8.1 a person shall be deemed to have obtained Control of Unum Group if he and others acting in concert with him have together obtained Control of it.

8.2
In Rule 8.1, references to the issued common stock of Unum Group does not include any common stock already held by the person making the offer or a person connected with that person and references to shares in the Unum Group does not include any shares in the Unum Group already held by the person making the offer or a person connected with that person. It does not matter, for the purposes of Rule 8.1 if the general offer is made to different persons by different means.

8.3
If, under section 899 of the Companies Act 2006 or relevant equivalent legislation in the United States of America, a Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of Unum Group or its amalgamation with any other company or companies, any Subsisting Option may be exercised upon a Court sanctioning such compromise or arrangement, or within six months of a Court sanctioning such compromise or arrangement.

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8.4
If any person becomes bound or entitled to acquire Shares in Unum Group under sections 979 to 982 or 983 to 985 of the Companies Act 2006 or relevant equivalent legislation in the United States of America any Subsisting Option may be exercised at any time when that person remains so bound or entitled.

8.5	If a Foreign Company Reorganisation is effected which is applicable to or affects:
(a)	all the issued common stock of Unum Group or all the shares of the same class as the Shares; or
(b)
all the shares, or all the shares of that same class, which are held by a class of shareholders identified other than by reference to their employments or directorships or their participation in a Schedule 3 SAYE option scheme (as defined in Paragraph 40A of Schedule 3);

then any Subsisting Option may be exercised within six months of the date on which the Foreign Company Reorganisation becomes binding on the shareholders or stockholders covered by it.
8.6	For the purposes of Rule 8.4, a Foreign Company Reorganisation is an arrangement made in relation to a company under the law of a territory outside the United Kingdom:
(a)
which gives effect to a reorganisation of the company’s share capital by the consolidation of shares of different classes, or by the division of shares into shares of different classes or by both of these methods; and

(b)
which is approved by a resolution of the members of the relevant company in circumstances where the members voting in favour of approving the arrangement represent more than 50% of the total voting rights of all the members having the right to vote on the issue.

8.7	If Unum Group passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.
8.8
If a change of Control occurs in the circumstances described in Rule 8.1 or as a result of an event specified in Rule 8.3, 8.4 or 8.5 and, as a result of the change of Control, Shares will no longer satisfy the requirements of Part 4 of Schedule 3, Options may be exercised with the period of 20 days following the change of Control. If the Option is not exercised, the Option will lapse on the expiry of 20 days following the change of Control.

8.9
If the board of Unum Group reasonably expects an event as described in either of Rules 8.1, 8.3, 8.4 or 8.5 to occur, it may make arrangements permitting Options to be exercised for a period of 20 days ending with that event. If an Option is exercised under this Rule, it will be treated as having been exercised in accordance with either Rule 8.1, 8.3, 8.4 or 8.5, as appropriate. If the board of Unum Group makes arrangements for the exercise of Options under this Rule 8.9 in respect of an event, then unless the board determines otherwise any Option not exercised in accordance with those arrangements will lapse on the date of the relevant event, and if the relevant event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.

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9.	EXCHANGE OF OPTIONS ON A TAKEOVER
9.1
Notwithstanding the provisions of Rule 8, if any company (“the Acquiring Company”) obtains Control of Unum Group or becomes bound or entitled to acquire shares in Unum Group within any of the sets of circumstances specified in Rules 8.1, 8.3, 8.4 and 8.5, any Optionholder may at any time within the Appropriate Period, by agreement with the Acquiring Company, release each Subsisting Option (“the Old Option”)in consideration of the grant to him of a new Option (“the New Option”) which satisfies the conditions that it:

(a)	is over shares in the Acquiring Company or some other company falling within paragraph 39(2)(b) of Schedule 3, which satisfy the conditions specified in paragraphs 18 to 22 inclusive of Schedule 3;
(b)
is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate market value equal to the aggregate market value of the Shares subject to the Old Option immediately before its release;

(c)
has an Acquisition Price per share such that the aggregate price payable on the complete exercise of the New Option equals the aggregate price which would have been payable on complete exercise of the Old Option; and

(d)	is otherwise identical in terms to the Old Option.

Where any New Options are granted pursuant to this Rule 9.1 they shall be regarded for the purposes of the subsequent application of the provisions of this Scheme as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted, Rules 6, 7, 8, 9, 10, 14.2, 14.3, 14.4 and 14.5 (and, in relation to expressions used in those Rules, Rule 1) of this Scheme shall, in relation to the New Options, be construed as if references to Unum Group and to the Shares were references to the Acquiring Company and to shares in the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate and to the shares in that other company, but references to Constituent Company shall continue to be construed as defined herein.

9.2
For the purpose of Rule 9.1(b), the relevant market values shall be determined using a methodology agreed with HM Revenue & Customs, and without reference to any restrictions (as defined in paragraph 48(3) of Schedule 3) to which the relevant Shares may be subject.

9.3
As soon as practicable after having granted the New Option in accordance with the provisions of Rule 9.1 the Acquiring Company shall issue an Option Certificate in respect of such Option or shall procure that such an Option Certificate is issued. The Option Certificate shall state:

(a)	the date on which the Old Option (which has been released in consideration of the grant of the New Option) was granted;
(b)	the number and class of shares subject to the New Option;
(c)	the Acquisition Price payable for each share under the New Option;
(d)	the last date on which a notice exercising the New Option can be given, and subject as aforesaid shall be issued in such form and manner as the board of Unum European Holding Company Limited may from time to time prescribe.

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9.4	Unum Group will remain the scheme organiser (as defined in paragraph 2(2) of Schedule 3) following the release of the Old Options and the grant of any New Options.
9.5
Where in accordance with Rule 9.1 Subsisting Options are released and New Options granted, the New Option shall not be exercisable in accordance with Rules 8.1 to 8.5 by virtue of the event by reason of which the New Options were granted.

10.	VARIATION OF SHARE CAPITAL
10.1
In the event of any capitalisation, consolidation, sub-division, reorganisation or reduction of the share capital of Unum Group and in respect of any discount element in any rights issue or any other variation in the share capital of Unum Group:

(a)	the number and description (but not the class) of Shares or other securities comprised in an Option;
(b)	their Acquisition Price; and
(c)
where an Option has been exercised but no Shares have been allotted or transferred in satisfaction of such exercise, the number and description (but not the class) of Shares or other securities to be so allotted or transferred and their Acquisition Price, shall be varied in such manner as the board of Unum Group determines to be appropriate and (save in the event of a capitalisation) the Auditors shall confirm in writing to be in their opinion fair and reasonable, provided:

(d)	that no variation shall be made which would result in the Acquisition Price for an allotted Share being less than its nominal value;
(e)	that the total Market Value of Shares is subject to the Option is substantially the same immediately after the variation or variations as it was immediately before the variation or variations;
(f)	that the total Acquisition Price immediately after the variation or variations is substantially the same as it was immediately before the variation or variations;
(g)
the aggregate amount payable on the exercise of an Option in full is neither materially changed nor is increased beyond the expected repayment under the Savings Contract at the appropriate Bonus Date; and

(h)	following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 18 to 22 of Schedule 3.
10.2
The board of Unum Group may take such steps as it may consider necessary to notify Optionholders of any adjustments made under Rule 10.1 and to call in, cancel, endorse, issue or re-issue any Option Certificate consequent upon such adjustment.

11.	ADMINISTRATION
11.1	The board of Unum Group shall have power from time to time
(a)	to make and vary such regulations (not being inconsistent with this Scheme) for the implementation and administration of this Scheme as they think fit; and

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(b)
to delegate some or all of its powers to a Committee consisting of not less than one person including a ‘direct delegate’ or an ‘indirect delegate.’ A direct delegate for these purposes is the Human Capital Committee of Unum Group and an indirect delegate for these purposes is the CEO, or the Executive Vice President, People and Communications of Unum Group.

11.2
The decision of the board of Unum Group shall be final and binding in all matters relating to this Scheme (other than in the case of matters to be determined or confirmed by the Auditors in accordance with this Scheme).

11.3	The costs of establishing and administering this Scheme shall be borne by Unum European Holding Company Limited.
11.4
Neither Unum Group nor Unum European Holding Company Limited shall be obliged to provide Eligible Employees or Optionholders with copies of any notices circulars or other documents sent to stockholders of Unum Group.

12.	DATA PROTECTION
 By accepting the grant of an Option, each Optionholder agrees to:
(a)
the collection, use and processing by Unum Group, Unum European Holding Company Limited, any other Constituent Company and any administrator of the Scheme of Personal Data relating to the Optionholder, for all purposes reasonably connected with the administration of this Scheme and the subsequent registration of the Optionholder or any other person as a holder of Shares acquired pursuant to the exercise of an Option;

(b)
Unum Group, Unum European Holding Company Limited, any other Constituent Company and any administrator of the Scheme transferring Personal Data to or between any such persons for all purposes reasonably connected with the administration of the Scheme;

(c)	the use of such Personal Data by any such person for such purposes in accordance with current data protection legislation; and
(d)	the transfer to and retention of such Personal Data by any third party for such purposes.
13.	AMENDMENTS
13.1	The Rules may be amended in any respect by resolution of the board of Unum Group provided that:
(a)
where any alteration is to the material advantage of Eligible Employees or Optionholders or would increase the limit specified in Rule 5.1, it will not be effective without the prior approval of Unum Group in general meeting;

(b)	where any amendment would abrogate or adversely affect the subsisting rights of Optionholders it will not be effective unless such amendment is approved by the board of Unum Group; and
(c)	where there is an amendment to a Key Feature, the board of Unum Group must comply, or procure that Unum European Holding Company Limited complies, with the requirement of

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paragraph 40B(6) of Schedule 3 to make a declaration in the annual return to HMRC for the relevant tax year that the requirements of Parts 2 to 7 of Schedule 3 are met in relation to this Scheme;
except that any amendment or addition which the board of Unum Group considers necessary or desirable in order to:
(d)	benefit the administration of this Scheme; or
(e)	comply with or take account of the provisions or any proposed or existing legislation; or
(f)	take account of any of the events mentioned in Rule 10; or
(g)
obtain or maintain favourable tax or regulatory treatment (by, from or with respect to any taxing or revenue authority) for Unum Group, Unum European Holding Company Limited or any other Constituent Company or any Optionholder, may be made by resolution of the board of Unum Group, or if authorised by the board of Unum Group, of the board of Unum European Holding Company Limited, provided that such amendments or additions do not affect a Key Feature of this Scheme. In any instance in this Section 13.1 in which the consent of the Board of Directors of Unum Group is required, its Human Capital Committee, comprised of independent directors of the Board of Directors of Unum Group, shall have the authority and/or responsibility to act or refrain from any action assigned under these Rules to the Board of Directors of Unum Group in accordance with action of such Board of Directors granting such authority.

13.2
Written notice of any material amendments to this Scheme, meaning for purposes of this Rule 13 any amendment to a Key Feature, shall be given to all Optionholders by Unum European Holding Company Limited within a reasonable time after any such amendment is approved.

14.	GENERAL
14.1
This Scheme shall commence upon the later of the date of approval by Unum Group in a general meeting and the date of its adoption by the board of Unum Group and shall (unless previously terminated by a resolution of the board of Unum Group) terminate upon the expiry of the period of 5 years from such date. Upon termination (howsoever occurring) no further Options may be granted but such termination shall be without prejudice to any accrued rights in existence at the date thereof.

14.2
Unum Group will at all times keep available sufficient authorised and unissued Shares, or shall ensure that sufficient Shares will be available, to satisfy the exercise to the full extent still possible of all Subsisting Options, taking account of any other obligations of Unum Group to issue Shares.

14.3	Notwithstanding any other provisions of this Scheme:
(a)
this Scheme shall not form part of any contract of employment or agreement for service or services between any Constituent Company and any employee or officer of any such company and the rights and obligations of any individual under the terms of his office or employment with any Constituent Company shall not be affected by his participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever;

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(b)
this Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against any Constituent Company directly or indirectly, or give rise to any cause of action at law or in equity against any Constituent Company; and

(c)
no Optionholder shall be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with any Constituent Company for any reason whatsoever.

14.4
Save as otherwise provided in this Scheme any notice or communication to be given to any Eligible Employee or Optionholder, but not including Option Certificates or share certificates, may be personally delivered, sent by electronic means, posted to a website generally accessible to such eligible Employees and Optionholders, or sent by ordinary post to his last known address. A notice delivered personally shall be deemed to have been received upon the earlier of delivery in person, acceptance or refusal to accept such communication. Where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped. Where a notice is sent electronically or posted to a website as described herein, the notice shall be deemed to have been received 24 hours after the same was sent or posted, as the case may be. Option Certificates or share certificates shall be delivered personally or sent by ordinary post to the last known address of the Eligible Employee or Optionholder concerned. Where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped. Option Certificates or share certificates and other communications sent by post will be sent at the risk of the Eligible Employee or Optionholder concerned and neither Unum Group, Unum European Holding Company Limited or any Constituent Company shall have any liability whatsoever to any such person in respect of any notification, document, Option Certificate or share certificate or other communication so given, sent to made.

14.5
All notices to be provided by any Eligible Employee or Optionholder or any representative thereof shall be delivered or sent to Unum European Holding Company Limited at its registered office and shall be effective upon receipt.

14.6	This Scheme and all Options granted under it shall be governed by and construed in accordance with English law.
14.7
Any dispute arising out of or in connection with this Scheme, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause.

(a)	the number of arbitrators shall be one;
(b)	the seat, or legal place, of arbitration shall be London, England;
(c)	the language to be used in the arbitral proceedings shall be English; and
(d)	the governing law of the contract shall be the substantive law of England.

2020 PROXY STATEMENT    139

UNUM GROUP
1 FOUNTAIN SQUARE
CHATTANOOGA, TN 37402

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 27, 2020, the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UNM2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 27, 2020, the day before the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D10467-Z77058

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNUM GROUP

The Board of Directors recommends a vote FOR each of the nominees listed.

1. Election of Directors:

	For	Against	Abstain
1a. Theodore H. Bunting, Jr.	☐	☐	☐
1b. Susan L. Cross	☐	☐	☐
1c. Susan D. Devore	☐	☐	☐
1d. Joseph J. Echevarria	☐	☐	☐
1e. Cynthia L. Egan	☐	☐	☐
1f. Kevin T. Kabat	☐	☐	☐
1g. Timothy F. Keaney	☐	☐	☐
1h. Gloria C. Larson	☐	☐	☐
1i. Richard P. McKenney	☐	☐	☐
1j. Ronald P. O'Hanley	☐	☐	☐
1k. Francis J. Shammo	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. To approve on an advisory basis, the compensation of the company's named executive officers.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2020.	☐	☐	☐
4. To approve the Unum Group 2020 Employee Stock Purchase Plan.	☐	☐	☐
5. To approve the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D10468-Z77058

UNUM GROUP
Annual Meeting of Shareholders
May 28, 2020 10:00 AM Eastern Daylight Time
www.virtualshareholdermeeting.com/UNM2020
This Proxy is solicited on behalf of the Board of Directors of Unum Group

The undersigned hereby appoints Steven A. Zabel and Lisa G. Iglesias, or either of them, proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in Unum Group, at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. **If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Board of Directors' recommendations provided on the reverse side of this card, and at their discretion on any other matters that may properly come before the meeting.**

This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held in the Unum Group 401(k) Retirement Plan or to the broker-dealer for shares held in the Employee Stock Purchase Plan. If voting instructions representing shares in the foregoing employee benefit plans are not received, those shares will not be voted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 4 AND 5. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side